AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 22, 2002
                                                      Registration No. 333-
==============================================================================

                     Securities and Exchange Commission
                           Washington, D.C. 20549
                         -------------------------

                                  FORM S-1
          Registration Statement Under the Securities Act of 1933


                        MMCA AUTO OWNER TRUST 2002-4
                     (Issuer with respect to the Notes)
           (Exact name of registrant as specified in its charter)


                       MMCA AUTO RECEIVABLES TRUST II
                         (Originator of the Issuer)
           (Exact name of registrant as specified in its charter)


       Delaware                            9999                          33-0869011
(State or other jurisdiction of   (Primary Standard Industrial   (I.R.S. Employer Identification No.)
incorporation or organization)     Classification Code No.)

                            6363 Katella Avenue
                       Cypress, California 90630-5205
                               (714) 236-1615
            (Address, including zip code, and telephone number,
     including area code, of registrant's principal executive offices)
                         -------------------------

                             Steven E. Grimaldi
                            6363 Katella Avenue
                       Cypress, California 90630-5205
                               (714) 236-1615
         (Name, address, including zip code, and telephone number,
                 including area code, of agent for service)
                         -------------------------

                                 Copies to:

        David H. Midvidy, Esq.                     Dale W. Lum, Esq.
 Skadden, Arps, Slate, Meagher & Flom LLP      Sidley Austin Brown & Wood LLP
        Four Times Square                         555 California Street
     New York, New York 10036                San Francisco, California 94104


         Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]


                                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------
        Title of Each                                    Proposed Maximum     Proposed Maximum       Amount of
      Class of Securities                Amount to        Offering Price         Aggregate         Registration
       to be Registered               be Registered         per Unit          Offering Price           Fee
-------------------------------------------------------------------------------------------------------------------
   % Class A-1 Asset Backed Notes.   $166,666.66             100%               $166,666.66           $15.33
-------------------------------------------------------------------------------------------------------------------
   % Class A-2 Asset Backed Notes.   $166,666.66             100%               $166,666.66           $15.33
-------------------------------------------------------------------------------------------------------------------
   % Class A-3 Asset Backed Notes.   $166,666.67             100%               $166,666.67           $15.33
-------------------------------------------------------------------------------------------------------------------
   % Class A-4 Asset Backed Notes.   $166,666.67             100%               $166,666.67           $15.33
-------------------------------------------------------------------------------------------------------------------
   % Class B Asset Backed Notes...   $166,666.67             100%               $166,666.67           $15.34
-------------------------------------------------------------------------------------------------------------------
   % Class C Asset Backed Notes...   $166,666.67             100%               $166,666.67           $15.34
-------------------------------------------------------------------------------------------------------------------

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                           Subject to Completion
                   Preliminary Prospectus Dated       , 2002

PROSPECTUS



                             $
                        MMCA Auto Owner Trust 2002-4
                      $ % Class A-1 Asset Backed Notes
                      $ % Class A-2 Asset Backed Notes
                      $ % Class A-3 Asset Backed Notes
                      $ % Class A-4 Asset Backed Notes
                       $ % Class B Asset Backed Notes
                       $ % Class C Asset Backed Notes

                       MMCA Auto Receivables Trust II
                                   Seller


                             [GRAPHIC OMITTED]
                                  Servicer


                                                        Underwriting Discounts           Net Proceeds
                                 Price*                    And Commissions                 To Seller

Class A-1 Notes............ $              (     %)  $             (       %)  $                   (      %)

Class A-2 Notes............ $              (     %)  $             (       %)  $                   (      %)

Class A-3 Notes............ $              (     %)  $             (       %)  $                   (      %)

Class A-4 Notes............ $              (     %)  $             (       %)  $                   (      %)

Class B Notes.............. $              (     %)  $             (       %)  $                   (      %)

Class C Notes.............. $              (     %)  $             (       %)  $                   (      %)
                            -----------              ------------              ------------
     Total..................$                        $                         $
                            ===========              ============              ============

----------------
*   The price of the notes will also include any interest accrued on the notes from the date the notes are issued.

Interest on and principal of the notes will be payable monthly, on the 15th
or the first business day after the 15th, beginning      , 2002.

Consider carefully the risk factors beginning on page 7.

The notes represent obligations of MMCA auto Owner Trust 2002-4 and are backed only by the assets of MMCA Auto Owner Trust 2002-4. The notes do not represent obligations of or interests in MMCA Auto Receivables Trust II, Mitsubishi Motors Credit of America, Inc. or any of their affiliates.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

     Lead Manager for the Class A Notes, Class B Notes and Class C Notes



                      Co-Managers For The Class A Notes



              The date of this Prospectus is         , 2002

                             Table of Contents


IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS ......... iii
SUMMARY OF TERMS............................................................1
RISK FACTORS................................................................7
THE ISSUER.................................................................16
   Limited Purposes And Limited Assets.....................................16
   Capitalization of the Issuer............................................17
   The Trustee of the Issuer...............................................17
PROPERTY OF THE ISSUER.....................................................17
MMCA'S CONTRACT PORTFOLIO..................................................18
   Types of Contracts Included in MMCA's
   Contract Portfolio......................................................18
   Underwriting Standards..................................................18
   Servicing and Collection Procedures.....................................19
   Physical Damage Insurance on MMCA's Contracts...........................19
   Delinquency and Loss Data of MMCA's Contracts...........................19
THE RECEIVABLES POOL.......................................................24
   Selection Criteria......................................................24
   Characteristics of the Receivables......................................26
   Payment Methods.........................................................29
   Types of Receivables....................................................30
   Defaulted Receivables...................................................32
   Maturity and Prepayment Considerations..................................32
HOW NOTEHOLDERS CAN COMPUTE THEIR PORTION OF THE AMOUNT
  OUTSTANDING ON THE NOTES.................................................44
USE OF PROCEEDS............................................................44
MMCA AUTO RECEIVABLES TRUST II.............................................44
THE SERVICER...............................................................45
TERMS OF THE NOTES.........................................................45
   Principal Amount And Interest Rates.....................................45
   Interest Payments.......................................................46
   Principal Payments......................................................47
   Mandatory Prepayment....................................................50
   Optional Redemption.....................................................50
   The Indenture Trustee...................................................50
   The Issuer's Bank Accounts..............................................50
   Indenture Cash Flows....................................................54
   Monthly Withdrawals From The Note Payment Account On And
     After Acceleration Of The Maturity Dates Of The Notes.................56
   Total Yield Supplement Overcollateralization Amount.....................57
   Subordination Of The Notes..............................................58
   Subordination Of The Certificates.......................................58
   Advances By The Servicer Of Amounts Payable On The Receivables..........58
   Deposit Of Collections On The Receivables To The Collection Account.....59
   Statements To Noteholders...............................................60
   Book Entry Registration.................................................61
   Issuance Of Definitive Notes Upon The Occurrence Of
     Various Circumstances.................................................66
   Terms Of The Indenture..................................................66
   The Sale And Servicing Agreement And The Issuer Trust Agreement.........73
   Sale And Assignment.....................................................73
   The Pre-Funding Period..................................................75
   Mandatory Repurchase Of Receivables.....................................76
   Servicing Procedures....................................................76
   Servicing Compensation..................................................79
   Evidence To Be Provided As To Servicer's Compliance With
     Its Servicing Obligations.............................................79
   Resignation By The Servicer.............................................80
   Consequences Of Merger, Conversion, Consolidation Or
     Similar Actions By The Servicer.......................................80
   Limits On Servicer's Liability..........................................80
   Limits On Servicer's Obligations In Connection With Legal Actions.......80
   Events Of Servicing Termination.........................................80
   Rights Of Indenture Trustee And Noteholders Upon An Event Of
     Servicing Termination Under The Sale And Servicing Agreement..........81
   Requirements For Amendments Of The Sale And Servicing Agreement
     And The Issuer Trust Agreement........................................81
   Requirements For Termination Of The Issuer..............................83
   Actions To Be Taken By Indenture Trustee Upon Termination Of The Issuer.83
   The Administration Agreement............................................83
SOME IMPORTANT LEGAL ASPECTS OF THE RECEIVABLES............................83
   Bankruptcy Considerations...............................................83
   Issuer's Rights In The Receivables......................................84
   Security Interests In Vehicles..........................................84
   Repossession............................................................86
   Notice Of Sale; Redemption Rights.......................................86
   Deficiency Judgments And Excess Proceeds................................86
   Obligor's Right To Excess Proceeds Upon Sale Of A Vehicle...............86
   Consumer Protection Laws................................................86
   Other Limitations.......................................................88
   Legal Investment........................................................88
FEDERAL INCOME TAX CONSEQUENCES............................................88
   Tax Treatment Of The Notes And The Issuer Under Federal Income
     Tax Law...............................................................89
   Federal Tax Consequences Of Waivers Of Events Of Default And
      Amendments Of Notes By Noteholders...................................91
   Information Reporting And Backup Withholding Of Taxes By
      Indenture Trustee....................................................91
   Tax Consequences To Foreign Investors...................................92
STATE TAX CONSEQUENCES.....................................................93
ERISA CONSIDERATIONS.......................................................94
   Special Erisa Considerations For Employee Benefit Plans.................94
   Special Erisa Considerations Applicable To Insurance
     Company General Accounts..............................................95
   General Investment Considerations For Employee Benefit Plans............95
UNDERWRITING...............................................................96
LEGAL OPINIONS.............................................................97
REPORTS TO NOTEHOLDERS.....................................................97
WHERE YOU CAN FIND MORE INFORMATION........................................97
GLOSSARY...................................................................99

                              IMPORTANT NOTICE
               ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS

         You should rely only on information on the notes provided in this prospectus. We have not authorized anyone to provide you with different information.

         We include cross-references to sections where you can find additional information. Check the table of contents to locate these sections.

         You can find a glossary of capitalized terms used in this prospectus beginning on page 99.

                              SUMMARY OF TERMS

         This summary does not contain all of the information that you should consider in making your investment decision. To understand all of the terms of this offering, you should read carefully this prospectus in its entirety.


The Issuer:                                                    MMCA Auto Owner Trust 2002-4

Seller of the Receivables to the Issuer:                       MMCA Auto Receivables Trust II

Seller's Address:                                              6363 Katella Avenue, Cypress, California 90630-5205

Seller's Telephone Number:                                     (714) 236-1615

Servicer of the Receivables:                                   Mitsubishi Motors Credit of America, Inc.

Indenture Trustee:                                             Bank of Tokyo-Mitsubishi Trust Company

Trustee of the Issuer:                                         Wilmington Trust Company

The Property of the Issuer:                                    The property of the issuer will include:

                                                               o    installment sale contracts originated by retailers
                                                                    of Mitsubishi Motors vehicles

                                                               o    the security interests in the motor vehicles
                                                                    financed by the receivables;

                                                               o    the pre-funding account;

                                                               o    the negative carry account;

                                                               o    the payahead account;

                                                               o    the reserve account; and

                                                               o    the yield supplement account.

The Terms Of The Notes


                            Class A-1 Notes   Class A-2 Notes    Class A-3 Notes  Class A-4 Notes   Class B Notes  Class C Notes
                            ---------------   ---------------    ---------------  ---------------   -------------  -------------

Principal Amount:                  $                 $                  $                 $              $                 $

Interest Rate Per Annum:           %                 %                  %                 %              %                 %

Interest Accrual Method:      actual/360           30/360            30/360             30/360         30/360           30/360

Payment Dates:              monthly (15th)     monthly (15th)    monthly (15th)     monthly (15th)   monthly (15th)  monthly (15th)

First Payment Date:

Expected Last Payment
Date:

Stated Maturity Date:

Anticipated Ratings
  (Moody's/S&P/Fitch
  Ratings):*             Prime-1/A-1+/F1+    Aaa/AAA/AAA        Aaa/AAA/AAA       Aaa/AAA/AAA          A1/A/A         Baa2/BBB/BBB

---------------

* It is a condition to the offering of the notes that these ratings be obtained. However, Moody's, Standard & Poor's or Fitch Ratings in its discretion may lower or withdraw its rating in the future.


         The issuer will own the following types of receivables:

         o receivables that provide for equal monthly payments over their term;

         o receivables that provide that the first payment is deferred for a specified period-between 50 and 450 days-and for equal monthly payments for the remainder of the term of the receivable;

         o receivables that provide for equal monthly payments and one substantially larger final balloon payment and that give the obligor the option of returning the related vehicle to MMCA at the end of the term of the receivable instead of paying the final balloon payment; and

         o receivables that provide for equal monthly payments and one substantially larger final balloon payment that must be paid or refinanced and that do not give the obligor the option of returning the vehicle to satisfy the balloon payment.

         Some of the balloon payment receivables provide that the first payment may be deferred for either 90 or 180 days.

         As of the close of business on             , 2002:

         o     The principal balance of all receivables was $     .

         o     The principal balance of receivables with a deferred first
               payment between 50 and 450 days was $        .

         o     The principal balance of all balloon payment receivables was
               $      .

         o     The principal balance of balloon payment receivables that can
               be satisfied by returning the vehicle to MMCA was $      and the
               total balloon payment on these receivables was $      .

         o The principal balance of balloon payment receivables that cannot be satisfied by returning the vehicle to MMCA but which can only be satisfied by paying or refinancing the
               balloon payment was $     , and the total balloon payments on
               these receivables was $         .

         MART II expects to sell additional receivables to the issuer during a pre-funding period that begins on the date of issuance of the notes and
ends no later than        . The total principal balance of those receivables
less the total yield supplement overcollateralization amount of those receivables, as of the respective dates on which they are sold to the
issuer, is expected to be $      . The issuer will acquire these receivables
from MART II with funds deposited to the pre-funding account on the closing date. These receivables will be subject to the restrictions described under "The Receivables Pool-Selection Criteria-Pre-Funding Period."

Total Yield Supplement Overcollateralization Amount

         On the closing date, the total yield supplement overcollateralization
amount of the receivables will be $       , or approximately     % of the
total principal amount of the notes and certificates on the closing date.

         On any date, the total yield supplement overcollateralization amount for the receivables will be the sum of the yield supplement overcollateralization amount for each receivable that is not a defaulted receivable or that has not been repurchased by MART II or the servicer following a breach of representations, warranties or covenants that have a material adverse effect on the noteholders.

         On any date, the yield supplement overcollateralization amount for any receivable will equal the excess, if any, of:

         o the present value of the remaining scheduled payments due on the receivable, discounted at a rate equal to the annual percentage rate provided in the related contract; over

         o the present value of the remaining scheduled payments due on the receivable, discounted at a rate equal to the greater of the annual percentage rate provided in the related contract
               and     %.

Payments on the Notes

Sources of Payments

         On each payment date, the issuer will pay the amounts owed by the issuer from the following sources:

         o     collections on the receivables during the prior month;

         o amounts withdrawn from the reserve account, the payahead account, the yield supplement account and the negative carry account; and

         o advances by the servicer of amounts due on actuarial receivables but not paid during the prior month.

Monthly Interest Payments

         On each payment date, the issuer will pay interest on the class A notes based on the total amount of interest due on the class A notes without preference or priority among the classes of class A notes. Interest on the class B notes is subordinated to interest on the class A notes and will not be paid on any payment date until accrued interest on the class A notes has been paid in full. Interest on the class C notes is subordinated to interest on the class A notes and the class B notes and will not be paid on any payment date until accrued interest on the class A notes and accrued interest on the class B notes have been paid in full.

         The notes bear interest at a fixed interest rate.

Monthly Principal Amount

         On any payment date, the amount required to be paid as principal of the notes-which we refer to as the principal distribution amount- will equal:

         o the total principal balance of the receivables, minus the total yield supplement overcollateralization amount of the receivables, plus amounts on deposit in the pre-funding account on the first day of the calendar month before that payment date; minus

         o the total principal balance of the receivables, minus the total yield supplement overcollateralization amount of the receivables, plus amounts on deposit in the pre-funding account on the last day of the calendar month before that payment date; plus

         o any portion of the principal distribution amount for the preceding payment date that was not paid on that preceding payment date.

         For so long as the class A-1 notes are outstanding, the entire principal distribution amount for any payment date will be paid to the class A-1 notes, until the class A-1 notes have been paid in full. After the class A-1 notes are paid in full, the principal distribution amount for any payment date will be divided between the remaining classes of the class A notes, the class B notes and the class C notes as described below. The class A-2 notes, the class A-3 notes and the class A-4 notes feature sequential payment of principal. This means that no principal will be paid on the class A-3 notes until the class A-2 notes have been paid in full and no principal will be paid on the class A-4 notes until the class A-3 notes have been paid in full.

         After the class A-1 notes have been paid in full, the remaining class A notes, the class B notes and the class C notes will be paid
approximately    %,    % and    %, respectively, of the remaining principal
distribution amount. However, the payment of principal on the class B notes is subordinated to payment of principal on the class A notes and the payment of principal on the class C notes is subordinated to payment of principal on the class A notes and the class B notes. If there are insufficient funds on any payment date to pay the full amount of the principal distribution
amount, an amount equal to approximately    % of the principal distribution
amount will be paid to the applicable classes of class A notes before any principal is paid to the class B notes or the class C notes, and following
that payment, an amount equal to approximately    % of the principal
distribution amount will be paid to the class B notes before any principal is paid to the class C notes.

         In addition, following the payment in full of the class A-1 notes, if the amount on deposit in the reserve account on any payment date is less than % of the excess of the total principal balance of the receivables over the total yield supplement overcollateralization amount of the receivables, in each case as of the date the receivables were sold to the issuer, and that amount is also less than the minimum amount required to be on deposit in the reserve account on that payment date, then no principal will be paid to the class B notes or the class C notes until all of the class A notes have been paid in full and no principal will be paid to the class C notes until all of the class B notes have been paid in full, even if the amount on deposit in the reserve account subsequently increases to more than that amount.

Additional Principal Payment

         On each payment date, after all required payments on the notes and deposits to the reserve account have been made, the issuer will make an additional payment of principal of the notes in an amount equal to the total available funds remaining after any required deposit to the reserve account on that payment date has been made. This additional payment of principal-which we refer to as a `turbo payment'-will be paid to the noteholders in the same priority as the principal distribution amount. The term turbo payment is commonly used by participants in the asset backed securities market to mean an additional payment of principal by application of excess collections on the receivables.

Priority of Distributions

         On each payment date, the issuer will make the following payments and deposits in the following order of priority:

         (1) payment to the servicer of amounts advanced by the servicer on previous payment dates;

         (2) payment to the servicer of the monthly servicing fee for the prior month;

         (3) payment of the interest payable on all classes of the class A notes;

         (4) payment of the interest payable on the class B notes;

         (5) payment of the interest payable on the class C notes;

         (6) payment of the principal distribution amount to the class A-1 notes, until the class A-1 notes have been paid in full;

         (7) after the class A-1 notes have been paid in full, approximately % of the remaining principal distribution amount will be applied sequentially to make the following payments:

         -- to the class A-2 notes, until the class A-2 notes have been paid in full;

         -- to the class A-3 notes, until the class A-3 notes have been paid in full; and

         -- to the class A-4 notes, until the class A-4 notes have been paid in full;

         (8) after the class A-1 notes have been paid in full, approximately
     % of the remaining principal distribution amount will be paid to the class B notes until the class B notes have been paid in full;

         (9) after the class A-1 notes have been paid in full, approximately
    % of the remaining principal distribution amount will be paid to the class C notes until the class C notes have been paid in full;

         (10) remaining amounts will be deposited into the reserve account until the reserve account is at the required level;

         (11) any remaining amounts will be paid as an additional turbo payment of principal of the notes in the same order of priority--and in the same percentages--as for payments of the principal distribution amount set forth in items (6) through (9); and

         (12) after all of the notes have been paid in full, any remaining amounts will be paid to the holders of the certificates.

         For further information on the priority of distributions, see "Terms of the Notes--Indenture Cash Flows."

         The order of the payments of interest and principal on the notes will change if there is a default under the indenture and the maturity of the notes is accelerated. This change is important to noteholders. Principal will be paid to the class A-1 notes until they are paid in full and then to the other classes of the class A notes in proportion to the outstanding amount of each class--not sequentially by class. In addition, no interest or principal will be paid on the class B notes until all of the accrued interest and principal of the class A notes have been paid and no interest or principal will be paid on the class C notes until all of the accrued interest and principal of the class A notes and the class B notes have been paid.

Certificates

         In addition to the notes, the issuer will issue $    of certificates.
The issuer will not make any distributions on the certificates until all of the notes have been paid in full. The certificates are not being offered by this prospectus.

Monthly Servicing Fee

         The monthly servicing fee payable to the servicer on each payment date will equal the sum of:

         o 1/12th of 1.00% of the total principal balance of the receivables on the first day of the previous month, except for receivables with a deferred first payment that was not due by the last day of the previous month; plus

         o 1/12th of 0.25% of the total principal balance on the first day of the previous month of receivables with a deferred first payment that was not due by the last day of the previous month.

Credit Enhancement

         The credit enhancement for the notes will be as follows:

         o     the total yield supplement overcollateralization amount;

         o     the subordination of the certificates;

         o     the reserve account; and

         o the additional overcollateralization provided by turbo payments, if any.

         On any date, the additional overcollateralization, if any, provided by turbo payments will equal the total amount of turbo payments, if any, paid to the noteholders on or before that date.

         In addition, the subordination of the class B notes and the class C notes will provide credit enhancement for the class A notes. The subordination of the class C notes will provide credit enhancement for the class B notes.

         The credit enhancement for the notes is important to you. It is intended to protect you against losses or delays in payments on your notes by absorbing losses on the receivables and other shortfalls in cash flows.

Total Principal Amount of the Notes and Certificates

         The total principal amount of the notes and certificates on the closing date will equal:

         o the total principal amount of the receivables transferred to the issuer on the closing date; minus

         o the total yield supplement overcollateralization amount of the receivables transferred to the issuer on the closing date; plus

         o     the $     deposited to the pre-funding account on the closing
               date, which is the excess of the total principal balance of the additional receivables that MART II anticipates it will transfer to the issuer during the pre-funding period, over the anticipated total yield supplement overcollateralization amount of those additional receivables.

Reserve Account

         On each payment date, the issuer will use funds in the reserve account to pay the following amounts if collections on the receivables are insufficient to pay those amounts:

         o     first, the amounts due to the servicer; and then

         o     any interest and principal due on the notes.

         On the closing date, MART II will deposit $     into the reserve
account. That amount is equal to     % of the excess of the total principal
balance of the receivables over the total yield supplement overcollateralization amount of the receivables as of the initial cutoff date.

         On any payment date the minimum amount required to be on deposit in the reserve account will equal the lesser of:

         o the product of (a) the total principal balance of the receivables minus the total yield supplement overcollateralization amount of the receivables as of the
               dates on which the issuer acquired them, and (b)     %; and

         o     the total principal balance of the notes.

         On each date on which the issuer acquires additional receivables from MART II during the pre-funding period, MART II will deposit to the reserve account an amount equal to the product of (a) the total principal balance of those additional receivables, minus the total yield supplement overcollateralization amount of those additional receivables as of the
related cutoff date, and (b)     %. It is a condition to the acquisition by
the issuer of additional receivables from MART II during the pre-funding period that MART II make this deposit to the reserve account.

         On each payment date, available funds remaining after payment of the amounts due to the servicer, and interest and principal on the notes will be deposited to the reserve account until the total amount on deposit in the reserve account equals the minimum amount required for that payment date.

Yield Supplement Account

         On each payment date, the issuer will use funds in the yield supplement account in an amount equal to one-twelfth of the product of (a) the total principal balance of receivables with a deferred first payment that was not due by the last day of the previous month, minus the yield
supplement overcollateralization amount of those receivables, and (b)    % to
make required payments under the indenture, including payments on the notes. This amount will be used to cover any shortfall in amounts available to make required payments on the notes due to the absence of collections on those receivables during the previous month.

         On the closing date and on each date during the pre-funding period on which the issuer acquires additional deferred receivables from MART II, MART II will make a deposit to the yield supplement account in an amount calculated to be sufficient to cover these shortfalls.

Optional Redemption

         The servicer can purchase all of the remaining receivables once their total principal balance is 10% or less of their principal balances as of the dates the receivables were sold to the issuer. If the servicer purchases the receivables, the indenture trustee will redeem the notes for the unpaid principal amount plus the accrued and unpaid interest on the notes.

Tax Status

         In the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, for federal income and Delaware and California income and franchise tax purposes:

         o     the notes will be treated as debt; and

         o the issuer will not be classified as an association or a publicly traded partnership taxable as a corporation.

         If you purchase a note, you agree to treat it as debt for tax purposes.

ERISA Considerations

         The notes are generally eligible for purchase by employee benefit plans and other plans and arrangements subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended. However, fiduciaries of employee benefit plans, and any other person investing plan assets, should review the matters discussed under "ERISA Considerations" in this prospectus and should consult with their legal advisors before purchasing the notes.

Eligibility of Notes for Purchase by Money Market Funds

         The class A-1 notes are structured to be eligible for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940, as amended. A money market fund should consult its legal advisors regarding whether an investment by the money market fund in the class A-1 notes satisfies the money market fund's investment policies and objectives.

                                RISK FACTORS

         You should consider the following risk factors in deciding whether to purchase notes.


Absence of Secondary Market for Notes         The underwriters for the notes may assist in
Could Limit Your Ability to Resell Notes      resales of the notes but they are not required to do
                                              so. A secondary market for the notes may not develop.
                                              If a secondary market for the notes does develop, it
                                              may not continue or it may not be sufficiently liquid
                                              to allow you to resell any of your notes.
                                              Consequently, you must be prepared to hold your notes
                                              until their final maturity dates.

Interests of Other Persons in                 Another person could acquire an interest in a receivable
Receivables and Financed Vehicles Could       that is superior  to the issuer's interest in the
Reduce the Funds Available to Make            receivable because the servicer will not segregate or mark
Payments on the Notes                         the receivables as belonging to the issuer. If another
                                              person acquires an interest in a receivable that is
                                              superior to the issuer's interest in the receivable,
                                              the collections on that receivable will not be
                                              available to make payments on the notes.

                                              Another person could acquire an interest in a vehicle
                                              financed by a receivable that is superior to the
                                              issuer's interest in the vehicle because the servicer
                                              will not amend the certificate of title or ownership
                                              to identify the issuer as the new secured party. If
                                              another person acquires an interest in a vehicle that
                                              is superior to the issuer's interest in the vehicle,
                                              the proceeds from the sale of the vehicle will not be
                                              available to make payments on the notes. See "Some
                                              Important Legal Aspects of the Receivables--Security
                                              Interests in Vehicles."

Bankruptcy of MMCA Could Result in            If MMCA is the subject of a bankruptcy proceeding, you
Losses or Delays in Payments on the Notes     could experience losses or delays in the payments on your
                                              notes. MMCA will sell the receivables to MART II, and
                                              MART II will transfer the receivables to the issuer.
                                              However, if MMCA is the subject of a bankruptcy
                                              proceeding, the court in the bankruptcy proceeding
                                              could conclude that the sale of the receivables by
                                              MMCA to MART II was not a true sale for bankruptcy
                                              purposes and that MMCA still owns the receivables. The
                                              court also could conclude that MMCA and MART II should
                                              be consolidated for bankruptcy purposes. If the court
                                              were to reach either of these conclusions, you could
                                              experience losses or delays in payments on your notes
                                              because:

                                                  o    the indenture trustee will not be able to
                                                       exercise remedies against MMCA on your behalf
                                                       without permission from the court;

                                                  o    the court may require the indenture trustee
                                                       to accept property in exchange for the
                                                       receivables that is of less value than the
                                                       receivables;

                                                  o    tax or other government liens on MMCA's
                                                       property that arose before the transfer of
                                                       the receivables to the issuer will be paid
                                                       from the collections on the receivables
                                                       before the collections are used to make
                                                       payments on your notes; and

                                                  o    the indenture trustee may not have a
                                                       perfected security interest in one or more of
                                                       the vehicles securing the receivables or cash
                                                       collections held by MMCA at the time that a
                                                       bankruptcy proceeding begins.

                                              MART II has taken steps in structuring the
                                              transactions described in this prospectus to minimize
                                              the risk that a court would conclude that the sale of
                                              the receivables to MART II was not a "true sale" or
                                              that MMCA and MART II should be consolidated for
                                              bankruptcy purposes. See "MMCA Auto Receivables Trust
                                              II" and "Some Important Legal Aspects of the
                                              Receivables--Bankruptcy Considerations."

Potential Loss on Notes Due to                The first payment on $          of the receivables,
Receivables with Deferred First Payments      or approximately     % by principal balance of the
and Retail Receivables with Terms of 72       receivables to be transferred to the issuer on the
Months                                        closing date, is deferred for a specified period. The
                                              obligor on a receivable with a deferred first payment
                                              will be entitled to use the vehicle during the
                                              deferral period. Accordingly, the value of the vehicle
                                              will be reduced during the deferral period without any
                                              reduction of the principal balance of the related
                                              receivable because no payments on the receivable are
                                              required during the deferral period. On the date on
                                              which the first payment is due on a receivable with a
                                              deferred first payment, the difference between the
                                              value of the vehicle and the principal balance of the
                                              related receivable will be larger than would have been
                                              the case had the first payment on the receivable not
                                              been deferred. The severity of any credit loss on a
                                              receivable with deferred first payment will depend, in
                                              part, on the length of the deferral period. The
                                              severity of the credit losses on these receivables has
                                              been historically higher than the severity of the
                                              credit losses on MMCA's combined portfolio of
                                              receivables.

                                              In addition, receivables having a total principal
                                              balance of $      , or approximately    % of the receivables
                                              to be transferred to the issuer on the closing date,
                                              have an original term of 72 months. None of these
                                              receivables have a deferred first payment or a balloon
                                              payment. MMCA began originating these receivables in
                                                       and, as a result, MMCA does not have extensive
                                              data on the default rate of receivables with 72-month terms.
                                              The frequency and severity of credit losses on these
                                              receivables may be higher than the frequency and
                                              severity of credit losses on the receivables in MMCA's
                                              combined portfolio of receivables.

                                              You may experience delays in payments or losses on
                                              your notes if the frequency or severity of credit
                                              losses on the receivables is higher than expected by
                                              MMCA and the following are insufficient to protect you
                                              against delays in payment or losses on your notes:

                                              o   the protection provided to all of the notes by:

                                                  --    the total yield supplement
                                                        overcollateralization amount;

                                                  --    the subordination of the certificates;

                                                  --    the funds on deposit in the reserve account;
                                                        and

                                                  --    the additional overcollateralization, if
                                                        any, provided by the turbo payments;

                                              o   the protection provided to the class A notes by
                                                  the subordination of the class B notes and the
                                                  class C notes; and

                                              o   the protection provided to the class B notes by
                                                  the subordination of the class C notes.

                                              See "MMCA's Contract Portfolio-Delinquency and Loss
                                              Data of MMCA's Contracts" for information concerning
                                              MMCA's combined portfolio of receivables.

You May Be Required to Reinvest Your          Potential Prepayment of Notes due to Prepayment of Receivables.
Principal in the Notes at a Lower Rate        Prepayments on the receivables by the related obligors and
Return Because of Prepayments on the          purchases of of  the receivables by MART II and the servicer
Notes                                         due to breaches of representations, warranties and
                                              covenants by MART II and the servicer will accelerate
                                              the payment of principal of your notes. The extent of
                                              these prepayments cannot be fully predicted. You will
                                              bear the risk that you will have to reinvest the
                                              principal of your notes earlier than you expected at a
                                              rate of interest that is less than the rate of
                                              interest on your notes.

                                              The obligors on the receivables may prepay the
                                              receivables voluntarily at any time. The receivables
                                              are required to be prepaid in full upon the sale,
                                              insured loss or other disposition of the related
                                              vehicle. In addition, if MMCA breaches its
                                              representations, warranties and covenants with respect
                                              to any receivables in a way that has a material
                                              adverse effect on the noteholders, MMCA will be
                                              required to repurchase those receivables from MART II,
                                              and MART II will be required to repurchase those
                                              receivables from the issuer. MMCA will also be
                                              required to purchase receivables from the issuer if it
                                              breaches certain servicing obligations with respect to
                                              those receivables. MMCA will be entitled to purchase
                                              all of the remaining receivables from the issuer once
                                              the total principal balance of the receivables is 10%
                                              or less of the principal balance of the receivables as
                                              of the dates on which they were sold to the issuer.

                                              Potential Prepayment of Notes Due to Incentive
                                              Programs. Obligors on some of the balloon payment
                                              receivables can return the related vehicle at the end
                                              of the term of the receivable instead of paying the
                                              balloon payment if that option is specified in the
                                              related contract. These receivables accounted for $    ,
                                              comprising approximately   % of the principal balance of
                                              the receivables transferred to the issuer on the
                                              closing date. The balloon payment portion of these
                                              receivables was $     , comprising approximately   % of the
                                              total principal balance of the receivables on the
                                              closing date. MMCA will sell each returned vehicle on
                                              behalf of the issuer but expects the amount realized
                                              from the sale of the vehicle to be less than the
                                              related balloon payment. To reduce losses from
                                              obligors returning their vehicles at the end of the
                                              term of their receivables instead of paying the
                                              balloon payments, MMCA and its affiliates offer
                                              incentives for the obligors to return the related
                                              vehicles early if they purchase another vehicle
                                              manufactured by Mitsubishi Motors Corporation or one
                                              of its affiliates. The early return of a vehicle
                                              pursuant to this incentive program will result in a
                                              prepayment of the related receivable. Accordingly, the
                                              incentives may encourage a higher level of prepayments
                                              on the receivables resulting in a higher level of
                                              prepayments on the notes than would otherwise be the
                                              case. See "The Receivables Pool--Maturity and
                                              Prepayment Considerations."

                                              Potential Prepayment of Notes Due to Prepayments of
                                              Receivables With a Deferred First Payment. MMCA began
                                              originating receivables with a deferred first payment
                                              in 1999. Obligors may prepay their receivables in full
                                              or in part at any time. Obligors on receivables with a
                                              deferred first payment may have greater incentive to
                                              refinance their vehicles with other lenders at more
                                              attractive terms-for example, at lower interest
                                              rates--than obligors on receivables that do not
                                              provide for a deferred first payment. If the obligor
                                              refinances the vehicle, the obligor will use the
                                              proceeds to prepay the receivable in full. If the rate
                                              of prepayment on receivables with a deferred first
                                              payment is higher than the rate of prepayment on the
                                              receivables in MMCA's combined portfolio that do not
                                              provide for a deferred first payment, the level of
                                              prepayments on the notes would be higher than
                                              anticipated.

                                              Potential Prepayment of Notes Due to Failure to
                                              Transfer Sufficient Number of Additional Receivables
                                              to the Issuer. If the total principal balance of the
                                              receivables less the total yield supplement
                                              overcollateralization amount of those receivables
                                              transferred to the issuer by the end of the
                                              pre-funding period is less than the amount deposited
                                              to the pre-funding account on the date of the issuance
                                              of the notes, the notes will be prepaid in the amount
                                              of the shortfall. It is anticipated that there will be
                                              some prepayment of the notes at the end of the
                                              pre-funding period when the amount on deposit in the
                                              pre-funding account declines to less than $100,000 as
                                              a result of the purchase of receivables during the
                                              pre-funding period. See "Terms of the Notes--Mandatory
                                              Prepayment."

                                              MART II's ability to apply the entire pre-funding
                                              account balance to the transfer of receivables to the
                                              issuer by the end of the pre-funding period depends on
                                              the manufacture, distribution, sale and financing of
                                              motor vehicles by Mitsubishi Motors Corporation and
                                              its affiliates. MART II will not be able to transfer
                                              receivables to the issuer during the pre-funding
                                              period unless MMCA originates those receivables. MMCA
                                              mostly finances vehicles manufactured by Mitsubishi
                                              Motors Corporation and its affiliates. If Mitsubishi
                                              Motors Corporation and its affiliates temporarily or
                                              permanently stop manufacturing, distributing, selling
                                              or financing motor vehicles, then MMCA's ability to
                                              originate receivables for sale to MART II will be
                                              adversely affected.

                                              Potential Loss or Prepayments on Notes Due to Changes
                                              in Pool Characteristics. The addition of receivables
                                              during the pre-funding period may change the overall
                                              characteristics of the pool of receivables. This
                                              change may increase the risk of losses or delays in
                                              payments on your notes or prepayments on your notes.
                                              The characteristics of the pool of receivables to be
                                              transferred by MART II to the issuer during the
                                              pre-funding period may differ from the characteristics
                                              of the receivables transferred to the issuer on the
                                              date that the notes are issued. Any changes in the
                                              characteristics of the pool of receivables transferred
                                              by MART II to the issuer during the pre-funding period
                                              may result in a higher rate of delinquencies and
                                              losses on the receivables or a higher rate of
                                              prepayment than would otherwise be the case, affecting
                                              the timing and amount of payment of principal and
                                              interest on your notes.

Potential Loss on Notes Due to Limited        You may suffer a loss on your notes if the assets of the
Assets of the Issuer                          issuer are insufficient to pay the principal amount of
                                              the notes in full. The only source of funds for
                                              payments on the notes will be the assets of the
                                              issuer. The assets of the issuer are limited to the
                                              receivables and the funds on deposit in the issuer's
                                              bank accounts. The notes will not be insured or
                                              guaranteed by MMCA, including in its capacity as
                                              servicer, or by MART II, the indenture trustee, the
                                              trustee of the issuer, or any other person or entity.
                                              Consequently, you must rely for payment of the notes
                                              solely upon collections on the receivables and funds
                                              on deposit in the issuer's bank accounts. See "Terms
                                              of the Notes--The Reserve Account."

You May Suffer Delays in Payment or           No principal will be paid on any class of notes until
Losses as a Result of the Manner in           the class A-1 notes are paid in full. After the class A-1
Which Principal of the Notes is Paid          notes have been paid in full, the principal
                                              distribution amount for any payment date will be
                                              divided between the remaining classes of the class A
                                              notes, the class B notes and the class C notes. After
                                              the class A-1 notes have been paid in full, the
                                              remaining class A notes will be paid approximately %
                                              of the principal distribution amount and, after that
                                              payment has been made, the class B notes will be paid
                                              approximately % of the principal distribution amount
                                              and, after that payment has been made, the class C
                                              notes will be paid approximately % of the principal
                                              distribution amount. However, following the payment in
                                              full of the class A-1 notes, if the amount on deposit
                                              in the reserve account on any payment date is less
                                              than % of the excess of the total principal balance of
                                              the receivables over the total yield supplement
                                              overcollateralization amount of the receivables, in
                                              each case as of the date the receivables were sold to
                                              the issuer, and that amount is also less than the
                                              minimum required to be on deposit in the reserve
                                              account on that payment date, then no principal will
                                              be paid to the class B notes or the class C notes
                                              until all of the class A notes have been paid in full
                                              and no principal will be paid to the class C notes
                                              until all of the class B notes have been paid in full,
                                              even if the amount on deposit in the reserve account
                                              subsequently increases to more than that amount.

                                              In addition, the class A-2 notes, the class A-3 notes
                                              and the class A-4 notes feature sequential payment of
                                              principal. This means that:

                                              o   holders of the class A-2 notes will not receive
                                                  any principal until the class A-1 notes have been
                                                  paid in full;

                                              o   holders of the class A-3 notes will not receive
                                                  any principal until the class A-1 notes and the
                                                  class A-2 notes have been paid in full; and

                                              o   holders of the class A-4 notes will not receive
                                                  any principal until the class A-1 notes, the class
                                                  A-2 notes and the class A-3 notes have been paid
                                                  in full.

                                              A portion of the principal of the class B notes and
                                              the class C notes may be paid before payment in full
                                              of the class A-2 notes, the class A-3 notes and the
                                              class A-4 notes. Holders of the class B notes and
                                              holders of the class C notes will not be required to
                                              return any amounts paid to them as principal even if
                                              an event of default under the indenture occurs and the
                                              indenture trustee sells the assets of the issuer at a
                                              price insufficient to pay the class A-2 notes, the
                                              class A-3 notes or the class A-4 notes. If this
                                              occurs, holders of these classes of class A notes
                                              could suffer a loss on their investment.

Some Notes Have Greater Risk Because          You may suffer a loss on your notes if payments of
They Are Subordinate to Other Classes of      interest on and principal of your notes are subordinated to
Notes                                         one or more other classes of notes. Both interest
                                              payments and principal payments on the notes are
                                              subordinated to the servicing fee due to the servicer.

                                              As long as the class A notes remain outstanding on any
                                              payment date:

                                              o   payments of interest on the class B notes will be
                                                  subordinated to payments of interest on the class
                                                  A notes; and

                                              o   payments of principal on the class B notes will be
                                                  subordinated to payments of interest and principal
                                                  on the class A notes.

                                              As long as the class A notes and class B notes remain
                                              outstanding on any payment date:

                                              o   payments of interest on the class C notes will be
                                                  subordinated to payments of interest on the class
                                                  A notes and the class B notes; and

                                              o   payments of principal on the class C notes will be
                                                  subordinated to payments of interest and principal
                                                  on the class A notes and the class B notes.

                                              In the event of a shortfall in the funds available to
                                              pay the principal distribution amount on any payment
                                              date, principal will be paid to the holders of the
                                              class A notes up to the class A percentage of the
                                              principal distribution amount on that payment date
                                              before any principal is paid on the class B notes or
                                              on the class C notes on that payment date. In that
                                              event, the holders of the class B notes will be paid
                                              less than the class B percentage of the principal
                                              distribution amount on that payment date and holders
                                              of the class C notes will be paid less than the class
                                              C percentage of the principal distribution amount on
                                              that payment date. If sufficient funds are not
                                              available, holders of the class B notes and holders of
                                              the class C notes may suffer a loss on their
                                              investment. After the class A notes have been paid in
                                              full, in the event of a shortfall in the funds
                                              available to pay the principal distribution amount on
                                              any payment date, principal will be paid to the
                                              holders of the class B notes up to the class B
                                              percentage of the principal distribution amount on
                                              that payment date before any principal is paid on the
                                              class C notes on that payment date. In that event, the
                                              holders of the class C notes will be paid less than
                                              the class C percentage of the principal distribution
                                              amount on that payment date. If sufficient funds are
                                              not available, holders of the class C notes may suffer
                                              a loss on their investment.

                                              In addition, following the payment in full of the
                                              class A-1 notes, if the amount on deposit in the
                                              reserve account on any payment date is less than % of
                                              the excess of the total principal balance of the
                                              receivables over the total yield supplement
                                              overcollateralization amount of the receivables, in
                                              each case as of the date the receivables were sold to
                                              the issuer, and that amount is also less than the
                                              minimum required to be on deposit in the reserve
                                              account on that payment date, then no principal will
                                              be paid to the class B notes or the class C notes
                                              until all of the class A notes have been paid in full
                                              and no principal will be paid to the class C notes
                                              until all of the class B notes have been paid in full,
                                              even if the amount on deposit in the reserve account
                                              subsequently increases to more than that amount. If
                                              this happens, principal of the class B notes and
                                              principal of the class C notes will be paid later than
                                              expected and will therefore be subject to losses due
                                              to credit losses on the receivables and losses on the
                                              sale of vehicles financed with balloon loans for a
                                              longer period of time.

                                              If an event of default under the indenture occurs,
                                              your notes will also be subordinated to amounts due to
                                              the indenture trustee as compensation or indemnity
                                              payments. In addition:

                                              o   interest payments on the class B notes will be
                                                  subordinated to the payment of interest and
                                                  principal on the class A notes; and

                                              o   interest payments on the class C notes will be
                                                  subordinated to the payment of interest and
                                                  principal on the class A notes and the class B
                                                  notes.

                                              You may also experience losses on your notes if the
                                              protection provided to your notes by the total yield
                                              supplement overcollateralization amount, the
                                              subordination of the certificates, the additional
                                              overcollateralization provided by the turbo payments
                                              and the funds on deposit in the reserve account are
                                              insufficient to protect your notes from losses on the
                                              receivables.

Potential Loss on Notes in Connection         The obligors on some of the balloon payment receivables
with Sales of Vehicles                        can return the vehicle to MMCA at the end of the term
                                              of the receivable instead of paying the balloon
                                              payment if that option is specified in the related
                                              contract. These receivables accounted for $     ,
                                              comprising approximately   % of the principal balance
                                              of the receivables transferred to the issuer on the
                                              closing date. The balloon payment portion of these
                                              receivables was $   , comprising approximately    % of
                                              the total principal balance of the receivables on the
                                              closing date. MMCA will sell the returned vehicle on
                                              behalf of the issuer and the issuer will use the
                                              proceeds from the sale to make payments on the notes.
                                              You may experience delays in payments or losses on
                                              your notes if the proceeds from the sale of the
                                              returned vehicles are less than the amount of the
                                              balloon payments and if the following are insufficient
                                              to protect you against these delays or losses:

                                              o   the protection provided to all of the notes by:

                                                  --   the total yield supplement
                                                       overcollateralization amount;

                                                  --   the subordination of the certificates;

                                                  --   the funds on deposit in the reserve account;
                                                       and

                                                  --   any additional overcollateralization provided
                                                       by the turbo payments;

                                              o   the protection provided to the class A notes by
                                                  the subordination of the class B notes and the
                                                  class C notes; and

                                              o   the protection provided to the class B notes by
                                                  the subordination of the class C notes.

                                              See "MMCA's Contract Portfolio-Delinquency and Loss
                                              Data of MMCA's Contracts" for information concerning
                                              MMCA's combined portfolio of receivables. MMCA expects
                                              the proceeds from the sale of a returned vehicle to be
                                              less than the related balloon payment because MMCA
                                              sets the balloon payments on this type of receivable
                                              higher than its estimate of the end of term value of
                                              the vehicle in order to stimulate sales of a
                                              particular model. See "The Receivables Pool--Types of
                                              Receivables--Return Option."

Potential Loss on Notes if MMCA               All obligors with balloon payment receivables have the
Does Not Refinance Receivables                option to refinance the balloon payment with MMCA, if
with Balloon Payments                         various conditions are satisfied. No successor to MMCA
                                              as servicer will be obligated to provide that
                                              refinancing. If at any time MMCA no longer makes
                                              refinancing available, MART II may contract with third
                                              parties to do so. If a refinancing option is not
                                              available, obligors on receivables that allow the
                                              obligor to return the vehicle rather than pay the
                                              balloon payment may return their vehicles on the date
                                              the related balloon payment is due instead of
                                              refinancing the balloon payment, and consequently more
                                              motor vehicles may be sold by MMCA on behalf of the
                                              issuer for prices less than the related balloon payments.

Potential Loss on Notes Due to                Economic conditions in the states where the obligors
Geographic Concentration of                   under the receivables reside may affect the
Receivables                                   delinquency, loan loss and repossession experience of
                                              the issuer with respect to the receivables. Based on
                                              the principal balance of the receivables on the
                                              closing date, approximately % of the receivables
                                              relate to obligors with a billing address in Texas,
                                              approximately % relate to obligors with a billing
                                              address in California and approximately % of the
                                              receivables relate to obligors with a billing address
                                              in Florida. Accordingly, adverse economic conditions
                                              or other factors affecting Texas, California or
                                              Florida could have an especially significant effect on
                                              the delinquency, loan loss or repossession experience
                                              of the issuer and may adversely affect the timing and
                                              amount of payment of principal and interest on your
                                              notes. In addition, any additional receivables
                                              transferred by MART II to the issuer during the
                                              pre-funding period may affect the geographic
                                              concentration of the receivables, which may increase
                                              the likelihood that an adverse economic condition or
                                              other factors affecting additional states may
                                              adversely affect the timing and amount of payment of
                                              principal and interest on your notes.

Risks in Connection with an Event             If a default occurs under the indenture and the maturity
of Default under Indenture                    dates of the notes are accelerated, the indenture trustee
                                              may sell the receivables and prepay the notes in advance of their respective stated maturity dates. You may not be able to reinvest the principal repaid to you earlier than
                                              expected at a rate of return that is equal to or greater
                                              than the rate of return on your notes. You also may not be paid the principal amount of your notes in full if the
                                              assets of the issuer are insufficient to pay the total
                                              principal amount of the notes. In addition, the
                                              acceleration of the maturity dates will change the order of priority for the payment of principal of the different
                                              classes of notes. If an event of default occurs under the
                                              indenture, distributions to the class B noteholders will
                                              become fully subordinated to the class A noteholders and
                                              distributions to the class C noteholders will become fully subordinated to the class A noteholders and to the class B noteholders. After an event of default has occurred, no
                                              interest on or principal of the class B notes will be paid until the class A notes have been paid in full, and no
                                              interest on or principal of the class C notes will be paid until the class A notes and the class B notes have been
                                              paid in full. See "Terms of the Notes--Principal Payments."
                                              If the maturity dates of the notes are accelerated
                                              following an event of default and the indenture trustee
                                              determines that the receivables will not be sufficient to
                                              make scheduled payments on the notes, all of the
                                              noteholders, voting as a group, will have the right to vote as to whether the receivables should be sold. The
                                              proportion of the principal amount of the class B notes to the total principal amount of the class A notes, the class
                                              B notes and the class C notes will increase as principal of the class A notes is paid. Accordingly, the class A
                                              noteholders may require the consent of class B noteholders and the class C noteholders to sell the receivables.
                                              Payments on the class A notes could be delayed if this
                                              consent is required and not obtained.

Effects of Recent Terrorist Attacks           Any effect that the terrorist attacks on the World Trade
                                              Center and on the Pentagon in the United States on
                                              September 11, 2001 and related military action may have on the performance of the receivables is unclear, but there
                                              could be an adverse effect on general economic conditions, consumer confidence and general market liquidity. Investors should consider the possible effects on delinquency,
                                              default and prepayment experience of the receivables. In
                                              particular, under the Soldiers' and Sailors' Civil Relief
                                              Act of 1940, members of the military on active duty,
                                              including reservists, who have entered into an obligation, such as a retail installment sale contract for the purchase of a vehicle, before entering into military service may be entitled to reductions in interest rates to 6% and a stay
                                              of foreclosure and similar actions. In addition, pursuant
                                              to the Military Reservist Relief Act of 1991, under certain circumstances California residents called into active duty with the reserves can apply to a court to delay payments on retail installment contracts, including the receivables. No information can be provided as to the number of receivables that may be affected. If an obligor's obligation to repay a receivable is reduced, adjusted or extended, the servicer
                                              will not be required to advance such amounts. Any resulting shortfalls in interest or principal will reduce the amount available for distribution on the notes and certificates.

                                              For more information regarding the effect of the Soldiers'
                                              and Sailors' Civil Relief Act of 1940 and the Military
                                              Reservist Relief Act of 1991, see "Some Important Legal
                                              Aspects of the Receivables--Consumer Protection Laws."

                                 THE ISSUER

Limited Purposes And Limited Assets

         MMCA Auto Owner Trust 2002-4, the issuer, is a business trust formed under the laws of the State of Delaware under a trust agreement between MART II and Wilmington Trust Company, as trustee of the issuer. The issuer's principal offices are in the State of Delaware in care of the trustee of the issuer, at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001. The issuer will not engage in any activity other than:

         o acquiring and holding the assets of the issuer, including the receivables, and the proceeds of those assets;

         o    issuing the notes and the certificates;

         o    making payments on the notes and the certificates; and

         o engaging in other activities that are necessary, suitable or convenient to accomplish any of the other purposes listed above or that are in any way connected with those activities.

         The issuer will be capitalized through the issuance of $ of notes and $ of certificates. The certificates will entitle certificateholders to receive distributions after the notes have been paid in full. The certificates will be subordinated to the notes to the extent described in this prospectus. The certificates are not being offered by this prospectus and will be retained by MART II or an affiliate.

         On the closing date, the issuer will purchase from MART II retail installment contracts originated by retailers of Mitsubishi Motors vehicles in connection with the financing of automobiles and sport-utility vehicles. The purchase will be made under a sale and servicing agreement in exchange for the notes and the certificates. On or prior to , the issuer intends to use funds deposited to the pre-funding account on the closing date to acquire additional receivables.

         MMCA or a successor will service the receivables, either directly or through subservicers. The servicer will be paid the servicing fee and will be reimbursed for any advances that are due and payable to it out of collections from the receivables prior to distributions to note holders. Some other expenses of the issuer will be paid by the servicer or by MART II as provided in the sale and servicing agreement. See "The Sale and Servicing Agreement and the Issuer Trust Agreement--Servicing Procedures," "--Servicing Compensation" and "Terms of the Notes--Indenture Cash Flows."

         The servicer, either directly or through subservicers, will hold the receivables and the certificates of title for the vehicles as custodian for the indenture trustee and the issuer. However, the receivables will not be marked or stamped to indicate that they have been sold to the issuer, and the certificates of title for the vehicles will not be endorsed or otherwise amended to identify the issuer as the new secured party. Under those circumstances, the issuer may not have a perfected security interest in the vehicles in some jurisdictions or another party could acquire an interest in the receivables superior to the interest of the issuer. See "Some Important Legal Aspects of the Receivables."

         If the protection provided to the noteholders by the Total Yield Supplement Overcollateralization Amount, the subordination of the certificates, any Turbo Payments and by amounts on deposit in the reserve account are insufficient, the noteholders will have to look for payment of the notes to the receivables that have not defaulted, the proceeds from the repossession and sale of vehicles which secure defaulted receivables and the proceeds from any recourse against dealers. Absent fraud or misrepresentation by a dealer, the issuer will not have recourse to the dealer for a default by an obligor on a receivable originated by the dealer. In that event, factors, including the issuer's not having perfected security interests in the vehicles in all states, may affect the issuer's ability to repossess and sell the vehicles, and thus may reduce the funds distributed to noteholders. Losses on the receivables or other shortfalls in the funds to be distributed to the noteholders, after withdrawals from the accounts of the issuer, will be allocated first to the certificates, second to the Class C notes, and third to the Class B notes because payments on the certificates, the Class B notes and the Class C notes are subordinate to the payments on the Class A notes. See "Terms of the Notes-Indenture Cash Flows" and "Some Important Legal Aspects of the Receivables."

Capitalization of the Issuer

         The following table illustrates the capitalization of the issuer as of the closing date, after the issuance of the notes and certificates and the sale of the notes has taken place:

         Class A-1 notes........................................   $___________
         Class A-2 notes........................................
         Class A-3 notes........................................
         Class A-4 notes........................................
         Class B notes..........................................
         Class C notes..........................................
         Certificates...........................................

                  Total.........................................   $
                                                                    ===========

         Because the issuer will have no operating history upon its establishment and will not engage in any business other than acquiring and holding the receivables and related assets and issuing and distributing payments on the notes and the certificates, no historical or pro forma financial statements or ratios of earnings to fixed charges for the issuer have been included in this prospectus.

The Trustee of the Issuer

         Wilmington Trust Company is the trustee of the issuer under the issuer trust agreement. Wilmington Trust Company is a Delaware banking corporation and its principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19801. MART II, the servicer and their individual affiliates may have other banking relationships with the trustee of the issuer and its affiliates in the ordinary course of their businesses.

                           PROPERTY OF THE ISSUER

         Under the indenture, the notes will be secured by the property of the issuer, which will include:

         o a pool of motor vehicle retail installment sale contracts and rights and obligations under those contracts;

         o all monies due under Actuarial Receivables after the related Cutoff Date and all monies received under Simple Interest Receivables after the related Cutoff Date;

         o amounts and property held in or credited to the collection account, the note payment account, the payahead account, the reserve account and the negative carry account;

         o MART II's rights in the yield supplement account and the pre-funding account;

         o    MART II's security interests in the vehicles;

         o MART II's rights to receive proceeds from claims on insurance policies covering the vehicles or the obligors;

         o MART II's rights of recourse against the dealers under the dealer agreements relating to the receivables;

         o all of the issuer's rights under the sale and servicing agreement and the purchase agreement, including its right to cause MMCA and MART II to repurchase receivables from the issuer;

         o    all of MART II's rights under the yield supplement agreement; and

         o    all proceeds of the above.


                         MMCA'S CONTRACT PORTFOLIO

Types of Contracts Included in MMCA's Contract Portfolio

         MMCA purchases retail installment contracts relating to new automobiles and sport-utility vehicles manufactured or distributed by Mitsubishi Motors and contracts relating to used vehicles manufactured or distributed by Mitsubishi Motors or other motor vehicle manufacturers. MMCA applies the same underwriting standards to its purchases of contracts whether or not the related vehicle was manufactured by Mitsubishi Motors.

         MMCA purchases contracts from dealers that regularly sell contracts to MMCA and to other finance providers. MMCA purchases the contracts from the dealers under the terms of a dealer agreement with each dealer. Each dealer agreement requires the dealer to repurchase any contract that it sold to MMCA for the outstanding principal balance if the dealer breaches specified representations and warranties. Those representations and warranties typically relate to the origination of the contract and the security interest in the related vehicle and not to the creditworthiness of the obligor under the contract.

Underwriting Standards

         MMCA's underwriting standards emphasize each prospective obligor's ability to pay and creditworthiness as well as the asset value of the vehicle that secures the related contract.

         MMCA receives credit applications from dealers via the internet or by facsimile. Information included in the application includes the applicant's name, address, age and residential status, the source and amount of the applicant's monthly income and the applicant's monthly rent or mortgage payment. MMCA then obtains a credit bureau report on the applicant from the credit bureau preferred by MMCA for applicants residing in the area where the applicant lives. MMCA credit scores the applicant using a credit scoring model empirically derived from MMCA's data on the portfolio of contracts that it owns or services for others. The credit scoring model was developed by a third party supplier. The model assigns the applicant to one of three credit segments: prime, nonprime and limited credit experience based on the applicant's credit history. The credit scoring model used by MMCA places emphasis on the applicant's credit history as reflected on the credit bureau report and the ratio of the payment on the contract to the applicant's income.

         Although most credit applications are approved or denied based on the credit scoring model described above, in a limited number of instances MMCA management may approve credit to applicants scoring below MMCA's credit score minimums and may deny credit to applicants scoring above those minimums. Where the applicant is a business entity, MMCA reviews information about bank accounts, credit references and financial results of the business entity. In addition, MMCA obtains and reviews any published credit bureau reports on the business entity. In some cases, MMCA may require an individual to guarantee the business entity's obligation under the contract. The application, if approved, is assigned to one of the three credit tiers reflecting its degree of credit risk. The interest rate for the customer's account is determined by the credit tier, with more risky accounts receiving a higher interest rate.

         As an alternative to review under MMCA's credit scoring system, MMCA allows dealers to use the credit score assigned by the preferred credit reporting agency based on its scoring model-this score is sometimes referred to as a FICO score. MMCA will purchase the receivable from the dealer if the applicant's credit bureau report contains characteristics matching the most predictive characteristics of the MMCA credit scoring system and other qualifying criteria and if the FICO score meets specified minimums. Upon purchase of the receivable, MMCA then scores the applicants using the MMCA scoring system for tracking purposes. Approximately 15% of all receivables purchased by MMCA are approved under this alternative program.

Servicing and Collection Procedures

         MMCA measures delinquency by the number of days elapsed from the date a payment is due under a contract, after giving effect to any extension of that date by MMCA. MMCA considers a payment to be past due or delinquent when the obligor fails to make at least 90% of a scheduled payment by the date the payment is due. MMCA begins collection activities on delinquent contracts through telephone contact based upon the credit risk initially assigned to each obligor. Obligors who are delinquent on their first or second payment are contacted by telephone when the contract becomes 12 days delinquent. Remaining obligors who are delinquent are contacted when the contract becomes 20 days delinquent. Computer generated delinquency notices are mailed to all delinquent obligors on the 12th day of delinquency. MMCA also uses an automated system of monitoring delinquency, that categorizes delinquent accounts into different priorities of collection activity, based on the period of time the account is delinquent and the amount of the delinquency. Except for some limitations, MMCA as servicer is able to extend the dates on which payments on receivables are due. See "The Sale and Servicing Agreement and the Issuer Trust Agreement-Servicing Procedures."

         Accounts that are less than 44 days delinquent, or 20 days delinquent in the case of accounts in the lowest credit tier, are not assigned to any one collector but are handled through MMCA's dialer queues based on behavioral scoring. Once an account in the lowest credit tier becomes more than 20 days delinquent, or any other account becomes 44 days delinquent, it is assigned to a specific collector. MMCA's collectors attempt to contact each delinquent account by telephone or by letter based on the length of delinquency and the history of the account. Repossession procedures typically begin when a contract becomes between 60 to 75 days delinquent. Repossession is carried out according to applicable state law and specific procedures adopted by MMCA.

         If the vehicle securing a delinquent contract is repossessed, MMCA charges off the related delinquent contract on the date on which the proceeds from the sale of the repossessed vehicle are applied to the contract balance and the deficiency, if any, is determined. If the vehicle cannot be repossessed, MMCA charges off the delinquent contract on the date on which it determines that it will be unable to recover the vehicle from the obligor. Any deficiencies remaining after repossession and sale of the vehicle or after the full charge off of the related contract are pursued by MMCA to the extent practicable and legally permitted. If a vehicle financed with a Balloon Payment Receivable with a Return Option is returned to MMCA at the end of the contract term, MMCA will not charge off any loss on sale of the vehicle, because that loss is not a credit loss. However, MMCA does charge off losses on the amortizing monthly installments and the balloon payments following defaults by obligors and acceleration of the amounts owed under the contracts. Furthermore, MMCA does not charge off collection expenses but does charge off repossession and disposition expenses. Obligors are contacted, and when warranted by individual circumstances, repayment schedules are established and monitored until the deficiencies are either paid in full or become impractical to pursue.

Physical Damage Insurance on MMCA's Contracts

         Each contract requires the obligor to obtain physical damage insurance covering loss or damage to the related vehicle. The dealer agreements require that the dealers provide MMCA with written confirmation that there is physical damage insurance acceptable to MMCA covering each vehicle at the time that MMCA purchased the contract from the dealers. There is no assurance that a vehicle will continue to be covered by physical damage insurance for the entire term of the related contract. In the event that MMCA determines that an obligor did not obtain acceptable physical damage insurance covering loss or damage to the related vehicle at any time during the term of the related contract, MMCA may in its discretion, based in part or in whole upon the creditworthiness of the obligor, treat the related receivable as a defaulted receivable.

Delinquency and Loss Data of MMCA's Contracts

         Delinquency and loss experience of the receivables transferred to the issuer on the closing date and of the receivables transferred to the issuer during the Pre-Funding Period may differ from each other and from the loss experience of MMCA's combined portfolio and may change in the future. The following tables describe the delinquency and loss experience of MMCA with its portfolio of contracts. Those contracts include previously sold contracts which MMCA continues to service, including contracts with a deferred first payment. Delinquency and loss experience may be influenced by a variety of economic, social, geographic and other factors. There is no assurance that the delinquency, repossession or loss experience of the receivables will be similar to MMCA's historical experience described below.

         In February 2002, MMCA entered into an agreement to sell newly originated receivables meeting specified criteria to a third party. Sales of receivables pursuant to this agreement commenced prior to the initial cutoff date and are expected to continue during the Pre-Funding Period.
Receivables accounting for approximately      % by principal balance of the
receivables originated by MMCA during               2002 were sold pursuant
to this agreement. Substantially all of the receivables to be acquired by the issuer on the closing date were originated during that period. The obligors on the receivables sold to the third party were primarily in MMCA's highest credit quality category and it is anticipated that the obligors on receivables sold to the third party during the Pre-Funding Period also will be primarily in MMCA's highest credit quality category. As a result, the pool of receivables backing the notes will include fewer receivables in MMCA's highest credit quality categories than would be the case if MMCA had not entered into the agreement with the third party. It will be a condition to the sale of receivables by MMCA to MART II and to the subsequent acquisition of those receivables by the issuer from MART II that the receivables must not have been selected by MMCA in a manner that it believes is adverse to the interests of the issuer, the noteholders or the certificateholders. The receivables to be transferred to the issuer on the closing date and during the Pre-Funding Period will be subject to the selection criteria described under "The Receivables Pool-Selection Criteria" and "-Selection Criteria-Pre-Funding Period."

         The tables below show the historical loss and delinquency rates on the combined portfolio of receivables that MMCA owned or serviced for others during each of the periods indicated. MMCA will not service any of the receivables sold pursuant to the agreement mentioned in the preceding paragraph. The historical loss and delinquency rates shown in the tables below probably would have been higher if the third party agreement had been in effect during the periods indicated in the tables because the loss and delinquency rates on receivables sold to the third party would likely have been lower than the corresponding rates for the receivables that would have remained in MMCA's combined portfolio had the agreement to sell receivables to the third party been in effect during the periods indicated in the tables.

         In addition to the historical loss and delinquency rates for MMCA's combined portfolio, the tables below also include adjusted loss and delinquency rates for each period. The adjusted rates are intended to show what the loss and delinquency rates would have been during the applicable period if receivables from obligors primarily in MMCA's highest credit
quality category with a total principal balance of approximately     % of
the combined portfolio for the applicable period were excluded from that combined portfolio. In addition, for purposes of calculating the adjusted loss and delinquency rates shown in the tables, both the loss rate and the delinquency rate on the excluded receivables were assumed to be zero.

         Delinquency Experience. MMCA tracks delinquency information for
periods of 30 to 59 days, 60 to 89 days and 90 days or more. As of        ,
2002, delinquencies-adjusted as described in the preceding paragraph-of between 30 and 59 days, 60 and 89 days and 90 days or more, in each case as
a percentage of contracts outstanding were     %,     % and     %,
respectively. Additional detail and historical information on delinquencies are shown in the table below.

         In the following delinquency experience table:

         o except for Adjusted Delinquencies as a Percent of Contracts Outstanding, the information includes contracts for new and used vehicles owned by MMCA, or previously sold by MMCA that MMCA continues to service;

         o delinquency numbers are net of bankrupt accounts and repossessions;

         o the period of delinquency is based on the number of days more than 10% of a payment is contractually past due after giving effect to any extension by MMCA and the percent represents delinquent dollars as a percent of dollars outstanding;

         o repossessions means the vehicle has been repossessed but the sale proceeds have not yet been applied to the contract balance; and

         o Adjusted Delinquencies as a Percent of Contracts Outstanding are estimated delinquency rates that are adjustments to the Delinquency Rates as a Percent of Contracts Outstanding for each period in the table below assuming that (i) receivables with an
              total principal balance of approximately      % of all
              receivables in the combined portfolio for the applicable period are excluded from that combined portfolio and (ii) the delinquency rate on the excluded receivables was zero.

         During the year 2001 and during the first      months of 2002,
delinquencies and repossessions increased as a percentage of the number of contracts outstanding due to a general decline in economic conditions in the United States and an increase in the number of vehicle finance programs targeted at borrowers that were not in MMCA's highest credit quality categories and at borrowers with less established credit histories.

         MMCA's ability, in its capacity as servicer, to extend the dates on which payments on receivables are due is limited. See "The Sale and Servicing Agreement and the Issuer Trust Agreement- Servicing Procedures."

                                           Delinquency Experience

                                                   As of        ,                   As of December 31,
                                                  --------------                   ------------------
                                                2002          2001            2001         2000       1999
                                                ----          ----            ----         ----       ----
Number of Contracts Outstanding at End of
  Period.....................................                               350,933      243,190     149,644
Delinquencies as a Percent of Contracts
  Outstanding
  30-59 Days.................................                                3.37%         1.98%       2.50%
  60-89 Days.................................                                0.75%         0.41%       0.50%
  90 Days or More............................                                0.19%         0.08%       0.09%
Repossessions as a Percent of Contracts
  Outstanding................................                                0.94%         0.35%       0.43%
Adjusted Delinquency Table
  30-59 Days.................................                                3.96%         2.33%       2.94%
  60-89 Days.................................                                0.88%         0.48%       0.59%
  90 Days or More............................                                0.23%         0.09%       0.11%


         Credit Loss Experience. The following table provides information concerning MMCA's combined portfolio of contracts, including contracts previously sold that MMCA continues to service. In the following table:

         o the information includes contracts for new and used vehicles owned by MMCA or previously sold by MMCA that MMCA continues to service;

         o Amount Outstanding means the remaining principal balance of the contracts, including the principal portion of balloon payments, plus any outstanding fees and charges and any accrued and unpaid interest;

         o averages are computed by taking a simple average of the average for the months outstanding for each period presented;

         o Charge-offs represent the total amount due on contracts that is determined to be uncollectible in the period, less proceeds from disposition of related vehicles, other than recoveries; the calculation of charge offs for the contracts in the combined portfolio includes both earned but unpaid finance charges and balloon payments;

         o Recoveries consist of amounts received on contracts following the time at which the contract is charged off, net of collection expenses;

         o Number of Repossessions means the number of repossessed vehicles in a given period;

         o Adjusted Net Losses as a Percent of Average Amount Outstanding are estimated annualized net loss rates that are adjustments to the Net Losses as a Percent of Average Amount Outstanding for each period in the table below assuming that (i) receivables with
              a total principal balance of approximately      % of all
              receivables in the combined portfolio for the applicable period are excluded from that combined portfolio (ii) that the loss rate on the excluded receivables was zero; and

         o    amounts may not add due to rounding.

         During the year 2001 and during the first     months of 2002,
credit losses increased due to a general decline in economic conditions in the United States and an increase in the number of vehicle finance programs targeted at borrowers that were not in MMCA's highest credit quality categories and at borrowers with less established credit histories. In addition, some of these vehicle finance programs included receivables with deferred first payments for which the severity of loss is higher than is the case with receivables that do not include deferred first payments.

         MMCA's credit loss experience is dependent upon the number of repossessions, the amount outstanding at the time of repossession, and the resale value of repossessed vehicles. Losses and delinquencies are affected by, among other things, general and regional economic conditions and the supply of and demand for vehicles.

                              Net Credit Loss and Repossession Experience
                                      (Dollars in Thousands)

                                                   Six Months
                                                 Ended        ,              Year Ended December 31,
                                                 --------------              -----------------------
                                               2002         2001           2001         2000          1999
                                               ----         ----           ----         ----          ----
Amount Outstanding........................                              $6,561,409   $4,494,481    $2,401,448
Average Amount Outstanding................                              $5,301,305   $3,490,033    $1,954,819
Number of Contracts Outstanding...........                                350,933      243,190        149,644
Average Number of Contracts
 Outstanding..............................                                287,773      197,608        131,009
Charge-offs...............................                               $104,477      $46,751        $44,494
Recoveries................................                                $10,137       $6,439         $8,114
Net Losses................................                                $94,340      $40,313        $36,380
Number of Repossessions...................                                  9,247        4,384          4,201
Number of Repossessions as a Percent
 Of the Average Number of Contracts
 Outstanding..............................                                  3.21%        2.22%           3.21%
Net Losses as a Percent of Average
 Amount Outstanding.......................                                  1.78%        1.16%           1.86%
Adjusted Net Losses as a Percent of
 Average Amount Outstanding...............                                  2.09%        1.37%           2.19%


         Returned Vehicle Loss Experience on Balloon Payment Contracts with Return Options. The following table provides information concerning MMCA's combined portfolio of contracts, including contracts previously sold which MMCA continues to service. In the following table:

         o the information includes vehicles returned upon the expiration of the related contracts and vehicles returned under MMCA's program that offers attractive terms to owners of vehicles who return their vehicles prior to the scheduled maturity and purchase or lease a new Mitsubishi vehicle;

         o Return Ratio means the number of vehicles returned to MMCA through a specified period as a percentage of the number of Balloon Payment Receivables with a Return Option that are scheduled to terminate in the period indicated; and

         o losses are calculated without deduction for auction or other disposition expenses on resale.

         During the year 2001 and during the first     months of 2002,
average loss per returned vehicles sold increased due to a decline in used car prices, including prices for Mitsubishi vehicles, and due to a general decline in economic conditions in the United States. In addition, the amount financed with respect to some of the vehicles returned during the period covered optional equipment and valued added features. The severity of loss on resale of vehicles where the amount financed covers optional equipment and valued added features typically is higher than where the amount financed does not cover optional equipment and value added features.

                     Loss Experience on Returned Vehicles Relating to Contracts
                         Providing for Balloon Payments with a Return Option

                                             Six Months                    For Contracts Scheduled to Terminate
                                            Ended        ,                      in the Year Ended December 31,
                                            --------------                      ------------------------------
                                         2002              2001             2001              2000             1999
                                         ----              ----             ----              ----             ----
Total Number of Balloon
  Payment Contracts with a
  Return Option.......................                                        29,186           34,270          25,532
Total Number of Vehicles
  Returned to MMCA....................                                         8,033            7,827           6,177
Return Ratio..........................                                        27.52%           22.84%          24.19%
Total Losses on Returned
  Vehicles Sold.......................                                   $16,527,494      $10,096,745      $8,246,626
Total Number of Returned
  Vehicles Sold.......................                                         7,922            7,814           6,153
Average Loss per Returned
  Vehicle Sold........................                                        $2,086           $1,292          $1,340


         No assurance can be given that the performance of the Balloon Payment Receivables with a Return Option will be similar to the information provided in the preceding table.

         MMCA's loss experience on returned vehicles depends on:

         o    the number of vehicles returned;

         o any programs offered by MMCA that permit the early return of vehicles;

         o the amount of the related receivables outstanding at the time the vehicles are returned; and

         o    the resale value of the returned vehicles.

         Because obligors on Balloon Payment Receivables with a Return Option have the option to return the financed vehicles to MMCA, MMCA historically has realized losses more frequently than gains on returned vehicles. Based on results for the contracts included in the preceding table, from 1999 through 2001, in each year:

         o an average of 24.19%, 22.84% and 27.52%, respectively, of all vehicles financed as Balloon Payment Receivables with a Return Option which terminated at or near the end of the scheduled terms were not purchased by the obligors and were returned to MMCA and subsequently sold by MMCA to third parties; and

         o of those vehicles returned to MMCA on or near the scheduled end of term of the related contract and which were subsequently sold by MMCA at auction, substantially all of them were sold for a loss.


                            THE RECEIVABLES POOL

         The issuer will purchase from MART II receivables which consist of a pool of retail installment sale contracts secured by new and used vehicles. The property to be purchased by the issuer includes rights to receive payments made on the receivables, as well as security interests in the vehicles and any proceeds of the sale of the vehicles. On the closing date, MART II will purchase the receivables from MMCA under a purchase agreement and will sell the receivables to the issuer under a sale and servicing agreement. Each of those agreements will also provide for receivables sales during the Pre-Funding Period. Under the sale and servicing agreement, MART II will transfer those receivables to the issuer on the date it purchases them from MMCA. The receivables will be selected based on the criteria specified in the sale and servicing agreement and described in this prospectus.

         The receivables have a total principal balance of $ , calculated as of the initial Cutoff Date. Balloon Payment Receivables-including both receivables with a Return Option and receivables without a Return Option-comprised approximately % of the total principal balance of the receivables. Balloon Payment Receivables with a Return Option comprised approximately % of the total principal balance of the receivables. Balloon Payment Receivables without a Return Option comprised approximately % of the total principal balance of the receivables. Receivables with a deferred first payment-including some of which are Balloon Payment Receivables-comprised approximately % of the total principal balance of the receivables. Balloon Payment Receivables with a deferred first payment and a Return Option comprised approximately % of the total principal balance of the receivables. Balloon Payment Receivables with a deferred first payment but without a Return Option comprised approximately % of the total principal balance of the receivables.

Selection Criteria

         The receivables will be purchased by MMCA from dealers in the ordinary course of business under MMCA's underwriting standards. The receivables were selected from MMCA's portfolio by several criteria, including:

         o    each receivable is secured by a new or used vehicle;

         o each receivable has an annual percentage rate of at least 0% and not more than 30%;

         o each receivable had not more than 72 payments remaining until the maturity of the receivable;

         o each receivable had an original principal balance, net of unearned precomputed finance charges, of not more than $60,000 and a remaining principal balance of not less than $100 as of the related Cutoff Date;

         o not more than 10% of a payment on any receivable was more than 30 days delinquent as of the related Cutoff Date;

         o    no vehicle had been repossessed as of the related Cutoff Date;

         o    each receivable is a retail installment sale contract;

         o each receivable is an Actuarial Receivable or a Simple Interest Receivable and may also have a balloon payment;

         o    each receivable was originated during or after January 1999;

         o if the first payment on a receivable was deferred, the first payment on that receivable will be due not later than 450 days after the date of origination of that receivable;

         o    no receivable had a final scheduled maturity after August 7, 2008;

         o no receivable was due from an obligor who, as of the related Cutoff Date, was the subject of a proceeding under the United States Bankruptcy Code;

         o    no receivable is due from the United States or any state; and

         o each receivable was originated in the United States by a dealer for the consumer or commercial sale of a vehicle in the ordinary course of that dealer's business or by MMCA in connection with the refinancing of a contract.

         Pre-Funding Period. During the Pre-Funding Period, MART II will transfer separate groups of receivables to the issuer. Each group of receivables acquired by the issuer during the Pre-Funding Period will be required to have the following characteristics:

         o the weighted average number of payments remaining until the maturity of the receivables in that group that have neither a deferred first payment nor a balloon payment will not be more than 72 payments;

         o the weighted average number of payments remaining until the maturity of the receivables in that group that have either a deferred first payment or a balloon payment will not be more than 60 payments;

         o the aggregate balloon payments of the receivables in that group as a percentage of the total principal balance of the receivables
              in that group will not be more than    %;

         o if the first payment on a receivable in that group was deferred, the deferral period will not extend for more than 450 days after origination of that receivable and that type of receivable will
              not account for more than   % of the total principal balance of
              the receivables in that group;

         o the weighted average FICO score of the obligors on those receivables will not be less than 673;

         o    the total principal balance of those receivables relating to new
              automobiles and sports utility vehicles will be at least   %,
              substantially all of which will be manufactured or distributed by Mitsubishi Motors;

         o the total principal balance of the limited credit experience receivables in that group as a percentage of the total principal balance of the receivables in that group will not be more
              than    %;

         o    the weighted average annual percentage rate of the receivables in
              that group will be at least    %; and

         o the total principal balance of receivables in that group that have original terms of 72 months and that have neither a deferred
              first payment nor a balloon payment will not exceed    % of the
              total principal balance of the receivables in that group.

         The total principal amount of the receivables transferred to the issuer on the closing date will be approximately % of the sum of the initial principal amount of the notes and the initial principal amount of the certificates. The receivables acquired by the issuer during the Pre-Funding Period will have no required characteristics except for the criteria described in the preceding paragraph and in "The Sale and Servicing Agreement and the Issuer Trust Agreement-Sale and Assignment." Following each transfer, the aggregate characteristics of the entire pool of receivables, including the composition of the receivables, the geographic distribution of the receivables and the distribution by the annual percentage rate of the receivables described in the following tables, may vary from those of the receivables transferred to the issuer on the closing date. Following the end of the Pre-Funding Period, MART II will file a report with the Securities and Exchange Commission on Form 8-K containing information comparable to that contained in the tables set forth below regarding the aggregate characteristics of the entire pool of receivables.

Characteristics of the Receivables

         Composition. The following tables set forth the composition of the receivables sold to the issuer on the closing date, calculated as of the initial Cutoff Date.


                    Composition of the Receivables as of the Initial Cutoff Date

Principal Balance of all Receivables....................................................
Level Pay Principal Balance of all Receivables..........................................
Principal Balance of all Receivables with a Deferred First Payment......................
Principal Balance of all Balloon Payment Receivables....................................
Principal Balance of Balloon Payment Receivables with a Deferred First
    Payment and a Return Option.........................................................
Principal Balance of Balloon Payment Receivables with a Deferred First
    Payment without a Return Option.....................................................
Principal Balance of Balloon Payment Receivables with a Return Option...................
Principal Balance of Balloon Payment Receivables without a Return Option................
Principal Balance of Balloon Payments Under Receivables with a Return
    Option..............................................................................
Principal Balance of Balloon Payments Under Receivables without a
    Return Option.......................................................................
Principal Balance of all Balloon Payments...............................................
Number of Total Receivables.............................................................
Average Principal Balance...............................................................
    (Range) ............................................................................
Average Amount Financed.................................................................
    (Range) ............................................................................
Average Level Pay Principal Balance of Receivables......................................
    (Range) ............................................................................
Average Principal Balance of all Receivables with a Deferred First Payment..............
    (Range) ............................................................................
Average Principal Balance of Balloon Payment Receivables with a
    Deferred First Payment..............................................................
    (Range) ............................................................................
Average Principal Balance of Balloon Payment Receivables with a
    Deferred First Payment and a Return Option..........................................
    (Range) ............................................................................
Average Principal Balance of Balloon Payment Receivables with a
    Deferred First Payment without a Return Option......................................
    (Range) ............................................................................
Average Principal Balance of Balloon Payment Receivables with a
    Return Option.......................................................................
    (Range) ............................................................................
Average Principal Balance of Balloon Payment Receivables without a
    Return Option.......................................................................
    (Range) ............................................................................
Average Principal Balance of all Balloon Payment Receivables............................
    (Range) ............................................................................
Average Balloon Payment of all Balloon Payment Receivables..............................
    (Range) ............................................................................
Average Balloon Payment as a Percentage of all the Average Principal
    Balance of Balloon Payment Receivables..............................................
Average Balloon Payment of Balloon Payment Receivables with a Deferred
    First Payment and a Return Option...................................................
    (Range) ............................................................................
Average Balloon Payment of Balloon Payment Receivables with a Deferred
    First Payment and a Return Option as a Percentage of the Average Principal
    Balance of Balloon Payment Receivables with a Deferred First Payment and a
    Return Option.......................................................................
Average Balloon Payment of Balloon Payment Receivables with a Deferred
    First Payment without a Return Option...............................................
Average Balloon Payment of Balloon Payment Receivables with a Deferred
    First Payment without a Return Option as a Percentage of the Average
    Principal Balance of Balloon Payment Receivables with a Deferred First
    Payment without a Return
    Option.....................................................
Average Balloon Payment of Balloon Payment Receivables with a Return
    Option..............................................................................
    (Range) ............................................................................
Average Balloon Payment of Balloon Payment Receivables with a Return
    Option as a Percentage of the Average Principal Balance of Balloon Payment
    Receivables with a Return Option....................................................
Average Balloon Payment of Balloon Payment Receivables without a Return
    Option..............................................................................
    (Range) ............................................................................
Average Balloon Payment of Balloon Payment Receivables without a Return
    Option as a Percentage of the Average Principal Balance of Balloon Payment
    Receivables without a Return Option.................................................
Weighted Average APR....................................................................
    (Range) ............................................................................
Weighted Average Original Number of Payments............................................
    (Range) ............................................................................
Weighted Average Remaining Number of Payments...........................................
    (Range) ............................................................................

         Geographic Distribution. The following table shows the geographic distribution of the principal balance of the receivables transferred to the issuer on the closing date, calculated as of the initial Cutoff Date. Geographic distribution is based on the current billing address of the obligors.

              Geographic Distribution Of The Receivables As Of The Initial Cutoff Date

                                               Percentage of                                          Percentage of
                                                 Principal                                              Principal
                                                  Balance                                                Balance
                  State                       of Receivables                   State                  of Receivables
Alabama.................................                         Montana
Alaska..................................                         Nebraska
Arizona.................................                         Nevada
Arkansas................................                         New Hampshire
California..............................                         New Jersey
Colorado................................                         New Mexico
Connecticut.............................                         New York
Delaware................................                         North Carolina
District of Columbia....................                         North Dakota
Florida.................................                         Ohio
Georgia.................................                         Oklahoma
Hawaii..................................                         Oregon
Idaho...................................                         Pennsylvania
Illinois................................                         Rhode Island
Indiana.................................                         South Carolina
Iowa....................................                         South Dakota
Kansas..................................                         Tennessee
Kentucky................................                         Texas
Louisiana...............................                         Utah
Maine...................................                         Vermont
Maryland................................                         Virginia
Massachusetts...........................                         Washington
Michigan................................                         West Virginia
Minnesota...............................                         Wisconsin
Mississippi.............................                         Wyoming
Missouri................................                         Other                                ------------
                                                                                                      ============


         Distribution by Annual Percentage Rate. The following table shows the distribution by annual percentage rate of the principal balance of the receivables, calculated as of the initial Cutoff Date. The "Principal Balance of Receivables" means the remaining principal balance for Simple Interest Receivables, and the present value of scheduled remaining payments for Actuarial Receivables discounted at a rate equal to the annual percentage rate for those receivables. Percentages do not add up to 100.00% due to rounding.


       Distribution by Annual Percentage Rate of the Receivables as of the Initial Cutoff Date

                                                                                                 Percentage of
                                                             Number of     Principal Balance    Principal Balance
            Annual Percentage Rate Range (%)                Receivables     of Receivables        of Receivables
            --------------------------------                -----------     --------------       --------------
 .00000- .99999......................................
1.00000-1.99999......................................
2.00000-2.99999......................................
3.00000-3.99999......................................
4.00000-4.99999......................................
5.00000-5.99999......................................
6.00000-6.99999......................................
7.00000-7.99999......................................
8.00000-8.99999......................................
9.00000-9.99999......................................
10.00000-10.99999....................................
11.00000-11.99999....................................
12.00000-12.99999....................................
13.00000-13.99999....................................
14.00000-14.99999....................................
15.00000-15.99999....................................
16.00000-16.99999....................................
17.00000-17.99999....................................
18.00000-18.99999....................................
19.00000-19.99999....................................
20.00000-20.99999....................................
21.00000-21.99999....................................
24.00000-24.74948....................................       ----------     -----------          ----------
                                                            ==========     ===========          ===========


         Based on the principal balance of the receivables as of the initial Cutoff Date:

         o    approximately   % of the total number of receivables, or
              approximately   % of the principal balance of the receivables,
              relate to new vehicles, all of which were manufactured or distributed by Mitsubishi Motors;

         o    approximately   % of the total number of receivables, or
              approximately   % of the principal balance of the receivables,
              relate to program vehicles, all of which were manufactured or distributed by Mitsubishi Motors; and

         o    approximately   % of the total number of receivables, or
              approximately   % of the principal balance of the receivables,
              relate to used vehicles, substantially all of which were manufactured or distributed by Mitsubishi Motors.

         Program vehicles are used vehicles which dealers have acquired under a remarketing program administered by MMCA. This program allows dealers to offer to purchasers of program vehicles the same rate of interest and terms offered to new car buyers. Program vehicles are primarily vehicles returned to MMCA by rental car companies, but also include off-lease MMCA company and employee lease vehicles and MMCA pool cars.

Payment Methods

         Simple Interest Receivables account for approximately % of the principal balance, calculated as of the initial Cutoff Date, of the receivables. A Simple Interest Receivable provides for the amortization of the loan over a series of fixed level monthly installments. Each monthly payment under a Simple Interest Receivable consists of an installment of interest which is equal to (1) the principal balance of the receivable actually outstanding, as opposed to scheduled, at the time of calculation multiplied by (2) the stated annual percentage rate, and further multiplied by (3) the period elapsed, as a fraction of a calendar year, since the preceding payment of interest was made. The remainder of the payment received is allocated to principal. As payments are received under a Simple Interest Receivable, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an obligor pays a fixed monthly installment before the date on which the installment is due, the interest portion of the payment will be less than it would have been had the payment been made as scheduled, and the principal portion of the payment will be correspondingly greater. Conversely, if an obligor pays a fixed monthly installment after the date on which it is due, the interest portion of the payment will be greater than it would have been had the payment been made when due and the principal portion of the payment will be correspondingly less. In either case, the obligor pays a fixed monthly installment until the stated maturity date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance. In the case of a Balloon Payment Receivable that is also a Simple Interest Receivable, the remaining principal balance on the maturity date of the receivable may be greater or less than the scheduled balloon payment on the receivable.

         Substantially all of the Balloon Payment Receivables are Simple Interest Receivables. Balloon Payment Receivables with a Return Option
account for approximately   % of the principal balance, calculated as of the
initial Cutoff Date, of the receivables. Balloon Payment Receivables without a Return Option account for approximately % of the principal balance, calculated as of the initial Cutoff Date, of the receivables. See "-Balloon Payments" below.

         The remainder of the receivables transferred to the issuer on the closing date are Simple Interest Receivables that have a cap on the total amount of the interest to be paid over the term of the receivable or Actuarial Receivables, including Actuarial Receivables, based on the Rule of 78's. An Actuarial Receivable provides for the amortization of the loan over a series of fixed-level monthly installments. Each monthly installment is deemed to consist of an amount of interest equal to one-twelfth of the stated annual percentage rate of the loan multiplied by the scheduled principal balance. The remainder of the scheduled payment is applied to principal. No adjustment typically is made in the event of early or late payments, although in the case of a late payment the obligor may have to pay a late payment charge. If the obligor on a capped receivable consistently makes scheduled payments after the date on which the scheduled payments are due, the amount of interest accrued over the term of the loan will be less than would be the case in the absence of the cap. If, as a result of those delinquencies, the total amount of interest paid under the receivable reaches the lifetime cap, no further interest will accrue and each scheduled payment due later will be applied to the reduction of principal. The amount of any refund due to the obligor on a prepayment in full of a Rule of 78's receivable may be different than the amount of the refund if the receivable were not a Rule of 78's receivable. See "-Types of Receivables" below.

Types of Receivables

         The issuer owns the following types of receivables as of the closing date based on the type of contract that the obligor has entered into with MMCA:

         o Receivables that provide for equal monthly payments over their term that do not have a deferred first payment or a balloon
              payment (these receivables account for approximately   % of the
              principal balance of all receivables owned by the issuer, calculated as of the initial Cutoff Date);

         o Receivables that provide for equal monthly payments over their term that have a deferred first payment but do not have a
              balloon payment (these receivables account for approximately   %
              of the principal balance of all receivables owned by the issuer, calculated as of the initial Cutoff Date);

         o Balloon Payment Receivables with a Return Option that do not have a deferred first payment (these receivables account for
              approximately   % of the principal balance of all receivables
              owned by the issuer, calculated as of the initial Cutoff Date);

         o Balloon Payment Receivables without a Return Option that do not have a deferred first payment (these receivables account for
              approximately   % of the principal balance of all receivables
              owned by the issuer, calculated as of the initial Cutoff Date);

         o Balloon Payment Receivables with a Return Option that have a deferred first payment that is deferred for up to 200 days
              (these receivables account for approximately   % of the principal
              balance of all receivables owned by the issuer, calculated as of the initial Cutoff Date); and

         o Balloon Payment Receivables without a Return Option that have a deferred first payment that is deferred for up to 200 days
              (these receivables account for approximately   % of the principal
              balance of all receivables owned by the issuer, calculated as of the initial Cutoff Date).

         Receivables with a Deferred First Payment. Receivables with a deferred first payment account for approximately % of the principal balance of the receivables, calculated as of the initial Cutoff Date. The obligor on a receivable with a deferred first payment is not required to make any payments of interest or principal for a period specified in the related contract. On and after the date the first payment is due, the obligor is required to make monthly payments of interest and principal under the receivable. The effect of the deferment of the first payment is to increase the term of the receivable for the period of the deferment. For the purpose of all calculations made under the sale and servicing agreement and the indenture, a receivable will be treated as not having a deferred first payment as of the last day of the calendar month preceding the calendar month in which the first scheduled payment on that receivable becomes due. Of the receivables originated with a deferred first payment:

         o    $    total principal balance of those receivables were originated
              with a deferral period of 300 days or greater. $   total principal
              balance of these receivables had a deferred first payment as of the initial Cutoff Date.

         o    $    total principal balance of those receivables were originated
              with a deferral period of between 200 and 299 days. $      total
              principal balance of these receivables had a deferred first payment as of the initial Cutoff Date.

         o    $    total principal balance of those receivables-including some
              Balloon Payment Receivables-were originated with a deferral
              period of between 100 and 199 days. $     total principal balance
              of these receivables had a deferred first payment as of the initial Cutoff Date.

         o    $     total principal balance of those receivables-including some
              Balloon Payment Receivables-had a deferral period of 99 days or
              less. $     total principal balance of these receivables had a
              deferred first payment as of the initial Cutoff Date.

         Balloon Payment Receivables without a Return Option. Balloon Payment Receivables without a Return Option-including those with a deferred first payment-account for approximately $ of the principal balance of the receivables, calculated as of the Initial Cutoff Date. Balloon Payment Receivables amortize over a series of equal monthly installments, but also provide for a substantially larger final scheduled payment of principal, together with one month's interest. This final payment is known as a balloon payment and is due at the end of the term of the receivable. MMCA sets the balloon payment for a particular model of vehicle at the time the contract is entered into.

         Upon maturity of a Balloon Payment Receivable without a Return Option, the obligor may satisfy the amount it owes by:

         o    paying the actual balloon payment due under the receivable; or

         o subject to various conditions, refinancing the actual balloon payment due under the receivable.

         The actual amount owed by an obligor at the end of the term of a Balloon Payment Receivable may be different than the scheduled balloon payment provided in the contract. If a Balloon Payment Receivable is a Simple Interest Receivable, the actual amount owed by the obligor at the end of the term of the receivable may be different than the scheduled balloon payment provided in the related contract as a result of:

         o early payments by the obligor during the term of the Balloon Payment Receivable which will reduce the amount owed;

         o late payments by the obligor during the term of the Balloon Payment Receivable which will increase the amount owed; and

         o additional fees and charges that may be owed by the obligor, including late charges and any other miscellaneous charges, which will increase the amount owed.

         If a Balloon Payment Receivable is an Actuarial Receivable, the actual amount owed by the obligor at the end of the term of the receivable will be the scheduled balloon payment set forth in the related contract, increased by any additional fees and charges that may be owed by the obligor, including late charges and other miscellaneous charges.

         Obligors may prepay these receivables in full at any time. Prepayments may also result from liquidations due to default, the receipt of insurance proceeds after destruction or theft of the vehicle, and purchases of the receivable by MART II or the servicer as a result of uncured breaches of representations and warranties in the sale and servicing agreement. See "-Maturity and Prepayment Considerations."

         If there is a total loss of the vehicle caused by its theft or physical damage, MMCA does not require the obligor with a balloon payment to pay the difference between the amount owed on the receivable as of the date of the total loss and the insurance proceeds, including payment by the obligor of any applicable deductible, received for the vehicle. MMCA will instead reduce the principal amount of the balloon payment by that amount.

         Balloon Payment Receivables with a Return Option. Certain Balloon Payment Receivables have a Return Option. Balloon Payment Receivables with a Return Option-including those with a deferred first payment-account for approximately $ of the principal balance of the receivables, calculated as of the Initial Cutoff Date. Upon maturity of the balloon payment, in addition to paying or refinancing the balloon payment, the obligor also has the option of satisfying the amount it owes by returning the vehicle to MMCA for a credit against the actual amount due under the receivable. The amount credited will equal the scheduled balloon payment, less charges for excess wear and tear and excess mileage and a disposition fee payable to the servicer. The obligor will be required to pay the excess, if any, of the actual amount due under the receivable over the amount credited by MMCA for the returned vehicle.

         If an obligor under a Balloon Payment Receivable with a Return Option returns the vehicle, it is anticipated that the issuer will not receive the full amount of the balloon payment provided in the contract upon the subsequent sale of the vehicle by MMCA on behalf of the issuer. MMCA sets the balloon payment for a particular model at the time of origination of the related contract by reference to its estimate of the wholesale market value of the model at the end of the contract's term. However, in connection with sales incentive programs for particular models, MMCA often increases the size of the balloon payment to above its estimate of the wholesale market value at the end of the contract's term in order to stimulate sales of particular models by reducing the amount of the monthly payments under the contract. As a result, the balloon payment provided in the contract may be higher than the wholesale market value of the vehicle at the end of term of the contract.

         If the full amount of a balloon payment is not collected upon sale of the returned vehicle, the shortfall will reduce the Available Funds available to pay the Total Required Payment and to make any required transfers from the collection account to the reserve account which may reduce the amount available to pay interest on and principal of the notes. None of MMCA, the servicer, MART II or the issuer will have any recourse to the obligor for any shortfall, nor will MMCA, the servicer or MART II be obligated to pay any shortfall to the issuer.

Defaulted Receivables

         A receivable, other than a receivable which has been purchased from the issuer by MART II or the servicer, will be considered to have defaulted if:

         o    the related vehicle has been repossessed and liquidated;

         o more than 10% of a scheduled payment is 120 or more days past due as of the end of the month in which the payment was due and the servicer has not repossessed the related vehicle; or

         o the servicer has determined, in accordance with its customary standards, policies and procedures, that eventual payment in full, excluding charges for excess wear and tear or excess mileage, of the receivable is unlikely and has either repossessed and liquidated the related vehicle or repossessed and held the related vehicle in its repossession inventory for a period of between 90 days and 180 days after the date on which a scheduled payment was due but not paid.

Maturity and Prepayment Considerations

         The weighted average lives of the notes will be influenced by the rate of payment of principal balances of the receivables. These payments may be in the form of scheduled payments or prepayments. The adjusted principal balance of the receivables will be reduced by the amount of payments on the receivables and the Principal Distribution Amount for any payment date will equal the decline in the adjusted principal balance of the receivables over the prior month, subject to adjustment for purchases by the issuer of additional receivables during the Pre-Funding Period and for any Principal Shortfall Amount. In addition, on each payment date, the issuer will make an additional Turbo Payment of principal of the notes to the extent of any Total Available Funds remaining after payment of the Principal Distribution Amount and any required deposits to the reserve account have been made on that payment date. Any Turbo Payments made by the issuer will shorten the weighted average lives of the notes because principal of the notes will be repaid faster than the decline in the adjusted principal balance of the receivables.

         Prepayments in full on Actuarial Receivables and Simple Interest Receivables and partial prepayments on Simple Interest Receivables will have the effect of reducing the weighted average lives of the notes. Delinquencies by obligors under Simple Interest Receivables and extensions and payment deferrals on any type of receivable will have the effect of increasing the weighted average life of the notes. "Prepayments" for these purposes includes the following circumstances:

         o Prepayments in full and partial prepayments. The obligors may prepay the receivables in full or in part.

         o Mandatory prepayments. An obligor may be required to prepay a receivable in full because of, among other things, the sale, insured loss or other disposition of the related vehicle or the receivable becoming defaulted.

         o Repurchases of the receivables by MART II or the servicer. MART II or the servicer may be required to repurchase a receivable from the issuer if breaches of representations and warranties occur that materially and adversely affect the receivable.

         In light of the above considerations, there can be no assurance as to the amount of principal payments that will be made on the notes on each payment date. The amount will depend, in part, on the amount of principal collected on the receivables during the preceding calendar month. Any reinvestment risks resulting from a faster or slower incidence of prepayment of receivables will be borne entirely by the noteholders.

         Obligors of receivables that allow a deferred first payment, for example, may prepay their contracts in full or in part at any time. Obligors of these receivables may refinance their vehicles with other lenders at more attractive terms, such as lower interest rates, and use the proceeds to prepay in full the receivable transferred to the issuer.

         Prepayments on the receivables can be measured relative to a prepayment standard or model. This prospectus uses the Absolute Prepayment Model-ABS. ABS assumes that a percentage of the receivables in a pool will be repaid each month. It also assumes that all the receivables are the same size and amortize at the same rate. The final assumption is that each receivable will either be paid as scheduled or be prepaid in full in any given month. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the receivables purchased by the issuer.

         Approximately   % of the principal balance of the receivables sold
to the issuer on the closing date, calculated as of the initial Cutoff Date, consists of Balloon Payment Receivables. Accordingly, a portion of the principal amount of the notes is expected to be paid from Balloon Payment Receivables. All of the balloon payments are due between and . The
average principal balance of those balloon payments is $      , which is
approximately    % of the average principal balance of those receivables.

         In addition, if MMCA or any affiliate of MMCA decides to implement a program that encourages prepayments, prepayments may increase. MMCA currently maintains a program that offers attractive terms to obligors who return their vehicles prior to the scheduled maturity and purchase or lease a new Mitsubishi vehicle. The dealer must agree to purchase the returned vehicle from MMCA for the owner to be eligible for this program. While this program may encourage prepayments, the effect on prepayments of this program and other programs like it cannot be predicted.

         The tables relating to ABS captioned "Projected Class A-1 Note Amortization," "Projected Class A-2 Note Amortization," "Projected Class A-3 Note Amortization," "Projected Class A-4 Note Amortization," "Projected Class B Note Amortization" and "Projected Class C Note Amortization" assume that:

         o the Yield Supplement Amount is deposited into the collection account each month;

         o the Negative Carry Amount is deposited into the collection account each month;

         o the amount deposited into the pre-funding account on the closing date is applied in its entirety to the purchase of contracts transferred to the issuer during the Pre-Funding Period;

         o the receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases;

         o    the interest rate on the Class A-1 notes is   %, the interest rate
              on the Class A-2 notes is %, the interest rate on the Class A-3
              notes is   %, the interest rate on the Class A-4 notes is   %, the
              interest rate on the Class B notes is   %, and the interest rate
              on the Class C notes is   %;

         o each scheduled monthly payment on the receivables is made on the last day of each month, and each month has 30 days;

         o the payments on the notes are made on each payment date, which is assumed to be the 15th day of each applicable month;

         o the first date on which receivables will be transferred to the issuer is the closing date;

         o the amount on deposit in the reserve account equals the Specified Reserve Balance;

         o the servicer exercises its option to purchase the receivables at its earliest opportunity to do so;

         o MMCA's program to manage end-of-term risks and mitigate returned vehicle losses by offering attractive terms to obligors to prepay their receivables and return their vehicle early, if they purchase a new Mitsubishi Motors vehicle, does not extend to the receivables;

         o the total Yield Supplement Overcollateralization Amount of the hypothetical pools related to the receivables transferred to the issuer on the closing date, as described below, is adjusted to
              equal $     , which is the total Yield Supplement
              Overcollateralization Amount of the receivables as of the initial Cutoff Date; and

         o the total Yield Supplement Overcollateralization Amount of the hypothetical pools related to the additional receivables to be transferred to the issuer during the Pre-Funding Period as described below is adjusted to equal $ , which is the total Yield Supplement Overcollateralization Amount of the additional receivables as of their respective Cutoff Dates.

         The ABS tables indicate the projected weighted average lives of the Class A-1 notes, the Class A-2 notes, the Class A-3 notes, the Class A-4 notes, the Class B notes and the Class C notes and set forth the percent of the initial principal amount of the Class A-1 notes, the Class A-2 notes, the Class A-3 notes, the Class A-4 notes, the Class B notes and the Class C notes that is projected to be outstanding after each of the payment dates shown at various constant ABS percentages. For purposes of creating the ABS tables, the receivables have been aggregated into different hypothetical pools.

         The receivables to be transferred to the issuer on the closing date have been divided into hypothetical pools made up of receivables that have equal scheduled monthly payments that fully amortize those receivables. Pools through include receivables with no payments due for an initial period and which then amortize over the weighted average number of payments remaining until the maturity of the receivable. These hypothetical pools have the following characteristics:

                                                                                    Weighted       Weighted Average
       Level                Total             Weighted       Weighted Average       Average            Remaining
      Payment             Principal           Average         Remaining Term     Original Term     Deferment Period
        Pool               Balance              APR             (In Months)       (In Months)         (In Months)
    -----------         ------------       -------------     ----------------    -------------     ----------------















                        ------------
                        ============



         The receivables to be transferred to the issuer on the closing date also have been divided into hypothetical pools composed of receivables with balloon payments. Pools through include receivables with no payments due for an initial period and which then amortize over the weighted average number of payments remaining until the maturity of the receivable. These hypothetical pools have the following characteristics.

                                                                                    Weighted       Weighted Average
      Ballon                Total             Weighted       Weighted Average        Average            Remaining
      Payment             Principal           Average         Remaining Term      Original Term     Deferment Period
        Pool               Balance              APR             (In Months)        (In Months)         (In Months)
    -----------         ------------       -------------     ----------------    -------------     ----------------













                        ------------
                        ============


         The ABS tables also assume that the additional receivables to be transferred to the issuer during the Pre-Funding Period occur in two groups. The first group, with an assumed total Adjusted Principal Balance of $ , are assumed to be transferred to the issuer in . The second group, with an assumed total Adjusted Principal Balance of $ are assumed to be transferred to the issuer in .

         The additional receivables included in the first group have been divided into hypothetical pools made up of receivables that have equal scheduled monthly payments that fully amortize those receivables. Pools through include receivables with no payments due for an initial period and which then amortize over the weighted average number of payments remaining until the maturity of the receivable. These hypothetical pools have the following characteristics:

                                                                                    Weighted       Weighted Average
       Level                Total             Weighted       Weighted Average       Average            Remaining
      Payment             Principal           Average         Remaining Term     Original Term     Deferment Period
        Pool               Balance              APR             (In Months)       (In Months)         (In Months)
    -----------         ------------       -------------     ----------------    -------------     ----------------















                        ------------
                        ============



                                                                                    Weighted       Weighted Average
      Ballon                Total             Weighted       Weighted Average        Average            Remaining
      Payment             Principal           Average         Remaining Term      Original Term     Deferment Period
        Pool               Balance              APR             (In Months)        (In Months)         (In Months)
    -----------         ------------       -------------     ----------------    -------------     ----------------













                        ------------
                        ============

         The additional receivables included in the second group have been divided into hypothetical pools made up of receivables that have equal scheduled monthly payments that fully amortize those receivables. Pools through include receivables with no payments due for an initial period and which then amortize over the weighted average number of payments remaining until the maturity of the receivable. These hypothetical pools have the following characteristics:

                                                                                    Weighted       Weighted Average
       Level                Total             Weighted       Weighted Average       Average            Remaining
      Payment             Principal           Average         Remaining Term     Original Term     Deferment Period
        Pool               Balance              APR             (In Months)       (In Months)         (In Months)
    -----------         ------------       -------------     ----------------    -------------     ----------------















                        ------------
                        ============



         The additional receivables included in the second group also have been divided into hypothetical pools made up of receivables with a balloon payment. These hypothetical pools have the following characteristics:

                                                                                    Weighted       Weighted Average
      Ballon                Total             Weighted       Weighted Average        Average            Remaining
      Payment             Principal           Average         Remaining Term      Original Term     Deferment Period
       Pool                Balance              APR             (In Months)        (In Months)         (In Months)
    -----------         ------------       -------------     ----------------    -------------     ----------------













                        ------------
                        ============

         The actual characteristics and performance of the receivables transferred to the issuer will differ from the assumptions used in preparing the ABS tables. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flow might behave under varying prepayment scenarios. It is very unlikely that the receivables will prepay at the same level of ABS. Moreover, the diverse terms of receivables within each of the hypothetical pools could produce slower or faster principal distributions than indicated in the ABS tables. Any difference between those assumptions and the actual characteristics and performance of the receivables, or actual prepayment experience, will affect the percentages of initial balances outstanding over time, as well as collections of interest and principal of receivables. See "--Selection Criteria." The ABS Tables have been prepared based on the assumptions described above and should be read in conjunction with those assumptions.

                   Projected Class A-1 Note Amortization

                  Percent of Initial Note Principal Amount

                                                                      Class A-1 Note Balance (%)
                                                  ------------------------------------------------------------------
                                                  .50% ABS     1.00% ABS      1.30% ABS    1.50% ABA      2.00% ABS
                                                  --------     ---------      ---------    ---------      ---------
Closing Date................................




                                                 --------     ---------      ---------    ---------      ---------

Weighted Average Life To Call (yrs).........



                   Projected Class A-2 Note Amortization

                  Percent of Initial Note Principal Amount

                                                                      Class A-1 Note Balance (%)
                                                  ------------------------------------------------------------------
                                                  .50% ABS     1.00% ABS      1.30% ABS    1.50% ABA      2.00% ABS
                                                  --------     ---------      ---------    ---------      ---------
Closing Date................................






                                                 --------     ---------      ---------    ---------      ---------

Weighted Average Life To Call (yrs).........




                                                                      Class A-1 Note Balance (%)
                                                  ------------------------------------------------------------------
                                                  .50% ABS     1.00% ABS      1.30% ABS    1.50% ABA      2.00% ABS
                                                  --------     ---------      ---------    ---------      ---------
Closing Date................................








                                                 --------     ---------      ---------    ---------      ---------

Weighted Average Life To Call (yrs).........





                   Projected Class A-4 Note Amortization

                  Percent of Initial Note Principal Amount



                                                                      Class A-1 Note Balance (%)
                                                  ------------------------------------------------------------------
                                                  .50% ABS     1.00% ABS      1.30% ABS    1.50% ABA      2.00% ABS
                                                  --------     ---------      ---------    ---------      ---------
Closing Date................................









                                                 --------     ---------      ---------    ---------      ---------

Weighted Average Life To Call (yrs).........




                    Projected Class B Note Amortization

                  Percent of Initial Note Principal Amount



                                                                      Class A-1 Note Balance (%)
                                                  ------------------------------------------------------------------
                                                  .50% ABS     1.00% ABS      1.30% ABS    1.50% ABA      2.00% ABS
                                                  --------     ---------      ---------    ---------      ---------
Closing Date................................










                                                 --------     ---------      ---------    ---------      ---------

Weighted Average Life To Call (yrs).........




                    Projected Class C Note Amortization

                  Percent of Initial Note Principal Amount



                                                                      Class A-1 Note Balance (%)
                                                  ------------------------------------------------------------------
                                                  .50% ABS     1.00% ABS      1.30% ABS    1.50% ABA      2.00% ABS
                                                  --------     ---------      ---------    ---------      ---------
Closing Date................................








                                                 --------     ---------      ---------    ---------      ---------

Weighted Average Life To Call (yrs).........


            HOW NOTEHOLDERS CAN COMPUTE THEIR PORTION OF THE AMOUNT
                           OUTSTANDING ON THE NOTES

         The servicer's monthly report will give the noteholders a factor that can be used to compute the portion of the principal amount outstanding on the notes.

         How the Servicer Computes the Factor For Each Class of Notes. The servicer will compute a separate factor for each class of notes before each distribution for that class. This factor will be a seven-digit decimal which the servicer will compute before each distribution for that class of notes indicating the remaining outstanding principal amount of that class of notes, as of the applicable payment date. The servicer will compute the factor after giving effect to payments to be made on that payment date, as a fraction of the initial outstanding principal amount of that class of notes.

         How to Calculate Your Portion of the Outstanding Amount of the Notes. For each note, the portion outstanding is the product of:

         o    the original denomination of the note; and

         o the factor relating to that class of notes computed by the servicer in the manner described above.

         The Factors Described Above Will Decline as the Issuer Makes Payments on the Notes. Each of the factors described above will initially be 1.0000000. They will decline as the principal amount of the applicable class of notes is reduced by payment of the Principal Distribution Amount, Turbo Payments, prepayments, liquidations of the receivables and prepayments arising from the application of funds in the pre-funding account at the end of the pre-funding period. The purchase of additional receivables by the issuer during the Pre-Funding Period will not change any of these factors.


                              USE OF PROCEEDS

         The net proceeds from the sale of the notes will be applied:

         o    to the purchase of the receivables;

         o    to make the required deposit into the pre-funding account;

         o    to make the required deposit into the negative carry account;

         o    to make the required deposit into the payahead account;

         o    to make the required deposit into the yield supplement account;
              and

         o    to make the required deposit into the reserve account.


                       MMCA AUTO RECEIVABLES TRUST II

         MART II was established as a business trust in the State of Delaware on June 28, 2002. MMCA is the sole beneficial owner of MART II. MART II was established for limited purposes, which include purchasing receivables from MMCA, transferring the receivables to third parties and any activities related to those purposes. MART II's principal executive offices are located at 6363 Katella Avenue, Cypress, California 90630-5205. MART II's telephone number is (714) 236-1615.

         In structuring these transactions MART II has taken steps intended to ensure that the voluntary or involuntary application for relief by MMCA under the United States Bankruptcy Code or similar state laws will not cause the assets and liabilities of MART II to be consolidated with those of MMCA. These steps include the maintenance of MART II as a separate, limited-purpose entity. The trust agreement by which MART II was formed and which governs MART II's activities restricts the nature of MART II's business, limits the circumstances under which MART II may accept capital contributions from MMCA and restricts MART II's ability to commence a voluntary case or proceeding under any insolvency law without the unanimous vote of all of its managers. However, there can be no assurance that the activities of MART II would not result in a court concluding that its assets and liabilities should be consolidated with those of MMCA in an insolvency proceeding.

         MART II's counsel has advised that it would not be a proper exercise by a court of its equitable discretion to disregard the separate existence of MART II and consolidate its assets and liabilities with the assets and liabilities of MMCA if MMCA filed for bankruptcy protection. MART II's counsel has assumed that MART II will follow various procedures in the conduct of its affairs, including maintaining records and books of account separate from those of MMCA, refraining from commingling its assets with those of MMCA, refraining from holding itself out as having agreed to pay, or being liable for, the debts of MMCA and refraining from accepting capital contributions from MMCA other than in accordance with MART II's trust agreement. MART II intends to follow and has represented to that counsel that it will follow these and other procedures related to maintaining its separate legal identity. However, if MART II does not follow those procedures, a court could conclude that the assets and liabilities of MART II should be consolidated with those of MMCA. If a court were to reach that conclusion, or if a filing were made under any insolvency law by or against MART II, or if an attempt were made to litigate any of the preceding issues, delays in payments on the notes or reductions in the amounts of the payments could result.


                                THE SERVICER

         MMCA is a Delaware corporation which primarily provides retail and wholesale financing, retail leasing and other financial services to authorized dealers of Mitsubishi Motors vehicles and their customers in the United States. MMCA was incorporated in August 1990 and commenced operations in March 1991.

         MMCA is a wholly-owned subsidiary of MMSA, a California corporation which is engaged in the wholesale distribution of vehicles throughout the United States manufactured by Mitsubishi Motors and its affiliates. MMSA is a subsidiary of Mitsubishi Motors, a Japanese corporation that is a worldwide manufacturer and distributor of motor vehicles and light-duty trucks. Mitsubishi Motors owns 100% of the stock of MMSA.

         MMCA's national headquarters is located at 6363 Katella Avenue, Cypress, California 90630-5205. Its telephone number is (714) 236-1500.


                             TERMS OF THE NOTES

Principal Amount And Interest Rates

         The issuer will issue $ total principal amount of asset-backed notes under an indenture to be dated as of 1, 2002, between the issuer and Bank of Tokyo-Mitsubishi Trust Company, in its capacity as indenture trustee.

         The notes will be issued in six classes:

         o     $          total principal amount of      % Class A-1 notes;

         o     $          total principal amount of      % Class A-2 notes;

         o     $          total principal amount of      % Class A-3 notes;

         o     $          total principal amount of      % Class A-4 notes;

         o     $          total principal amount of      % Class B notes; and

         o     $          total principal amount of      % Class C notes.

         A form of the indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. The following summary is qualified in its entirety by reference to the notes, the indenture, the issuer trust agreement and the sale and servicing agreement, copies of which will be filed with the Securities and Exchange Commission after the date of issue of the notes and the certificates.

Interest Payments

         The notes will bear interest at the following annual rates:

         o     the Class A-1 notes:      %;

         o     the Class A-2 notes:      %;

         o     the Class A-3 notes:      %;

         o     the Class A-4 notes:      %;

         o     the Class B notes:        %; and

         o     the Class C notes:        %.

         Interest on the outstanding principal amount of each class of notes will accrue at the applicable interest rate and will be payable to the applicable noteholders on the 15th day of each month. If the 15th day of a month is not a business day, the payment will be made on the next following business day. The first payment will be made on , 2002. Payments will be made to noteholders as of each record date. The record date will be the business day preceding each payment date. However, if notes are issued in fully registered, certificated form, the record date will become the 15th day of the preceding month, or if that day is not a business day, the preceding business day.

         Calculation of Interest. Interest will accrue during each interest period and will be calculated on the Class A-1 notes on the basis of the actual number of days elapsed and a 360-day year and will be calculated on the Class A-2 notes, the Class A-3 notes, the Class A-4 notes, the Class B notes and the Class C notes on the basis of a 360-day year of twelve 30-day months. Interest accrued as of any payment date but not paid on that payment date will be due on the next payment date, together with interest on that amount at the applicable interest rate, to the extent lawful.

         Interest Periods. Interest payable on the Class A-1 notes on each payment date will accrue from the preceding payment date through the day preceding the current payment date. Interest payable on the Class A-2 notes, the Class A-3 notes, the Class A-4 notes, the Class B notes and the Class C notes on each payment date will accrue from the 15th of the month preceding the payment date through the 14th of the month in which the payment date occurs. For the first payment date, interest on the Class A-1 notes will accrue from the closing date through , 2002, and interest on the Class A-2 notes, the Class A-3 notes, the Class A-4 notes, the Class B
notes and the Class C notes will accrue from the closing date through       ,
2002.

         Priority of Interest Payments. Funds to make interest payments on the notes will come from the Available Funds remaining after the payment of the servicing fee for the related month plus any portion of the servicing fee that remains unpaid from prior months. If the Total Available Funds remaining are insufficient, the interest will be paid from amounts on deposit in the reserve account.

         Interest payments on all of the Class A notes will have the same priority of payment and will be paid to each class of Class A notes without priority or preference of any kind among classes based upon the total amount of interest due on each class of Class A notes. Interest on the Class B notes and the Class C notes is subordinate to interest on the Class A notes. No interest will be paid on the Class B notes or the Class C notes on any payment date until interest on the Class A notes has been paid in full. If the amount available for interest payments is less than the amount of interest payable on the Class A notes on any payment date, each class of Class A notes will receive its ratable share of the total amount available to pay interest on the Class A notes and no interest will be paid on the Class B notes or on the Class C notes. Interest on the Class C notes is subordinate to interest on the Class A notes and interest on the Class B notes. No interest will be paid on the Class C notes on any payment date until interest on the Class A notes and the Class B notes has been paid in full.

         If a default under the indenture occurs, interest payments on the Class B notes and the Class C notes also will be subordinated to amounts due to the indenture trustee as compensation or indemnity payments and to the payment of principal of the Class A notes. No distributions will be made on the certificates on any payment date until the notes have been paid in full.

         Events of Default under the Indenture. An event of default under the indenture will occur if the full amount of interest due on all classes of notes is not paid within five days after the payment date on which the interest is due.

         Priority of Interest Payments. The issuer will generally derive the interest payments it makes on the notes on any distribution date from the funds deposited into the collection account with respect to the preceding payment period. This will include funds, if any, deposited into the collection account, the reserve account, the negative carry account and the payahead account, remaining after the payment of:

         o    the servicing fee; and

         o in the case of the Class B notes, interest on the Class A notes and, in the case of the Class C notes, interest on the Class A notes and the Class B notes.

         Allocation of Funds by the Issuer. The issuer will allocate funds between interest payments on the Class A notes if it does not have enough funds available to pay all such amounts. In that event, the amount allocable to the Class A noteholders for the payment of interest will be based on the total principal balance of the Class A notes. The amount available for interest payments on the Class A notes could be less than the amount of interest payable on the Class A notes on any payment date. The Class A noteholders will each receive their ratable share of the aggregate amount available to be distributed in respect of interest on the Class A notes. Each such class' ratable share of the amount available to pay interest will be based on the amount of interest due on such class relative to the total amount of interest due to the Class A noteholders.

         Subordination of the Class B Notes and the Class C Notes. Interest payments on the notes are subordinated to the servicing fee due to the servicer and interest payments. Additionally, interest payments on the Class B notes are subordinated to interest payments on the Class A notes. Interest payments on the Class C notes are subordinated to interest payments on the Class A notes and the Class B notes. Following an event of default and acceleration of the notes, no interest payments will be paid to the Class B notes or the Class C notes until principal payments are made on the Class A notes. If the amount available for interest payments on the Class B notes is less than the amount of interest payable on the Class B notes on any payment date, each of the holders of the Class B notes will receive their ratable share. If the amount available for interest payments on the Class C notes is less than the amount of interest payable on the Class C notes on any payment date, each of the holders of the Class C notes will receive their ratable share.

Principal Payments

         Principal Distribution Amount. On each payment date, the issuer will use the Total Available Funds remaining after reimbursement of servicer advances and payment of the monthly servicing fee to make principal payments to the noteholders in an amount equal to the Principal Distribution Amount for that payment date. Certificateholders will not be entitled to receive payments of principal until all classes of notes have been paid in full. See "-Indenture Cash Flows" and "-The Reserve Account."

         For so long as the Class A-1 notes are outstanding, the entire Principal Distribution Amount for any payment date will be paid to the Class A-1 notes, until the Class A-1 notes are paid in full. After the Class A-1 notes have been paid in full, the Principal Distribution Amount remaining for any payment date will be divided between the remaining classes of the Class A notes, the Class B notes and the Class C notes. After the Class A-1 notes are paid in full, the remaining Class A notes will be paid the Class A Percentage of the remaining Principal Distribution Amount. After that payment has been made, the Class B notes will be paid the Class B Percentage of the remaining Principal Distribution Amount and, after that payment has been made, the Class C notes will be paid the Class C Percentage of the remaining Principal Distribution Amount. If there are insufficient funds on any payment date to pay the full amount of the Principal Distribution Amount, an amount equal to the Class A Percentage of the Principal Distribution Amount will be paid to the applicable classes of Class A notes before any principal is paid to the Class B notes or to the Class C notes. If there are insufficient funds to pay the Class B notes an amount equal to the Class B Percentage of the Principal Distribution Amount, no payment will be made to the Class C notes.

         The Class A-2 notes, the Class A-3 notes and the Class A-4 notes feature sequential payment of principal. No principal will be paid on the Class A-3 notes until the Class A-2 notes have been paid in full and no principal will be paid on the Class A-4 notes until the Class A-3 notes have been paid in full.

         On each payment date, the Principal Distribution Amount will be paid:

         o to the holders of the Class A-1 notes, until the Class A-1 notes have been paid in full;

         o after the Class A-1 notes have been paid in full, the Class A Percentage of the Principal Distribution Amount remaining after any payments to the Class A-1 notes on that payment date will be paid to the Class A-2 notes, until the Class A-2 notes have been paid in full;

         o after the Class A-2 notes have been paid in full, the Class A Percentage of the Principal Distribution Amount remaining after any payments to the Class A-2 Notes on that payment date will be paid to the Class A-3 notes, until the Class A-3 notes have been paid in full;

         o after the Class A-3 notes have been paid in full, the Class A Percentage of the Principal Distribution Amount remaining after any payments to the Class A-3 Notes on that payment date will be paid to the Class A-4 notes, until the Class A-4 notes have been paid in full;

         o after the Class A-1 notes have been paid in full, the Class B Percentage of the Principal Distribution Amount remaining after any payments to the Class A-1 notes on that payment date will be paid to the Class B notes, until the Class B notes have been paid in full; and

         o after the Class A-1 notes have been paid in full, the Class C Percentage of the Principal Distribution Amount remaining after any payments to the Class A-1 notes on that payment date will be paid to the Class C notes, until the Class C notes have been paid in full.

         However, following the payment in full of the Class A-1 notes, if the amount on deposit in the reserve account on any payment date is less than % of the Adjusted Cutoff Date Pool Balance and that amount is also less than the minimum required to be on deposit in the reserve account on that payment date, then no principal will be paid to the Class B notes or the Class C notes until all of the Class A notes have been paid in full and no principal will be paid to the Class C notes until all of the Class B notes have been paid in full, even if the amount on deposit in the reserve account subsequently increases to more than that amount.

         Turbo Payments. In addition to the Principal Distribution Amount, on each payment date, after all required payments on the notes and deposits to the reserve account have been made, the issuer will use any remaining Total Available Funds to make an additional Turbo Payment of principal to the notes. The Turbo Payment, if any, made on any payment date will equal any Total Available Funds remaining after any required deposit to the reserve account is made on that payment date. Any Turbo Payments made by the issuer will be paid to the noteholders in the same priority and percentages as the Principal Distribution Amount. The effect of a Turbo Payment is that principal of the notes will be repaid faster than the decline in the Adjusted Principal Balance of the receivables.

         Events of Default under the Indenture. Payments on the notes may be accelerated upon an event of default under the indenture. Events of default under the indenture include the failure to pay the full amount of any installment of principal on any note when due and payable, including the failure to pay the principal of a note on its stated maturity date. If this occurs, the order of priority for principal payments on the notes will change. Amounts available to pay principal of the Class A notes will be paid first to the holders of the Class A-1 notes until the Class A-1 notes have been paid in full and then to the holders of the Class A-2 notes, the Class A-3 notes and the Class A-4 notes in proportion to the outstanding principal balance of those classes until all of those classes have been paid in full. See "-Indenture Cash Flows-Monthly Withdrawals from the Note Payment Account On and After an Acceleration of the Maturity Dates of the Notes."

         Following an event of default, principal of the Class A notes will be paid only after the payment of the following:

         o amounts due to the indenture trustee as compensation or indemnity payments;

         o    amounts due to the servicer; and

         o    interest due on the Class A notes.

         Following an event of default, principal of the Class B notes will be paid only after payment of the following:

         o amounts due to the indenture trustee as compensation or indemnity payments;

         o    amounts due to the servicer;

         o    interest due on the Class A notes;

         o    principal in full of all of the Class A notes; and

         o    interest due on the Class B notes.

         Following an event of default, principal of the Class C notes will be paid only after payment of the following:

         o amounts due to the indenture trustee as compensation or indemnity payments;

         o    amounts due to the servicer;

         o    interest due on the Class A notes;

         o    principal in full of all of the Class A notes;

         o    interest due on the Class B notes;

         o    principal in full of the Class B notes; and

         o    interest due on the Class C notes.

         The noteholders will be paid in full before any distributions may be made on the certificates.

         Stated Maturity Dates. Any outstanding principal balance of each class of notes will be payable in full on the stated maturity date in the months specified below:

         o    for the Class A-1 notes,        ;

         o    for the Class A-2 notes,        ;

         o    for the Class A-3 notes,        ;

         o    for the Class A-4 notes,        ;

         o    for the Class B notes,          ; and

         o    for the Class C notes,          .

         The actual date on which the total outstanding principal amount of any class of notes is paid may be earlier or later than these dates due to a variety of factors, including those described under "Risk Factors-You May Be Required to Reinvest Your Principal in the Notes at a Lower Rate of Return Because of Prepayments on the Notes" and "The Receivables Pool-Maturity and Prepayment Considerations."

Mandatory Prepayment

         On the payment date on or immediately following the last day of the Pre-Funding Period, any funds remaining in the pre-funding account, after giving effect to the purchase of all receivables purchased during the Pre-Funding Period exclusive of any net earnings from the investment of funds on deposit in the pre-funding account, will be applied to pay principal of the notes then outstanding in the same sequence and proportions that would apply if the remaining funds were a part of the Principal Distribution Amount. Although the pre-funding account will be funded in an amount that MART II anticipates will allow the issuer to acquire receivables during the Pre-Funding Period having an Adjusted Principal Balance approximately equal to the amount on deposit in the pre-funding account, it is unlikely that the Adjusted Principal Balance of those receivables will exactly equal the amount on deposit in the pre-funding account, and it is likely that at least a nominal amount of principal will be prepaid to the noteholders at the end of the Pre-Funding Period.

Optional Redemption
         All of the outstanding notes and certificates will be redeemed on any payment date on which the servicer exercises its option to purchase the receivables. The servicer may purchase the receivables on any payment date on which the principal balance of the receivables at the end of the preceding calendar month is 10% or less of the Initial Pool Balance. The redemption price will be equal to the unpaid principal amount of the notes plus accrued and unpaid interest on the notes, together with the unpaid principal amount of the certificates.

The Indenture Trustee

         Bank of Tokyo-Mitsubishi Trust Company, a New York banking corporation, will be the indenture trustee. The indenture trustee's corporate trust office is located at 1251 Avenue of the Americas, New York, New York 10020-1104. MART II, the servicer, and their respective affiliates may, in the ordinary course of their business, have other banking relationships with the indenture trustee and commercial and investment banking relationships with its affiliates. Neither MART II, the servicer nor any of their respective affiliates is an affiliate of Bank of Tokyo-Mitsubishi Trust Company.

The Issuer's Bank Accounts

         The Reserve Account. On the closing date, MART II will make an initial deposit to the reserve account of cash or investments permitted by the sale and servicing agreement having a value of $ . That amount is equal to % of the Adjusted Principal Balance of the receivables as of the initial Cutoff Date. On each date during the Pre-Funding Period on which the issuer acquires additional receivables from MART II, MART II will deposit to the reserve account an amount equal to % of the Adjusted Principal Balance of those additional receivables as of the related Cutoff Date. It will be a condition to the purchase by the issuer of additional receivables from MART II during the Pre-Funding Period that MART II makes this deposit to the reserve account.

         On or before each payment date, the indenture trustee will make the following payments and deposits from funds in the reserve account:

         o to the servicer, an amount equal to any shortfall between the total amount of reimbursement of advances that are due and payable to the servicer on that payment date and the total amount of the collections on the receivables that are paid to the servicer on that payment date as reimbursement for those advances; and

         o to the collection account, an amount equal to any shortfall between the Total Required Payment for that payment date and the Available Funds allocable to pay the Total Required Payment.

         The reserve account will be funded on each payment date with the Available Funds remaining after payment of interest and principal of the notes, in an amount equal to the excess, if any, of the Specified Reserve Balance for that payment date over the amount on deposit in the reserve account.

         If the amount on deposit in the reserve account on any date exceeds the required balance of the reserve account, after giving effect to withdrawals made on that payment date, the excess will be withdrawn and paid to MART II. The noteholders will not have any rights in, or claims to, any of those amounts paid to MART II.

         Amounts in the reserve account are intended to enhance the likelihood of receipt by noteholders of amounts due them and to decrease the likelihood that the noteholders will experience losses. If the amount withdrawn from the reserve account on any payment date to reimburse the servicer for advances and to cover shortfalls in Available Funds exceeds the amount on deposit in the reserve account, a shortfall in the amounts distributed to the noteholders could result. In addition, depletion of the reserve account ultimately could result in losses to noteholders, as noteholders will have no recourse to the assets of MART II as a source of payment. Losses on the receivables or other shortfalls in the amounts to be distributed to the noteholders will, after depletion of the reserve account, be allocated first to the certificates, then to the Class C notes, then to the Class B notes, and then to the Class A notes.

         MART II may request each of Moody's, Standard & Poor's and Fitch Ratings to approve a reduction in the Specified Reserve Balance or a change in the manner in which the reserve account is funded. If each of Moody's, Standard & Poor's and Fitch Ratings confirms that the requested action will not result in the qualification, reduction or withdrawal of its then-current rating of any class of notes, then the required balance of the account will be reduced and the indenture will be amended without the consent of any noteholders to reflect the change in the required balances of the accounts. A reduction in the Specified Reserve Balance will also require the delivery of several tax opinions to the effect that, among other things, the reduction will not adversely affect the characterization of the notes for federal income tax purposes.

         The Yield Supplement Agreement and Yield Supplement Account. Simultaneously with the sale and assignment of the receivables by MMCA to MART II, MMCA and MART II will enter into the yield supplement agreement. The yield supplement agreement will obligate MMCA to pay any Yield Supplement Amount to the issuer on the business day before each payment date. The issuer will apply those funds to make required payments under the indenture, including payments on the notes.

         Payments of the Yield Supplement Amount due under the yield supplement agreement will be secured by funds on deposit in the yield supplement account. The yield supplement account will be needed because the first payment on receivables with a deferred first payment will not be due from the related obligors until after their respective deferral periods. Until the first payment on these receivables is received from the related obligors, these receivables will not generate any collections which the issuer can apply to make required payments under the indenture, including payments on the notes. The Yield Supplement Amount for any payment date has been calculated to cover the shortfall in collections due to the inclusion of receivables with a deferred first payment in the receivables owned by the issuer. MART II will make a deposit to the yield supplement account on the closing date in the amount specified in the sale and servicing agreement. On each date during the Pre-Funding Period on which additional receivables with a deferred first payment are transferred to the issuer, MART II will make an additional deposit to the yield supplement account in an amount calculated to cover those shortfalls, unless the yield supplement account has been replaced by an acceptable letter of credit on or before that date.

         If MMCA either obtains a letter of credit securing timely payment to the indenture trustee of amounts due from MMCA under the yield supplement agreement or otherwise satisfies several other conditions satisfactory to each of Moody's, Standard & Poor's and Fitch Ratings, then after the delivery of any required tax opinions, the yield supplement account may be terminated and any amounts remaining in the yield supplement account will be released to MMCA. Any letter of credit related to the yield supplement agreement will be issued by a bank that has a debt rating sufficient to maintain the rating of each class of notes at the initial level at which it was rated by each of Moody's, Standard & Poor's and Fitch Ratings. If the rating of the letter of credit bank that issues the letter of credit is reduced below any of those ratings, the indenture trustee will be required to obtain a suitable replacement letter of credit or to draw the full amount available under the letter of credit and deposit those funds in the yield supplement account.

         On each payment date, after giving effect to payments on that date, the amount required to be on deposit in the yield supplement account or to be available under an acceptable letter of credit will be an amount equal to the sum of all projected Yield Supplement Amounts for deferred receivables for future payment dates during the deferral period of those receivables. The amount on deposit in the yield supplement account will decrease as payments are made from that account and funds in excess of the maximum required balance are released to MART II.

         The Negative Carry Account. During the Pre-Funding Period, the amount on deposit in the pre-funding account will earn interest at a rate that is less than the sum of the weighted average interest rate on the notes and the servicing fee payable to the servicer. The amount on deposit in the negative carry account is intended to cover this shortfall. On each payment date during the Pre-Funding Period, the indenture trustee will withdraw the Negative Carry Amount for that payment date from the negative carry account and deposit that amount to the collection account as a part of the funds available to pay interest on the notes.

         On the closing date, MART II will deposit the Maximum Negative Carry Amount as of the closing date, equal to $ , into the negative carry account. That amount is equal to the estimated difference between the investment earnings on amounts deposited to the pre-funding account on the closing date and the interest on the notes required to be paid in respect of that amount until additional receivables are transferred to the issuer.

         If the amount on deposit in the negative carry account on any payment date, after the withdrawal of the Negative Carry Amount, for that payment date, is greater than the amount required to be on deposit in the negative carry account, the excess will be released to MART II. All amounts remaining on deposit in the negative carry account on the first payment date after the end of the Pre-Funding Period, after giving effect to any withdrawals from that account on that payment date, will be released to MART II.

         On any payment date, the amount required to be on deposit in the negative carry account is equal to the lesser of:

         o the initial deposit into the negative carry account minus the sum of the withdrawal of the Negative Carry Amount on that payment date and all previous withdrawals of the Negative Carry Amount; and

         o    the Maximum Negative Carry Amount as of that payment date.

         The Issuer's Other Bank Accounts. In addition to the reserve account, the yield supplement account and the negative carry account described above, the servicer will establish and maintain the pre-funding account, the collection account and the payahead account in the name of the indenture trustee for the benefit of the noteholders and the certificateholders. The servicer will establish and maintain the note payment account in the name of the indenture trustee for the exclusive benefit of the noteholders. The servicer will establish and maintain the certificate distribution account in the name of the trustee of the issuer for the exclusive benefit of the certificateholders.


-------------------------------------------------------------------------------
                           Accounts Relating To The Issuer

-------------------------------------| ----------------------------------------
Collection                           | Account Payments made on receivables
                                     | and advances made by the servicer
                                     | will be deposited into the
                                     | collection account.
-------------------------------------| ----------------------------------------
Pre-Funding Account                  | An amount equal to $          will be
                                     | deposited into this account on the
                                     | closing date.
-------------------------------------| ----------------------------------------
Payahead                             | Account Early payments by obligors
                                     | of less than the remaining balance
                                     | of Actuarial Receivables will be
                                     | deposited into the payahead account
                                     | until the date payment on the
                                     | receivables falls due or until those
                                     | funds are applied to shortfalls in
                                     | the scheduled payments for those
                                     | receivables.
-------------------------------------| ----------------------------------------
Note                                 | Payment Account Amounts released
                                     | from the collection account for
                                     | distribution to noteholders will be
                                     | deposited into the note payment
                                     | account and all payments to
                                     | noteholders will be made from this
                                     | account.
-------------------------------------| ----------------------------------------
Certificate                          | Distribution Account Amounts
                                     | released from the collection account
                                     | for distribution to
                                     | certificateholders will be deposited
                                     | into the certificate distribution
                                     | account and all distributions to
                                     | certificateholders will be made from
                                     | this account.
-------------------------------------| ----------------------------------------


         On the closing date, MART II will deposit to the payahead account the early payments on Actuarial Receivables which were received before the initial Cutoff Date. On each date during the Pre-Funding Period on which receivables are transferred to the issuer, the indenture trustee will withdraw from the pre-funding account and deposit to the payahead account any early payments with respect to Actuarial Receivables transferred to the issuer on that date which were received before the related date of transfer.

         Funds in the collection account, the pre-funding account, the payahead account, the reserve account, the negative carry account and the yield supplement account will be invested in the types of investments permitted by the sale and servicing agreement, which generally will be limited to investments acceptable to each of Moody's, Standard & Poor's and Fitch Ratings as being consistent with the ratings of the notes. Investments permitted by the sale and servicing agreement during a monthly period will be limited to obligations or securities that mature not later than the business day immediately preceding the related payment date or the date on which payment is due, in the case of early payments as to Actuarial Receivables on deposit in the payahead account.

         Any earnings, net of losses and investment expenses, on amounts on deposit in each account will be paid out as follows:

         o any earnings in the collection account will be paid to the certificateholders;

         o any earnings in the payahead account will be paid to the servicer as additional servicing compensation and will not be available to pay noteholders;

         o any earnings on amounts on deposit in the yield supplement account will be paid to MART II and will not be available to pay noteholders;

         o any earnings on, and any amounts released from, the reserve account and the negative carry account will be distributed to MART II and will not be available to pay noteholders, but only to the extent that the amount on deposit in the reserve account exceeds the required balance of the reserve account; and

         o any earnings on amounts on deposit in the pre-funding account will be deposited to the collection account.

Indenture Cash Flows

         Calculations Made by the Servicer. On or before the seventh business day, but no later than the tenth calendar day of each month, the servicer will calculate the following for the payment date occurring in that month:

         o    the Available Funds;

         o    the Total Available Funds;

         o the servicing fee for that payment date plus any portion of the servicing fee that remains unpaid from prior payment dates;

         o    the Accrued Note Interest;

         o    the Principal Distribution Amount;

         o    the Turbo Payment;

         o    the Negative Carry Amount;

         o    the Total Yield Supplement Overcollateralization Amount;

         o    the Yield Supplement Amount; and

         o the amount on deposit in the reserve account and the Specified Reserve Balance.

         Notice to the Indenture Trustee. On or before each payment date, the servicer will deliver to the indenture trustee a certificate indicating the deposits to and withdrawals from the collection account, the yield supplement account, the reserve account, the pre-funding account, the note payment account, the negative carry account and the certificate distribution account, as applicable, to be made on that payment date.

         Step 1. Daily Deposits To The Collection Account

         On or before each payment date, the servicer will cause all payments on the receivables and all proceeds of the receivables to be deposited into the collection account.

         Step 2. Monthly Withdrawals From The Collection Account To Reimburse Servicer Advances

         On each payment date, the indenture trustee will withdraw from the collection account and pay to the servicer the amounts on deposit in the collection account in respect of the related monthly period that are allocable to reimbursement of servicer advances in accordance with the sale and servicing agreement.

         Step 3. Monthly Withdrawals From The Reserve Account To Reimburse Servicer Advances

         On each payment date, the indenture trustee will withdraw from the reserve account and pay to the servicer an amount equal to the lesser of:

         o the amount on deposit in the reserve account on that payment date, calculated before giving effect to any deposits or withdrawals on or relating to that payment date; and

         o the amount of servicer advances due to be reimbursed on that payment date but not reimbursed from funds on deposit in the collection account under step 2.

         Step 4. Monthly Withdrawals From The Reserve Account To Pay The Total Required Payment

         If on any payment date the Total Required Payment is greater than the Available Funds on deposit in the collection account after reimbursement of servicer advances under step 2, the indenture trustee will withdraw from the reserve account and deposit in the collection account an amount equal to the lesser of:

         o the amount on deposit in the reserve account on that payment date, calculated after any reimbursement of advances under step 3 but before any deposits or other withdrawals from the reserve account relating to that payment date; and

         o the amount, if any, by which the Total Required Payment exceeds the Available Funds for that payment date.

         Step 5. Monthly Withdrawals From Collection Account

         On each payment date, the indenture trustee will withdraw the Total Available Funds from the collection account and make deposits, distributions and payments in the amounts and in the order of priority specified below:

         o to the servicer, the servicing fee due on that payment date, together with any portion of the servicing fee that remains unpaid from prior payment dates;

         o to the note payment account, the Accrued Note Interest for each class of notes;

         o    to the note payment account, the Principal Distribution Amount;

         o to the reserve account, the amount required to bring the amount in the reserve account up to the Specified Reserve Balance;

         o to the note payment account, any remaining Total Available Funds for payment of the Turbo Payment on the notes, until the notes have been paid in full; and

         o after the notes have been paid in full, to the certificate distribution account, any remaining Total Available Funds.

         Notwithstanding the foregoing, following an acceleration of the maturity dates of the notes following the occurrence of an event of default under the indenture, the Total Available Funds will be deposited in the note payment account for distribution in the order of priority provided under "-Monthly Withdrawals from the Note Payment Account On and After an Acceleration of the Maturity Dates of the Notes."

         Step 6. Monthly Withdrawals From The Note Payment Account

         On each payment date, unless the maturity dates of the notes have been accelerated following the occurrence of an event of default under the indenture, all amounts on deposit in the note payment account will be paid in the following order of priority:

         o to the Class A noteholders, the Accrued Note Interest on the applicable class of the Class A notes on a pro rata basis;

         o to the Class B noteholders, the Accrued Note Interest on the Class B notes;

         o to the Class C noteholders, the Accrued Note Interest on the Class C notes;

         o to the Class A-1 noteholders, the Principal Distribution Amount until the Class A-1 notes have been paid in full;

         o after the Class A-1 notes are paid in full, the Class A Percentage of the Principal Distribution Amount remaining after any payments to the Class A-1 notes on that payment date will be paid to the Class A-2 notes, until the Class A-2 notes are paid in full;

         o after the Class A-2 notes are paid in full, the Class A Percentage of the Principal Distribution Amount remaining after any payments to the Class A-2 notes on that payment date will be paid to the Class A-3 notes, until the Class A-3 notes are paid in full;

         o after the Class A-3 notes are paid in full, the Class A Percentage of the Principal Distribution Amount remaining after any payments to the Class A-3 notes on that payment date will be paid to the Class A-4 notes, until the Class A-4 notes are paid in full;

         o after the Class A-1 notes are paid in full, the Class B Percentage of the Principal Distribution Amount remaining after any payments to the Class A-1 notes on that payment date will be paid to the Class B notes, until the Class B notes are paid in full; and

         o after the Class A-1 notes are paid in full, the Class C Percentage of the Principal Distribution Amount remaining after any payments to the Class A-1 notes on that payment date will be paid to the Class C notes, until the Class C notes are paid in full.

         However, following the payment in full of the Class A-1 notes, if the amount on deposit in the reserve account on any payment date is less than % of the Adjusted Cutoff Date Pool Balance and that amount is also less than the minimum required to be on deposit in the reserve account on that payment date, then no principal will be paid to the Class B notes or the Class C notes until all of the Class A notes have been paid in full and no principal will be paid to the Class C notes until all of the Class B notes have been paid in full, even if the amount on deposit in the reserve account subsequently increases to more than that amount.

         On each payment date on which the notes are outstanding, after the Principal Distribution Amount has been paid and any required deposit to the reserve account has been made, the indenture trustee will apply any remaining amounts in the note distribution account to make an additional Turbo Payment of principal to the noteholders in the same order of priority as the Principal Distribution Amount. The Turbo Payments will be paid to each class of notes in the same percentages as the Principal Distribution Amount.

         Step 7. Withdrawals From The Certificate Distribution Account

         After the notes have been paid in full, any amounts on deposit in the certificate distribution account will be distributed to the certificateholders.

Monthly Withdrawals From The Note Payment Account On And After Acceleration Of The Maturity Dates Of The Notes

         On each payment date occurring on or after the acceleration of the maturity dates of the notes following the occurrence of an event of default under the indenture, all amounts on deposit in the note payment account will be paid in the following order of priority:

         o to the indenture trustee, amounts due as compensation or indemnity payments under the terms of the indenture, and to the trustee of the issuer, amounts due as compensation or indemnity payments under the terms of the issuer trust agreement;

         o to the servicer, the amounts accrued and unpaid in respect of the servicing fee plus any portion of the servicing fee that remains unpaid from prior payment dates;

         o to the noteholders of all classes of the Class A notes, the Accrued Note Interest on each class of the Class A notes, without priority or preference of any kind;

         o to the noteholders of the Class A-1 notes, all unpaid principal of the Class A-1 notes until the Class A-1 notes have been paid in full;

         o to the noteholders of the Class A-2 notes, Class A-3 notes and Class A-4 notes, without priority or preference of any kind, all unpaid principal of those classes of Class A notes until each of those classes has been paid in full;

         o to the noteholders of the Class B notes, the Accrued Note Interest on the Class B notes;

         o to the noteholders of the Class B notes, unpaid principal of the Class B notes until the Class B notes have been paid in full;

         o to the noteholders of the Class C notes, the Accrued Note Interest on the Class C notes;

o to the noteholders of the Class C notes, unpaid principal of the Class C notes until the Class C notes have been paid in full;

         o to the certificate distribution account, any amount remaining in the note payment account after each class of notes has been paid in full; and

         o no additional Turbo Payments of principal will be paid to noteholders after the acceleration of the maturity dates of the notes following the occurrence of an event of default under the indenture.

Total Yield Supplement Overcollateralization Amount

         The notes and the certificates have the benefit of the Total Yield Supplement Overcollateralization Amount. The total principal amount of the notes and certificates on the closing date will equal $ , which is equal to the Adjusted Principal Balance of the receivables on the closing date plus $ , which is the adjusted principal amount of the additional receivables that MART II anticipates it will sell to the issuer during the Pre-Funding Period.

         On the closing date, the Total Yield Supplement
Overcollateralization Amount of the receivables will be $ or approximately % of the total principal amount of the notes and certificates on the closing date.

         On any date, the Total Yield Supplement Overcollateralization Amount for the receivables will be the sum of the Yield Supplement Overcollateralization Amounts for each receivable that is not a defaulted receivable or that has not been repurchased by MART II or the servicer following a breach of representations or warranties that have a material adverse effect on the noteholders.

         On any date, the Yield Supplement Overcollateralization Amount for any receivable will equal the excess, if any, of:

         o the present value of the remaining scheduled payments due on the receivable discounted at a rate equal to the annual percentage rate provided in the related contract; over

         o the present value of the remaining scheduled payments due on the receivable discounted at a rate equal to the greater of the
              annual percentage rate provided in the related contract an   %.

         The Total Yield Supplement Overcollateralization Amount is intended to enhance the likelihood of receipt by noteholders of amounts due to them and to decrease the likelihood that the noteholders will experience losses. The Total Yield Supplement Overcollateralization Amount has been provided because some of the receivables owned by the issuer will have an annual percentage rate that is lower than the minimum annual percentage rate MART II and MMCA have agreed is required to cover interest on the notes, the monthly servicing fee and anticipated losses on defaulted receivables. If the losses on defaulted receivables deplete the collections on the receivables represented by the Total Yield Supplement Overcollateralization Amount, shortfalls in Available Funds may occur. If the losses also deplete the amount on deposit in the reserve account, a shortfall in the amounts available to be distributed could result. Any such shortfalls will first reduce the amounts available to make distributions to the certificateholders, second to make payments on the Class C notes, third to make payments on the Class B notes, and then to make payments on the Class A notes.

Subordination Of The Notes

         The rights of holders of each class of notes to be paid interest and principal are subordinated to the rights of the servicer to be paid the servicing fee and to be reimbursed for advances. The rights of holders of the Class B notes to be paid interest and principal are subordinated to the rights of holders of the Class A notes to be paid interest on each payment date. The rights of the holders of the Class C notes to be paid interest and principal are subordinated to the rights of holders of the Class A notes and the holders of the Class B notes to be paid interest on each payment date. However, if an event of default under the indenture occurs:
(i) interest on each class of notes also will be subordinated to amounts due to the indenture trustee as compensation or indemnity payments; (ii) interest on the Class B notes will be subordinated to payments of principal to the Class A notes; and (iii) interest on the Class C notes will be subordinated to payments of principal to the Class A notes and payments of principal to the Class B notes.

         Until principal on the Class A-1 notes have been paid in full, no principal will be paid to any other class of notes on that payment date. After the Class A-1 notes have been paid in full, principal will be paid on each class of notes on any payment date in an amount equal to the class percentage of the Principal Distribution Amount remaining for each remaining class of notes on that payment date. In the event of a shortfall in the amounts available to pay the Principal Distribution Amount on any payment date, principal will be paid: first, to the holders of the Class A notes up to the Class A Percentage of the Principal Distribution Amount on that payment date; second, to the holders of the Class B notes up to the Class B Percentage of the Principal Distribution Amount on that payment date; and, third, to the holders of the Class C notes up to the Class C Percentage of the Principal Distribution Amount on that payment date. In that event, the holders of the Class B notes and the holders of the Class C notes may be paid less than their class percentage of the Principal Distribution Amount on that payment date. See "-Indenture Cash Flows."

         Following the payment in full of the Class A-1 notes, if the amount on deposit in the reserve account on any payment date is less than % of the Adjusted Cutoff Date Pool Balance of the receivables, and that amount is also less than the minimum required to be on deposit in the reserve account on that payment date, then no principal will be paid to the Class B notes or the Class C notes until all of the Class A notes have been paid in full and no principal will be paid to the Class C notes until all of the Class B notes have been paid in full, even if the amount on deposit in the reserve account subsequently increases to more than that amount.

Subordination Of The Certificates

         The rights of certificateholders to receive distributions are subordinated to the rights of noteholders to receive payments of interest and principal, to the rights of the servicer to be paid the servicing fee and to be reimbursed for advances. No distributions will be made on the certificates until the notes have been paid in full.

         The subordination of the certificates is intended to enhance the likelihood of receipt by noteholders of amounts due them and to decrease the likelihood that the noteholders will experience losses. See "-Indenture Cash Flows."

Advances By The Servicer Of Amounts Payable On The Receivables

         If the monthly payment made by an obligor in respect of an Actuarial Receivable and amounts in the payahead account allocable to that receivable are less than the scheduled payment due, the servicer will make an advance of the remaining amount on the related payment date.

         The servicer will be reimbursed for each of these advances:

         o on each subsequent payment date from any payments made by or on behalf of the related obligor; and

         o on the payment date following the calendar month in which the related receivable becomes defaulted, from collections on other receivables and if those amounts are not sufficient, from a draw on the reserve account.

         In addition, the servicer will advance any portion of a balloon payment on a Balloon Payment Receivable with a Return Option not received in the calendar month in which the balloon payment is due, less any amounts in the payahead account allocable to the balloon payment.

         The servicer will be reimbursed for any advance relating to a balloon payment on a Balloon Payment Receivable with a Return Option on each payment date following the payment date on which the advance was made:

         o from payments by or on behalf of the related obligor to the extent those payments are allocable to the reimbursement of the advance; and

         o from collections on other receivables to the extent of any losses allocable to the balloon payment that the servicer has recorded in its books and records during the preceding calendar month, but only to the extent the balloon payment and the advance have not otherwise been reimbursed.

         If MMCA is replaced in its capacity as servicer, the successor servicer will not be required to make advances. In the absence of advances by the servicer, noteholders must rely for payment of the notes upon the following:

         o payments on the receivables, including sales proceeds of repossessed vehicles or vehicles relating to Balloon Payment Receivables with a Return Option that are returned to the servicer for sale;

         o payments under the yield supplement agreement and the yield supplement account;

         o    withdrawals from the negative carry account; and

         o available amounts on deposit in the reserve account and remaining amounts on deposit in the pre-funding account at the end of the Pre-Funding Period.

         See "-Indenture Cash Flows" and "-The Reserve Account."

Deposit Of Collections On The Receivables To The Collection Account

         The servicer will deposit the payments and proceeds on the receivables, other than additional servicing compensation which is payable to the servicer, into the collection account not later than two business days after receipt unless:

         o the servicer has a rating acceptable to each of Moody's, Standard & Poor's and Fitch Ratings on its short-term indebtedness, MMCA is the servicer, and no events of servicing termination have occurred; or

         o the issuer shall have received written notice from each of Moody's, Standard & Poor's and Fitch Ratings that no outstanding rating on any class of notes would be lowered or withdrawn as a result;

in which case those amounts will be paid into the collection account on the business day before each payment date.

         On each payment date, MART II and the servicer also will deposit into the collection account the purchase amount of each receivable required to be repurchased or purchased by either of them during the preceding calendar month. The servicer will be entitled to be reimbursed for the amounts previously deposited in the collection account but which are later determined to have resulted from mistaken deposits or posting or checks returned unpaid for insufficient funds or other reasons from amounts otherwise payable into the collection account or amounts on deposit in the collection account.

         In those cases where a subservicer is servicing a receivable under a subservicing agreement, the servicer will cause the subservicer to remit to the collection account the amounts collected by that subservicer within two business days of receipt.

         As an administrative convenience, unless the servicer is required to remit collections within two business days of receipt, the servicer will be permitted to make the deposit of collections and purchase amounts for the related calendar month, net of distributions to be made to the servicer. The servicer, however, will account to the indenture trustee and the noteholders as if all deposits, distributions and transfers were made individually.

Statements To Noteholders

         On or before each payment date, the servicer will prepare and provide to the indenture trustee a statement to be delivered to the noteholders. Each of those statements to be delivered to noteholders will include the following information as to the notes for that payment date and the preceding calendar month:

         (1) the amount of the payment allocable to principal of each class of notes;

         (2) the amount of the payment allocable to interest on each class of notes;

         (3)  the Yield Supplement Amount;

         (4) the amount of the servicing fee due on that payment date plus any portion of the servicing fee that remains unpaid from prior payment dates;

         (5) the total outstanding principal amount of each class of notes and the applicable note pool factor, after giving effect to payments on that payment date;

         (6) the principal balance of the receivables, the Total Yield Supplement Overcollateralization Amount, and the Adjusted Principal Balance of the receivables, in each case calculated as of the close of business on the last day of the preceding calendar month;

         (7) the principal balance of the receivables exclusive of the total principal balance of balloon payments, and the total principal balance of all balloon payments, in each case calculated as of the close of business on the last day of the preceding calendar month;

         (8) the principal balance of the receivables with a deferred first payment, calculated as of the close of business on the last day of the preceding calendar month;

         (9) the cumulative amount of interest due but not paid to the noteholders of each class on that payment date and on prior payment dates plus interest on the overdue interest at the applicable note interest rate, to the extent permitted by law;

         (10) the cumulative amount of principal due but not paid to the noteholders of each class on that payment date and on prior payment dates;

         (11) for receivables that became defaulted during the related calendar month, the total amount of the excess of the principal balance of those contracts, including any principal of a balloon payment, over the net proceeds from the liquidation of those contracts;

         (12) the balance of the reserve account on that payment date, after giving effect to changes in the balance on that payment date;

         (13) the advances by the servicer, if any;

         (14) the total purchase amount of receivables repurchased by MART II or purchased by the servicer during the preceding calendar month;

         (15) for each payment date during the Pre-Funding Period and the payment date that is on or immediately following the end of the Pre-Funding Period:

              (A) the amount, if any, withdrawn from the pre-funding account to purchase receivables during the preceding calendar month;

              (B) the remaining amount on deposit in the pre-funding account, if any;

              (C) the Negative Carry Amount, if any, for the preceding calendar month; and

              (D) the amount remaining on deposit in the negative carry account after all withdrawals made on that payment date; and

         (16) for the payment date on or immediately following the end of the Pre-Funding Period, the remaining amount on deposit in the pre-funding account, if any, that has not been used to fund the
              purchase of receivables after                   and is being
              passed through as payments of principal of the notes.

Each amount set forth in clauses (1), (2), (4), (9) and (10) of this paragraph will be expressed in the aggregate and as a dollar amount per $1,000 of original denomination of the notes or class of notes, as applicable. Copies of those statements may be obtained by the beneficial owners of the notes by a request in writing addressed to the indenture trustee.

         Within a reasonable period of time after the end of each calendar year, but not later than the latest date permitted by law, the indenture trustee will furnish to each person, what any time during that calendar year was a noteholder, a statement prepared for the purposes of that noteholder's preparation of federal income tax returns. See "Federal Income Tax Consequences" and "-Book Entry Registration."

Book Entry Registration

         Each class of notes will be represented by one or more notes, in each case registered in the name of Cede & Co. as nominee of The Depository Trust Company. The notes will be issuable in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. The notes will be available for purchase in book-entry form only. Accordingly, Cede & Co. will be the holder of record of the notes. No person acquiring a beneficial ownership interest in the notes will be entitled to receive a definitive note registered in that person's name unless and until definitive notes are issued under the limited circumstances described in this prospectus. All references in this prospectus to:

         o actions by noteholders of any class refer to actions taken by DTC upon instructions from its participating organizations; and

         o distributions, notices, reports and statements to the noteholders of any class will be made to DTC or Cede & Co., as the registered holder of that class, for distribution to the noteholders of that class according to DTC procedures.

         Investors in the global notes may hold them through any of DTC, Clearstream Banking Luxembourg S.A. or the Euroclear System. The global notes will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Initial Settlement of the Global Notes. Investors' interests in the global notes will be represented through financial institutions acting on their behalf as direct and indirect participating members of DTC. As a result, Clearstream Banking and Euroclear will hold positions on behalf of their customers or participants through their respective depositories, which, in turn, will hold those positions in accounts as DTC participants.

         Investors electing to hold their global notes through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their global notes through Clearstream Banking or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no lock-up or restricted period. Global notes will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

         If any of DTC, Clearstream Banking or Euroclear should stop its services, the administrator would seek an alternative depository, if available, or cause the issuance of definitive notes to noteholders or their nominees in the manner described under "-Issuance of Definitive Notes upon the Occurrence of Various Circumstances."

         Except as required by law, none of the servicer, the indenture trustee or the trustee of the issuer will have any liability:

         o for any aspect of the records relating to or payments made on account of beneficial ownership interests of the notes held by DTC's nominee; or

         o for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

         Secondary Market Trading of the Global Notes. Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Secondary market trading between DTC participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

         Secondary market trading between Clearstream Banking customers or Euroclear participants will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

         When global notes are to be transferred from the account of a DTC participant to the account of a Clearstream Banking customer or Euroclear participant:

         o the purchaser sends instructions to Clearstream Banking or Euroclear through a Clearstream Banking customer or Euroclear participant at least one business day before settlement;

         o Clearstream Banking or Euroclear instructs its depositary to receive the global notes against payment, which includes interest accrued on the global notes from and including the last coupon payment date to and excluding the settlement date;

         o that depositary credits payments to the DTC participant's account against delivery of the global notes; and

         o after settlement has been completed, the depositary credits the global notes to the relevant clearing system, which, in turn, under its usual procedures, credits those global notes to that customer's or participant's account.

         The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the global notes will accrue from, the value date-which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the Clearstream Banking or Euroclear cash debit will be valued instead as of the actual settlement date.

         Clearstream Banking customers and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Banking or Euroclear. Under this approach, they may take on credit exposure to Clearstream Banking or Euroclear until the global notes are credited to their accounts one day later.

         As an alternative, if Clearstream Banking or Euroclear has extended a line of credit to them, Clearstream Banking customers or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream Banking customers or Euroclear participants purchasing global notes would incur overdraft charges for one day, assuming they cleared the overdraft when the global notes were credited to their accounts. However, interest on the global notes would accrue from the value date. So the investment income on the global notes earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream Banking customer's or Euroclear participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC participants can use their usual procedures for sending global notes to the respective depositary for the benefit of Clearstream Banking customers or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. In this way, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.

         Due to time zone differences in their favor, Clearstream Banking customers and Euroclear participants may use their customary procedures for transactions in which global notes are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. Trading usually occurs as follows:

         o the seller sends instructions to Clearstream Banking or Euroclear through a Clearstream Banking customer or Euroclear participant at least one business day before settlement;

         o Clearstream Banking or Euroclear instructs its depositary to deliver the bonds to the DTC participant's account against payment, which includes interest accrued on the global notes from and including the last coupon payment date to and excluding the settlement date; and

         o the payment is reflected in the account of the Clearstream Banking customer or Euroclear participant the next day, and receipt of the cash proceeds in the Clearstream Banking customer's or Euroclear participant's account is back-valued to the value date-the preceding day when settlement occurred in New York.

         Should the Clearstream Banking customer or Euroclear participant have a line of credit with its clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will cancel out any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the Clearstream Banking customer's or Euroclear participant's account would instead be valued as of the actual settlement date. Finally, day traders that use Clearstream Banking or Euroclear and that purchase global notes from DTC participants for delivery to Clearstream Banking customers or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

         o borrowing through Clearstream Banking or Euroclear for one day-until the purchase side of the day trade is reflected in their Clearstream Banking or Euroclear accounts-under the clearing system's customary procedures;

         o borrowing the global notes in the U.S. from a DTC participant no later than one day before settlement which would give the global notes sufficient time to be reflected in their Clearstream Banking or Euroclear account to settle the sale side of the trade; or

         o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day before the value date for the sale to the Clearstream Banking customer or Euroclear participant.

         Those persons who are not participants, either directly or indirectly, but who desire to purchase, sell or otherwise transfer ownership of, or any other interest in, the notes may do so only through direct and indirect participants. In addition, noteholders will receive all distributions of principal and interest from the indenture trustee through the participants who, in turn, will receive them from DTC. Under a book-entry format, noteholders may experience some delay in their receipt of payments, since those payments will be forwarded by the indenture trustee to DTC's nominee. DTC will forward those payments to its participants which, then, will forward them to indirect participants or noteholders. The only noteholder will be DTC's nominee. Noteholders will not be recognized by the indenture trustee as noteholders and noteholders will be permitted to exercise the rights of noteholders only indirectly through DTC and its participants.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to:

         o make book-entry transfers of securities among participants on whose behalf it acts as to the securities; and

         o receive and transmit distributions of principal and interest on the securities.

         Participants and indirect participants with which securityholders have accounts as to their respective securities similarly are required to:

         o    make book-entry transfers; and

         o receive and transmit the payments on behalf of their respective securityholders.

         Accordingly, although securityholders will not possess their respective securities, the rules provide a mechanism by which participants will receive payments and will be able to transfer their interests.

         Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and some banks, the ability of a securityholder to pledge securities to persons or entities that do not participate in the DTC system, or otherwise take actions related to the securities, may be limited due to the lack of a physical certificate for those securities.

         DTC will advise the indenture trustee that it will take any action permitted to be taken by a noteholder under the indenture only at the direction of one or more participants to whose accounts with DTC the notes are credited. DTC may take conflicting actions related to other undivided interests to the extent that those actions are taken on behalf of participants whose holdings include those undivided interests.

         Non-U.S. holders of global notes will be liable for U.S. withholding taxes unless the holders meet specified requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

         The Depositories. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the New York Uniform Commercial Code, and a clearing agency registered under the provisions of
Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entries to eliminate the need for physical movement of certificates. Participants in the DTC system:

         o include securities brokers and dealers, who may include the underwriters of securities of the issuer, banks, trust companies and clearing corporations; and

         o    may include other organizations.

         Indirect access to the DTC system also is available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

         Clearstream Banking Luxembourg S.A. is incorporated under the laws of Luxembourg as a professional depository. Clearstream Banking holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream Banking customers through electronic book-entry changes in accounts of Clearstream Banking customers to eliminate the need for physical movement of certificates. Transactions may be settled by Clearstream Banking in any of 36 currencies, including United States dollars. Clearstream Banking provides to its Clearstream Banking customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Banking interfaces with domestic markets in several countries. As a professional depository, Clearstream Banking is subject in Luxembourg to regulation by and supervision by the Commission for the Supervision of the Financial Sector. Clearstream Banking customers:

         o are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and some other organizations; and

         o may include any of the underwriters of any securities of the issuer.

         Indirect access to Clearstream Banking is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Banking customer, either directly or indirectly.

         Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment to eliminate the need for physical movement of certificates and the risk from transfers of securities and cash that are not simultaneous.

         The Euroclear system has subsequently been extended to clear and settle transactions between Euroclear participants and counterparties both in Clearstream Banking and in many domestic securities markets. Transactions may be settled in any of 34 currencies. In addition to safekeeping, custody and securities clearance and settlement, the Euroclear system includes securities lending and borrowing and money transfer services. The Euroclear system is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation that establishes policy on behalf of Euroclear participants. The Euroclear operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         All operations are conducted by the Euroclear operator and all Euroclear securities clearance accounts and cash accounts are accounts with the Euroclear operator. They are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear system and applicable Belgian law. These govern all transfers of securities and cash, both within the Euroclear system, and receipts and withdrawals of securities and cash. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

         Euroclear participants:

         o include banks, including central banks, securities brokers and dealers and other professional financial intermediaries; and

         o may include any of the underwriters of any securities of the issuer.

         Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. The Euroclear operator acts under the Terms and Conditions Governing Use of Euroclear, the related Operating Procedures of the Euroclear system and applicable Belgian law only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Issuance Of Definitive Notes Upon The Occurrence Of Various Circumstances

         The notes of each class will be issued in fully registered, certificated form to noteholders or their nominees, rather than to DTC or its nominee or a successor clearing agency, only if:

         o the issuer, the administrator or the servicer advises the indenture trustee in writing that DTC or its successor is no longer willing or able to discharge properly its responsibilities as depository for the notes and the indenture trustee or the administrator is unable to locate a qualified successor;

         o the administrator, at its option, elects to terminate the book-entry system through DTC or its successor; or

         o after the occurrence of an event of default under the indenture or an event of servicing termination under the sale and servicing agreement, beneficial owners of notes representing at least 51% of the total outstanding principal amount of the notes advise the indenture trustee and DTC or its successor in writing that the continuation of a book-entry system through DTC or its successor is no longer in the best interest of the beneficial owners of the notes.

         Upon the occurrence of any of these events, DTC is required to notify all of its direct participants and the indenture trustee of the availability through DTC of notes in fully registered, certificated form. Upon surrender by DTC of the physical certificates representing the notes and receipt by the indenture trustee of instructions for re-registration, the indenture trustee will reissue the notes in fully registered, certificated form, and afterwards the indenture trustee will recognize the holders of those notes as noteholders.

         Payments of principal of and interest on the notes in fully registered, certificated form will be made by the indenture trustee directly to noteholders in accordance with the procedures set forth in this prospectus and in the indenture. Payments of principal and interest on each payment date will be made to noteholders in whose names the notes in fully registered, certificated form were registered at the close of business on the related record date. Those payments will be made by check mailed to the address of that noteholder as it appears on the register maintained by the indenture trustee. The final payment on any note in fully registered, certificated form, however, will be made only upon presentation and surrender of the note in that form at the office or agency specified in the notice of final payment mailed to noteholders.

         Notes in fully registered, certificated form will be transferable and exchangeable at the offices of the indenture trustee. No service charge will be imposed for any registration of transfer or exchange, but the indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Terms Of The Indenture

         Events of Default under the Indenture. The events of default under the indenture consist of:

         o a default for five days or more in the payment of interest on any note when it becomes due and payable;

         o default in the payment of principal of, or any installment of principal of, any note when it becomes due and payable including, for each class of notes, on the stated maturity date of that class;

         o default in the observance or performance of any material covenant or agreement of the issuer made in the indenture other than those dealt with specifically elsewhere as an event of default and the continuation of any of these defaults for a period of 60 days after notice is given to the issuer by the indenture trustee or to the issuer and the indenture trustee by the holders of at least 25% of the total principal amount of the notes;

         o any representation or warranty made by the issuer in the indenture or in any certificate delivered under the terms of the indenture having been incorrect in any material respect as of the time made, and the breach not having been cured within 30 days after notice is given to the issuer by the indenture trustee or to the issuer and the indenture trustee by the holders of at least 25% of the total principal amount of the notes; or

         o events of bankruptcy, insolvency, receivership or liquidation of the issuer.

         Under the Trust Indenture Act of 1939, as amended, the indenture trustee may be deemed to have a conflict of interest and be required to resign as indenture trustee for any of the Class A notes, the Class B notes or the Class C notes or as indenture trustee for all of the notes if a default occurs under the indenture. In these circumstances, the indenture will provide for a successor indenture trustee to be appointed for one or more of the Class A notes, Class B notes and the Class C notes, in order that there be separate indenture trustees for each of the Class A notes, the Class B notes and the Class C notes.

         If the indenture trustee resigns as indenture trustee for any class of notes or for all of the notes, its resignation will become effective only after a successor indenture trustee for the notes or the applicable class of notes is appointed and the successor accepts the appointment.

         Noteholders holding at least a majority of the total principal amount of the notes outstanding, voting as a group, may waive any past default or event of default under the indenture prior to the declaration of the acceleration of the maturity of the notes. Notwithstanding that, they may not waive a default in payment of principal of or interest on any of the notes or of any covenant or provision in the indenture which cannot be modified or amended without unanimous consent of the noteholders. Any waivers could be treated, for federal income tax purposes, as a constructive exchange of the notes by the noteholders for deemed new notes upon which gain or loss would be recognized.

         Remedies Following an Event of Default under the Indenture. If an event of default under the indenture should occur and be continuing, the indenture trustee or the holders of a majority of the total outstanding principal amount of the notes, voting as a group, may declare the principal of the notes to be immediately due and payable. The declaration may be rescinded by the holders of a majority of the total principal amount of the notes before a judgment or decree for payment of the amount due has been obtained by the indenture trustee if:

         o the issuer has deposited with the indenture trustee an amount sufficient to pay (A) all interest on and principal of the notes as if the event of default under the indenture giving rise to the declaration had not occurred and (B) all amounts advanced by the indenture trustee and its costs and expenses; and

         o all events of default under the indenture, other than the non payment of principal of the notes that has become due solely by that acceleration, have been cured or waived.

         Any rescission could be treated, for federal income tax purposes, as a constructive exchange of the notes by the noteholders for deemed new notes upon which gain or loss would be recognized.

         If the notes have been declared due and payable following an event of default under the indenture, the indenture trustee may institute proceedings to collect amounts due, exercise remedies as a secured party, including foreclosure or sale of the property of the issuer, or elect to maintain the property of the issuer and continue to apply proceeds from the property of the issuer as if there had been no declaration of acceleration. The indenture trustee may not, however, sell the property of the issuer following an event of default under the indenture, other than a default in the payment of any principal or a default for five days or more in the payment of any interest on the notes, unless:

         o    100% of the noteholders consent;

         o the proceeds of the sale will be sufficient to pay in full the principal of and the Accrued Note Interest on all of the outstanding notes; or

         o the indenture trustee determines that the property of the issuer would not be sufficient on an ongoing basis to make all payments on the notes as those payments would have become due if those obligations had not been declared due and payable, and the indenture trustee obtains the consent of holders of 66 2/3% of the principal amount of the outstanding notes, voting as a group, to the sale.

         The indenture trustee may, but need not, obtain and rely upon an opinion of an independent accountant or investment banking firm as to whether the property of the issuer will suffice to pay interest on and principal of the notes on an ongoing basis.

         If an event of default under the indenture has occurred and is continuing and the notes have been accelerated, and:

         o the indenture trustee determines that the proceeds of a sale or liquidation of the property of the issuer will be sufficient to pay in full the principal of and the Accrued Note Interest on all of the outstanding notes, the indenture trustee will sell or liquidate the property of the issuer or any portion of the property or rights or interest of the property in an amount up to the principal balance of the outstanding notes plus accrued unpaid interest on the date of sale, at one or more public or private sales called and conducted in any manner permitted by law; or

         o the indenture trustee determines that the proceeds of a sale or liquidation of the property of the issuer will not be sufficient to pay in full the principal of and the Accrued Note Interest on all of the outstanding notes, the indenture trustee may sell or liquidate the property of the issuer at one or more public or private sales called and conducted in any manner permitted by law if the indenture trustee obtains the consent of holders of 66 2/3% of the principal amount of the outstanding notes, voting as a group.

If the property of the issuer is sold after an event of default under the indenture has occurred, the proceeds of that sale will be distributed:

         o first, to the indenture trustee for amounts due as compensation or indemnity payments under the indenture;

         o second, to the trustee of the issuer for amounts due as compensation or indemnity payments under the issuer trust agreement;

         o third, to the servicer for amounts due in respect of accrued and unpaid servicing fees;

         o fourth, to the Class A noteholders for interest which is due and unpaid;

         o fifth, to the Class A-1 noteholders for principal which is due and unpaid;

         o sixth, to the Class A-2 noteholders, the Class A-3 noteholders and the Class A-4 noteholders pro rata for principal which is due and unpaid;

         o seventh, to the Class B noteholders for interest which is due and unpaid;

         o eighth, to the Class B noteholders for principal which is due and unpaid;

         o ninth, to the Class C noteholders for interest which is due and unpaid; and

         o tenth, to the Class C noteholders for principal which is due and unpaid.

         Any remaining amounts will be distributed to the certificateholders for amounts due and unpaid in accordance with the terms of the issuer trust agreement and the sale and servicing agreement.

         If an event of default occurs under the indenture and is continuing on the notes, the indenture trustee will not be required to exercise any of its rights or powers at the request or direction of any of the noteholders if it reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with that request. The holders of at least a majority of the total principal amount of the outstanding notes, voting as a group, will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee as to the notes or exercising any trust power conferred on the indenture trustee.

         A noteholder will not have the right to institute any proceeding as to the indenture unless:

         o the noteholder has given written notice to the indenture trustee of a continuing event of default under the indenture;

         o the holders of not less than 25% of the total principal amount of the outstanding notes have made a written request of the indenture trustee to institute a proceeding in its own name as indenture trustee;

         o the noteholder has offered the indenture trustee reasonable indemnity;

         o the indenture trustee has for 60 days failed to institute the requested proceeding; and

         o no direction inconsistent with that written request has been given to the indenture trustee during that 60-day period by the holders of a majority of the total principal amount of the outstanding notes.

         Neither the indenture trustee nor the trustee of the issuer in their respective individual capacities, nor any holder of a certificate, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns will be personally liable for the payment of interest on or principal of the notes or for the agreements of the issuer and the trustee of the issuer, in its capacity as trustee, contained in the indenture.

         Covenants by the Issuer under the Indenture. The issuer will not, among other things:

         o sell, transfer, exchange or otherwise dispose of any of its assets, except as expressly permitted by the indenture, the sale and servicing agreement, the issuer trust agreement or related documents;

         o claim any credit on or make any deduction from the principal or interest payable in respect of the notes, other than amounts withheld under the Internal Revenue Code of 1986, as amended, or applicable state law, or assert any claim against any present or former holder of notes because of the payment of taxes levied or assessed upon the issuer;

         o    dissolve or liquidate in whole or in part;

         o permit the validity or effectiveness of the indenture to be impaired;

         o permit any person to be released from any covenants or obligations as to the notes under the indenture except as may be expressly permitted by the indenture;

         o permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden any assets of the issuer, or any interest in those assets or their proceeds;

         o permit the lien of the indenture not to constitute a valid, first priority security interest in the property of the issuer, other than for any tax, mechanics' or other lien;

         o engage in any activities other than financing, acquiring, owning and pledging the contracts as contemplated by the indenture, the sale and servicing agreement, the issuer trust agreement and other related documents and incidental activities;

         o incur, assume or guarantee any indebtedness other than indebtedness incurred under the notes, or otherwise in accordance with the indenture, the sale and servicing agreement, the issuer trust agreement and other related documents;

         o make any payments to certificateholders in respect of their certificates for any calendar month unless the Total Required Payment and any deposits required to be made to the reserve account have been provided for; or

         o fail to or fail to cause the servicer to deliver to the indenture trustee on or before each payment date the disbursement and payment instructions as required by the indenture.

         Replacement of Indenture Trustee. Noteholders holding not less than a majority of the total principal amount of the outstanding notes may remove the indenture trustee without cause by so notifying the indenture trustee and the issuer, and following that removal the issuer may appoint a successor indenture trustee. Any successor indenture trustee must at all times satisfy the requirements of Section 310(a) of the Trust Indenture Act of 1939, as amended, and must have a combined capital and surplus of at least $50,000,000 and a long-term debt rating of investment grade by each of Moody's, Standard & Poor's and Fitch Ratings or shall otherwise be acceptable to each of Moody's, Standard & Poor's and Fitch Ratings.

         The indenture trustee may resign at any time by so notifying the issuer. The issuer will be required to remove the indenture trustee if the indenture trustee:

         o    ceases to be eligible to continue as the indenture trustee;

         o    is adjudged to be bankrupt or insolvent;

         o    comes under the charge of a receiver or other public officer; or

         o    otherwise becomes incapable of acting.

         Upon the resignation or required removal of the indenture trustee, the issuer will be required promptly to appoint a successor indenture trustee.

         Duties of Indenture Trustee under the Indenture. The indenture trustee:

         o    will perform the duties specifically set forth in the indenture;

         o may, in the absence of bad faith, rely on certificates or opinions furnished to the indenture trustee which conform to the requirements of the indenture and on the truth of the statements and the correctness of the opinions expressed in those certificates or opinions; and

         o will examine any of those certificates and opinions which are specifically required to be furnished to the indenture trustee by the indenture to determine whether or not they conform to the requirements of the indenture.

         However, upon the continuance of an event of default under the indenture, the indenture trustee will be required to exercise the rights and powers vested in it by the indenture and use the same degree of care and skill in the exercise of those rights and powers as a prudent person would exercise or use under the circumstances in the conduct of that person's own affairs.

         Compensation and Indemnity of the Indenture Trustee under the Indenture. The issuer will:

         o pay to the indenture trustee from time to time reasonable compensation for its services;

         o reimburse the indenture trustee for all expenses, advances and disbursements reasonably incurred; and

         o indemnify the indenture trustee for any and all losses, liability or expense, including attorneys' fees, incurred by it in connection with the performance of its duties.

         The indenture trustee will not be indemnified against any loss, liability or expense incurred by it through its own willful misconduct, negligence or bad faith, although the indenture trustee will not be liable:

         o for any error of judgment made by it in good faith unless it is proved that the indenture trustee was negligent in ascertaining the pertinent facts;

         o for any action it takes or omits to take in good faith in accordance with a direction received by it from noteholders in accordance with the terms of the indenture;

         o for interest on any money received by it except as the indenture trustee and the issuer may agree in writing; and

         o the indenture trustee will not be deemed to have knowledge of any event of default under the indenture unless an officer of the indenture trustee has actual knowledge or has received written notice of the event of default in accordance with the provisions of the indenture.

         Indenture Trustee's Access to Noteholder Lists. If notes are issued in fully registered, certificated form and the indenture trustee is not the registrar for the notes, the issuer will furnish or cause to be furnished to the indenture trustee a list of the names and addresses of the noteholders:

         o    as of each record date, within five days after the record date;
              and

         o as of not more than 10 days before that list is furnished, within 30 days after receipt by the issuer of a written request for that list.

         Annual Compliance Statement to be Provided by Issuer to Indenture Trustee. The issuer will be required to file annually with the indenture trustee a written statement as to the fulfillment of its obligations under the indenture.

         Requirements for Satisfaction and Discharge of Indenture. The indenture will be discharged as to the collateral securing the notes upon the delivery to the indenture trustee for cancellation of all the notes or, with several limitations, including receipt of various opinions on tax matters, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the notes, including interest and any fees due and payable to the trustee of the issuer or the indenture trustee.

         Requirements for Modification of Indenture. Without the consent of the noteholders, the trustee of the issuer, on behalf of the issuer, and the indenture trustee, upon request by the issuer, may execute a supplemental indenture for the purpose of, among other things:

         o    adding to the covenants of the issuer;

         o curing any ambiguity or correcting or supplementing any provision which may be inconsistent with any other provision;

         o enabling the issuer to avoid becoming a member of MMCA's consolidated group under GAAP;

         o enabling MART II or any affiliate of MART II or any of their affiliates to otherwise comply with or obtain more favorable treatment under any law or regulation or any accounting rule or principle; or

         o making any other provision as to matters or questions arising under the indenture which will not be inconsistent with other provisions of the indenture,

provided that:

         o the action will not, (1) as evidenced by an opinion of counsel, materially adversely affect the interests of any noteholder and
              (2) as confirmed by each of Moody's, Standard & Poor's and Fitch Ratings, cause the then-current rating assigned to any class of notes to be withdrawn, reduced or qualified; and

         o    an opinion of counsel as to various tax matters is delivered.

         The trustee of the issuer, on behalf of the issuer, and the indenture trustee, upon request by the issuer, may also enter into supplemental indentures, with the consent of noteholders holding not less than a majority of the total principal amount of the outstanding notes, voting as a group, and with prior written notice to each of Moody's, Standard & Poor's and Fitch Ratings, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of noteholders; provided that:

         o the action will not, (1) as evidenced by an opinion of counsel, materially adversely affect the interests of any noteholder and
              (2) as confirmed by each of Moody's, Standard & Poor's and Fitch Ratings, cause the then-current rating assigned to any class of notes to be withdrawn, reduced or qualified; and

         o    an opinion of counsel as to various tax matters is delivered.

         Any opinion of counsel-except for opinions as to tax matters-referred to in this paragraph or the preceding one may be rendered by internal counsel to MART II or the servicer. However, no supplemental indenture may do any of the following without the consent of the holder of each outstanding note affected by that supplemental indenture:

         o change the stated maturity date for any class of notes or the date on which any installment of principal of or interest on any note is due or reduce the principal amount of any note, the specified interest rate of any note or the redemption price of any note, change the provisions of the indenture relating to the application of collections on, or the proceeds of the sale of, the property of the issuer to payment of principal of or interest on the notes, or change any place of payment where, or the coin or currency in which, any note or any interest on the notes is payable;

         o impair the right to institute suit for the enforcement of various provisions of the indenture regarding payment;

         o reduce the percentage of the total outstanding principal amount of the notes the consent of the holders of which is required for any supplemental indenture or for any waiver of compliance with various provisions of the indenture, or of various defaults under the indenture, and their consequences as provided for in the indenture;

         o modify or alter the provisions of the indenture regarding the voting of notes held by the issuer, MART II, the servicer or an affiliate of any of them;

         o reduce the percentage of the total outstanding principal amount of the notes the consent of the holders of which is required to direct the indenture trustee to sell or liquidate the property of the issuer if the proceeds of that sale would be insufficient to pay the principal amount and accrued but unpaid interest on the notes;

         o modify any provision of the indenture specifying a percentage of the total principal amount of the notes necessary to amend the indenture, the sale and servicing agreement, the issuer trust agreement or any other related documents except to increase any percentage specified in the indenture or to provide that various additional provisions of the indenture, the sale and servicing agreement, the issuer trust agreement or any other related documents cannot be modified or waived without the consent of the holder of each outstanding note affected by the modification;

         o modify any provisions of the indenture in a manner as to affect the calculation of the amount of any payment of interest or principal due on any note on any payment date or to affect the rights of the holders of notes to the benefit of any provisions for the mandatory prepayment of the notes contained in the indenture; or o permit the creation of any lien ranking prior to or on a parity with the lien of the indenture on any of the property of the issuer or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any of that collateral or deprive the holder of any note of the security afforded by the lien of the indenture.

         The issuer trust agreement will require the trustee of the issuer to give the certificateholders 30 days' written notice of any proposed supplemental indenture if it materially adversely affects the certificateholders or if any noteholders' consent to the proposed supplemental indenture is required and provides that the trustee of the issuer will not enter into the amendment unless certificateholders holding a majority of the certificate balance including, for this purpose, certificates held by MART II or any affiliate of MART II, consent in writing.

The Sale And Servicing Agreement And The Issuer Trust Agreement

         We have summarized below some of the important terms of the sale and servicing agreement and the issuer trust agreement. We will file copies of those agreements with the Securities and Exchange Commission after we issue the notes and the certificates. This summary is not a complete description of all of the provisions of those agreements.

Sale And Assignment

         Together with the issuance of the notes, and under the terms of the purchase agreement, MMCA will sell and assign to MART II its entire right, title and interest in, to and under the receivables to be purchased by the issuer on the closing date, including its security interests in the related vehicles. At the time the notes are initially issued, MART II will sell and assign to the issuer, without recourse, MART II's entire interest in the receivables it purchased from MMCA on the closing date, including its security interests in the related vehicles. Each of the receivables conveyed by MART II to the issuer on the closing date will be identified in a schedule attached to the sale and servicing agreement.

         The trustee of the issuer will, at the same time as the sale and assignment of the receivables, execute, authenticate and deliver the certificates. The net proceeds received from the sale of the notes on the closing date will be applied to the purchase of the receivables and to the deposits required to be made to the reserve account, the pre-funding account, the negative carry account, the payahead account and the yield supplement account.

         It is anticipated that additional receivables will be conveyed to the issuer during the Pre-Funding Period. MART II will designate as a related Cutoff Date the date as of which particular additional receivables are conveyed to the issuer. On or before each transfer of additional receivables to the issuer during the Pre-Funding Period, MMCA will sell and assign to MART II, without recourse, its entire right, title and interest in, to and under the additional receivables to be transferred by MART II to the issuer on that date, including MMCA's security interests in the related vehicles. On each of those dates, subject to the conditions described below, MART II will sell and assign to the issuer, without recourse, MART II's entire interest in the additional receivables sold on that date designated by MART II as of the related Cutoff Date.

         On each date during the Pre-Funding Period on which MART II sells additional receivables to the issuer, MART II will be required to deposit in the reserve account an amount equal to % of the Adjusted Principal Balance of the additional receivables to be transferred to the issuer on that date. It is a condition to the acquisition of additional receivables by the issuer from MART II during the Pre-Funding Period that MART II make that deposit.

         Upon the acquisition of additional receivables by the issuer during the Pre-Funding Period:

         (1) the principal balance of the receivables pool will increase in an amount equal to the principal balance of the additional receivables, the Total Yield Supplement Overcollateralization Amount will increase in an amount equal to the Yield Supplement Overcollateralization Amount of the additional receivables and the Adjusted Principal Balance of the receivables pool will increase in an amount equal to the Adjusted Principal Balance of the additional receivables, in each case as of the related Cutoff Date;

         (2) MART II will deposit in the reserve account an amount equal to % of the Adjusted Principal Balance of the additional receivables as of the related Cutoff Date; and

         (3) MART II will deposit in the yield supplement account an amount equal to the projected Yield Supplement Amounts for all future payment dates that occur during the deferral period of the additional receivables with deferred first payments, unless the yield supplement account has been replaced by an acceptable letter of credit on or before that date.

         Any transfer of receivables during the Pre-Funding Period is subject to the satisfaction, on or before the date of transfer, of the following conditions precedent, among others:

         o each of the receivables transferred to the issuer on that date must satisfy the eligibility criteria specified in the sale and servicing agreement and described under "The Receivables Pool-Selection Criteria";

         o MART II must not have selected those receivables in a manner that it believes is adverse to the interests of the issuer, the noteholders or the certificateholders;

         o the applicable reserve account deposit for that date must have been made;

         o the applicable payahead account deposit for that date must have been made;

         o the applicable yield supplement account deposit for that date must have been made;

         o MART II must have executed and delivered to the issuer, with a copy to the indenture trustee, a written assignment conveying those receivables to the issuer, including a schedule identifying the receivables;

         o MART II must have delivered various opinions of counsel to the trustee of the issuer, the indenture trustee, the representative of the underwriters, and each of Moody's, Standard & Poor's and Fitch Ratings with respect to the transfer of those receivables; and

         o the trustee of the issuer, the indenture trustee and each of Moody's, Standard & Poor's and Fitch Ratings must have received written notification from MART II of the addition of all receivables transferred to the issuer on that date.

         Except for the criteria described in the preceding paragraphs, there will be no required characteristics of receivables transferred to the issuer after the closing date. Therefore, following the transfer of receivables to the issuer on any date during the Pre-Funding Period, the aggregate characteristics of the entire pool of receivables may vary from those of the receivables transferred to the issuer on the closing date. See "Risk Factors" and "The Receivables Pool."

         In the purchase agreement, MMCA will represent and warrant to MART II, and in the sale and servicing agreement, MART II will represent and warrant to the issuer, among other things, that:

         o the information provided in the schedule of receivables transferred to the issuer on the closing date attached to the sale and servicing agreement, and each schedule of receivables transferred to the issuer on any date during the Pre-Funding Period attached to the related assignment, is and will be correct in all material respects;

         o each contract requires the related obligor to maintain physical damage insurance covering the financed vehicle, in the amount determined by MMCA in accordance with its customary procedures;

         o on any date that receivables are transferred to the issuer, the receivables are free and clear of all security interests, liens, charges and encumbrances and no setoffs, defenses or counterclaims against it have been asserted or threatened;

         o on any date that receivables are transferred to the issuer, each of the receivables will be secured by a perfected first priority security interest in the vehicle in favor of MMCA; and

         o each receivable, at the time it was originated, complied, and complies or will comply in all material respects with applicable federal and state laws, including consumer credit, truth in lending, equal credit opportunity and disclosure laws.

         The noteholders, the issuer, the indenture trustee, the certificateholders and the trustee of the issuer will have no recourse against MMCA or MART II for breach of any of these representations and warranties as to a receivable other than the right to require MMCA and MART II to repurchase the receivable. See "-Mandatory Repurchase of Receivables." The trustee of the issuer, the indenture trustee, the issuer and the servicer will covenant in the sale and servicing agreement not to institute or join in the institution of any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other similar proceeding against MART II for a period of one year and a day after the payment in full of any securities rated by Moody's, Standard & Poor's or Fitch Ratings issued by MART II or by a trust for which MART II was the depositor.

         To assure uniform quality in servicing the contracts and to reduce administrative costs, the issuer will appoint the servicer as initial custodian of the contracts. The servicer, in its capacity as custodian, will hold all documents and instruments relating to the contracts, either directly or through subservicers, on behalf of the indenture trustee and the issuer. The contracts will not be stamped or otherwise marked to reflect the sale and assignment of the receivables to the issuer and will not be segregated from other receivables held by the servicer or the subservicers. However, Uniform Commercial Code financing statements reflecting the sale and assignment of the receivables by MMCA to MART II and by MART II to the issuer will be filed, and the servicer's accounting records and computer systems will be marked to reflect that sale and assignment. See "The Issuer" and "Some Important Legal Aspects of the Receivables."

The Pre-Funding Period

         The issuer will pay the purchase price for receivables to be transferred to the issuer during the Pre-Funding Period with funds on deposit in the pre-funding account. MART II anticipates that during the Pre-Funding Period it will sell to the issuer additional receivables with a total Adjusted Principal Balance of approximately $ . MART II will deposit that amount into the pre-funding account on the closing date. Before being used to purchase receivables or to pay holders of the notes as described under "Terms of the Notes-Mandatory Prepayment," funds on deposit in the pre-funding account will be invested in investments as permitted by the sale and servicing agreement. The net earnings from the investment of funds on deposit in the pre-funding account will be transferred to the collection account on a monthly basis on the business day preceding each payment date.

         The Pre-Funding Period is expected to begin on the closing date
and to end on                  , but will end earlier if:

         o the amount of funds on deposit in the pre-funding account is reduced to less than $100,000 because of purchases of additional receivables;

         o    there is an event of default under the indenture;

         o there is an event of servicing termination under the sale and servicing agreement; or

         o MART II or the servicer becomes subject to various insolvency events.

         The issuer expects that the pre-funding account will contain at least a small amount of funds at the end of the Pre-Funding Period. Any funds remaining on deposit in the pre-funding account at the end of the Pre-Funding Period will be payable to the noteholders as described under "Terms of the Notes-Mandatory Prepayment."

Mandatory Repurchase Of Receivables

         In the event of a breach of any representation or warranty as to the receivables, which materially and adversely affects the interest of the issuer in a receivable, MART II, unless that breach or failure has been cured by the last day of the calendar month which includes the 60th day after the date on which MART II becomes aware of, or receives written notice from the trustee of the issuer or the servicer of, the breach or failure, will be required to repurchase the receivable from the issuer, and MMCA will be required to repurchase the receivable from MART II for an amount equal to the purchase amount of the receivable. See "-Sale and Assignment."

         The purchase amount will be payable on the payment date immediately following that calendar month. The purchase amount of a receivable to be purchased on any payment date will equal the sum of:

         o the outstanding principal balance of the receivable as of the first day of the preceding calendar month; and

         o the accrued and unpaid interest on the principal balance at the annual percentage rate of the receivable from the date a payment was last made on the receivable through the date on which payment was due for that receivable in the preceding calendar month.

         This calculation will be made after giving effect to the receipt of monies collected on the contract in the preceding calendar month.

         The obligation of MART II to repurchase a receivable will not be conditioned on performance by MMCA of its obligation to repurchase a receivable. The repurchase obligation will constitute the sole remedy available to the noteholders, the issuer, the indenture trustee, the certificateholders or the trustee of the issuer against MART II and MMCA for any uncured breach or failure.

Servicing Procedures

         The servicer will make reasonable efforts to collect all payments due on the receivables in a manner consistent with the sale and servicing agreement and will exercise the degree of skill and care that the servicer exercises for comparable motor vehicle receivables owned and/or serviced by the servicer for itself or others.

         MMCA performs certain of its servicing functions utilizing employees of its parent, MMSA. Although it has no current plans to do so, the servicer may enter into subservicing agreements with servicers unaffiliated with MMCA that are eligible under the sale and servicing agreement for the subservicing of receivables. Any subservicing agreements will contain provisions substantially identical to those contained in the sale and servicing agreement and may contain other provisions that are not inconsistent with the terms of the sale and servicing agreement. The servicer may terminate a subservicing agreement and either service the related receivables directly or enter into a new subservicing agreement for the receivables with another subservicer, provided that any subservicer must be eligible to act as servicer.

         Notwithstanding any subservicing agreement, the servicer will remain obligated and liable to the issuer and the trustee of the issuer for servicing and administering the receivables in accordance with the sale and servicing agreement as if the servicer alone were servicing the receivables. All references in this prospectus to actions required or permitted to be taken, or restrictions on actions to be taken, by the servicer apply equally to actions by a subservicer. References in this prospectus to amounts received by the servicer include amounts received by a subservicer.

         Under the sale and servicing agreement, the servicer will be required to provide a computer tape or compact disk each month to Lewtan Technologies, Inc. containing information relating to the receivables, including the name, address and telephone number of each obligor and the balance on the receivables. Lewtan Technologies, Inc. will provide a copy of the tape or disk to the indenture trustee, the indenture trustee's agent, or the indenture trustee's designee upon the written request of the indenture trustee. Lewtan Technologies, Inc. will be paid a fee for such services and will be reimbursed for any expenses incurred by it in connection with such services. The servicer will pay these amounts from its monthly servicing fee.

         To be eligible to act as a servicer or subservicer under the sale and servicing agreement, a person must, at the time of its appointment as servicer or as a subservicer:

         o    have a net worth of not less than $50,000,000;

         o be servicing a portfolio of motor vehicle retail installment sale contracts and/or motor vehicle loans;

         o be legally qualified, and have the capacity, to service the receivables;

         o have demonstrated the ability professionally and competently to service a portfolio of motor vehicle retail installment sale contracts and/or motor vehicle loans similar to the receivables in accordance with standards of skill and care that are consistent with prudent industry standards; and

         o    be qualified and entitled to:

              -- use, under a license or other written agreement, the software which the servicer or any subservicer uses in connection with performing its duties and responsibilities under the sale and servicing agreement or the related subservicing agreement; and

              -- agree to maintain the confidentiality of that software, or obtain the right to use, or develop at its own expense, software which is adequate to perform its duties and responsibilities under the sale and servicing agreement or the related subservicing agreement.

         The servicer will covenant in the sale and servicing agreement that:

         o the vehicle securing each receivable will not be released from the security interest granted by the receivable in whole or in part, except as contemplated by the sale and servicing agreement;

         o the servicer will not and will not permit any subservicer to impair in any material respect the rights of the issuer, the indenture trustee, the noteholders, the trustee of the issuer or the certificateholders in the receivables or otherwise amend or alter the terms of a contract if, as a result of that amendment or alteration, the interests of the issuer, the noteholders, the indenture trustee, the trustee of the issuer or the certificateholders under the sale and servicing agreement would be materially adversely affected; and

         o the servicer will not increase or decrease the number or amount of scheduled payments or the amount financed under a contract, or extend, rewrite or otherwise modify the payment terms of a contract; provided, however, that:

              -- the servicer may extend any contract for credit-related reasons that would be acceptable to the servicer for comparable motor vehicle receivables that it services for itself or others in accordance with its customary standards if the cumulative extensions on any contract shall not cause the term of that contract to extend beyond ; provided, further, that the extensions, in total, do not exceed two months for each 12 months of the original term of the contract; and

              -- if the obligor on a receivable with a deferred first payment has made one or more partial prepayments on the receivable on or before the date the first scheduled payment was due under that receivable, the Servicer may, at any time on or before 90 days after that payment was due, modify the terms of the receivable, including reducing the amount of the scheduled payments; however, the servicer may not:

         o    change the annual percentage rate of the receivable; or

         o change the date on which the final scheduled payment under the receivable was due from the date specified in the related contract.

         If the servicer breaches any covenant described in the preceding paragraph that materially and adversely affects a receivable, the servicer will be required to purchase the receivable from the issuer.

         That purchase obligation is the sole remedy against the servicer for any uncured breach, except for the indemnities of the servicer specified in the sale and servicing agreement. The servicer's obligation to purchase a receivable in the case of a breach does not apply if the breach has been cured by the last day of the calendar month which includes the 60th day after the date on which the servicer becomes aware of, or receives written notice of, the breach.

         The sale and servicing agreement requires the servicer to charge off a receivable in conformity with its normal practice. It also requires the servicer to follow its normal collection practices and procedures that are consistent with the standard of care required by the sale and servicing agreement to realize upon any receivable. Currently, MMCA charges off a receivable at the time that the related vehicle has been repossessed and sold, or at the time as MMCA determines that it will not recover the vehicle. The servicer may sell the vehicle securing the receivable or take any other action permitted by law. See "Some Important Legal Aspects of the Receivables." The net proceeds of the sale will be deposited in the collection account at the time and in the manner described above.

         The sale and servicing agreement will also require the servicer to make advances, for which the servicer will be reimbursed in the manner described under "Terms of the Notes-Advances by the Servicer of Amounts Payable on the Receivables."

         The sale and servicing agreement will provide that the servicer will defend and indemnify:

         o    the issuer;

         o    the indenture trustee;

         o    the trustee of the issuer;

         o    the noteholders;

         o    the certificateholders; and

         o    MART II

against any and all liabilities, including reasonable fees and expenses of counsel and expenses of litigation, arising out of or resulting from the use, ownership or operation by the servicer or any of its affiliates of any vehicle, or in respect of any negligence, willful misfeasance or bad faith of the servicer in the performance of its duties-other than errors in judgment-or by reason of reckless disregard of its obligations and duties, under the sale and servicing agreement or under any of the documents to which it is a party.

         The servicer's obligations to indemnify the issuer, the indenture trustee, the trustee of the issuer, the noteholders, MART II and the certificateholders for the servicer's actions or omissions will survive the removal of the servicer, but will not apply to any action or omission of a successor servicer.

Servicing Compensation

         The servicer will be entitled to receive a servicing fee for servicing the receivables each calendar month, payable on the related payment date, in an amount equal to the product of one-twelfth of the sum of 1.00% of the total principal balance of the receivables-other than receivables with a deferred first payment, plus 0.25% of the total principal balance of receivables with a deferred first payment, in each case as of the first day of the calendar month. A receivable ceases to have a deferred first payment on the last day of the calendar month prior to the calendar month in which the first scheduled payment on that receivable becomes due. The servicer will also be entitled to receive, as additional servicing compensation, earnings, net of losses and investment expenses, on amounts on deposit in the payahead account, all disposition fees paid as to receivables providing for balloon payments, all administrative fees and charges and all late payment fees paid as to the receivables, other than fees paid in connection with extension or deferral of payments on a receivable, which will be deposited in the collection account. The servicing fee, together with any portion of the servicing fee that remains unpaid from prior payment dates, will be paid to the servicer on each payment date.

         The servicing fee and the additional servicing compensation will compensate the servicer for performing the functions of a third party servicer of contracts and for administering the receivables on behalf of the noteholders and the certificateholders, including collecting payments, accounting for collections, furnishing monthly and annual statements to the indenture trustee and the trustee of the issuer as to distributions, responding to inquiries of obligors, investigating delinquencies, and providing collection and repossession services in cases of obligor default. In addition, the servicing fee and the additional servicing compensation will further compensate the servicer for various taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred by the servicer under the sale and servicing agreement in connection with administering and servicing the receivables.

Evidence To Be Provided As To Servicer's Compliance With Its
Servicing Obligations

         The sale and servicing agreement will provide that a firm of independent certified public accountants, who may provide audit and other services to the servicer, MART II or MMCA, will furnish to the indenture trustee and the trustee of the issuer, on or before March 31 of each year, beginning March 2003, a report of examination as to compliance by the servicer during the 12 months-or shorter period in the case of the first report-ended the preceding December 31 with various standards relating to the servicing of the receivables.

         The sale and servicing agreement will also provide for delivery to the indenture trustee and the trustee of the issuer, on or before March 31 of each year, beginning March 2003, of a certificate signed by an officer of the servicer stating that to the best of that officer's knowledge the servicer has fulfilled its obligations under the sale and servicing agreement throughout the 12 months-or shorter period in the case of the first report-ended the preceding December 31 or, if there has been a default in the fulfillment of any of those obligations, describing each of those defaults.

         Beneficial owners of the notes may obtain copies of those statements and certificates by written request addressed to the indenture trustee.

Resignation By The Servicer

         The sale and servicing agreement will provide that the servicer may not resign from its obligations and duties as servicer, except upon a determination that the servicer's performance of its duties is no longer permissible under applicable law. No resignation of the servicer will become effective until the indenture trustee or a successor servicer has assumed the servicer's servicing obligations and duties under the sale and servicing agreement and becomes the administrator under the administration agreement.

Consequences Of Merger, Conversion, Consolidation Or Similar Actions By The Servicer

         Any legal successor to the servicer, whether by merger, consolidation or purchase and assumption of all or substantially all of the business of the servicer, will become the servicer under the sale and servicing agreement, provided that any successor must be eligible to be servicer under the sale and servicing agreement.

Limits On Servicer's Liability

         The sale and servicing agreement will provide that the servicer will be liable only to the extent of the obligations specifically undertaken by it under the sale and servicing agreement and will have no other obligations or liabilities under the sale and servicing agreement.

Limits On Servicer's Obligations In Connection With Legal Actions

         The sale and servicing agreement will provide that the servicer will be under no obligation to appear in, prosecute or defend any legal action that is not incidental to the servicer's responsibilities under the sale and servicing agreement and that, in its opinion, may cause it to incur any expense or liability. The servicer may, however, at its expense undertake any reasonable action that it may deem necessary or desirable in respect of the interests of the noteholders and the certificateholders under the sale and servicing agreement.

Events Of Servicing Termination

         The following events will constitute events of servicing termination under the sale and servicing agreement:

         o any failure by the servicer to deliver to the trustee of the issuer or the indenture trustee the monthly certificate detailing the collections and distributions for any calendar month, which failure continues beyond the earlier of three business days from the date the servicer's certificate was due to be delivered and the related payment date;

         o any failure by the servicer to deliver to the collection account or any other account any required payment or make a deposit under the sale and servicing agreement, which failure continues unremedied for five business days, or, in the case of a payment or deposit to be made no later than a payment date, the failure to make the payment or deposit by the payment date;

         o any failure by the servicer duly to observe or perform in any material respect any other covenant or agreement in the notes, the certificates or the sale and servicing agreement, which failure materially and adversely affects the rights of noteholders or certificateholders and which continues unremedied for 30 days after written notice of the failure is given to the servicer by the indenture trustee or the trustee of the issuer, or to MART II, the servicer, the trustee of the issuer and the indenture trustee by the holders of notes or certificates evidencing not less than 25% of the total principal amount of the outstanding notes, or 25% of the certificate balance, as applicable;

         o various events of bankruptcy, receivership, insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings as to MART II or the servicer and various actions by MART II or the servicer indicating its insolvency or reorganization under bankruptcy, receivership, conservatorship, insolvency, or similar proceedings; and

         o failure of the servicer to be eligible to act as servicer under the sale and servicing agreement.

         If one of the events of servicing termination occurs and is not remedied, either the indenture trustee or the holders of notes evidencing not less than 51% of the total principal amount of the outstanding notes will have the right to remove the servicer. If the servicer is removed, either the indenture trustee will act as successor servicer or the indenture trustee will appoint a successor servicer.

         The holders of notes evidencing not less than 51% of the total principal amount of the outstanding notes or the holders of certificates evidencing not less than 51% of the certificate balance, in the case of any default which does not adversely affect the indenture trustee or the noteholders may, on behalf of all noteholders and certificateholders, as applicable, waive any event of servicing termination under the sale and servicing agreement except an event resulting from the failure to make any required deposit to or payment from any account.

         For purposes of the foregoing, any notes or certificates owned by MART II, the servicer, or any of their affiliates will not be considered to be outstanding.

         The indenture trustee will have no obligation to notify noteholders of any event which, with lapse of time to cure, would become an event of servicing termination under the sale and servicing agreement, until after the expiration of any applicable cure period, according to the obligation of the indenture trustee to deliver to each noteholder a copy of any certificate received by the indenture trustee from the servicer under the sale and servicing agreement notifying the indenture trustee of any event which constitutes or, with the giving of notice or lapse of time or both, would become, an event of servicing termination under the sale and servicing agreement. See "-Rights of Indenture Trustee and Noteholders upon an Event of Servicing Termination under the Sale and Servicing Agreement."

Rights Of Indenture Trustee And Noteholders Upon An Event Of Servicing Termination Under The Sale And Servicing Agreement

         As long as an event of servicing termination under the sale and servicing agreement remains unremedied, the indenture trustee or the holders of notes evidencing not less than a majority of the total principal amount of the outstanding notes may terminate the servicer's rights and obligations under the sale and servicing agreement. Thereafter, the indenture trustee or a servicer meeting the requisite eligibility standards, which may be an affiliate of the indenture trustee, appointed by the indenture trustee will succeed to all the responsibilities, duties, and liabilities of the original servicer.

         The successor servicer will then be entitled to the compensation payable to the servicer. If the indenture trustee is unwilling or legally unable so to act, the indenture trustee may appoint, or petition a court of competent jurisdiction to appoint, a person eligible to act as servicer as successor to the outgoing servicer under the sale and servicing agreement. In no event may the servicing compensation to be paid to that successor be greater than the servicing compensation payable to the servicer under the sale and servicing agreement. In the event of the bankruptcy of the servicer, the bankruptcy trustee or the servicer, as debtor in possession, may have the power to prevent a termination of the servicer's rights and obligations under the sale and servicing agreement.

Requirements For Amendments Of The Sale And Servicing Agreement And The Issuer Trust Agreement

         Both the sale and servicing agreement and the issuer trust agreement may be amended by the parties, without the consent of the noteholders or the certificateholders to:

         o cure any ambiguity, to revise, correct or supplement any provisions herein;

         o enable the issuer to avoid becoming a member of MMCA's consolidated group under GAAP; or

         o enable MART II or any affiliate of MART II or any of their affiliates to otherwise comply with or obtain more favorable treatment under any law or regulation or any accounting rule or principle, provided that, the action will not, as evidenced by an opinion of counsel-which may be given by internal counsel to MART II or the servicer-to the indenture trustee and the trustee of the issuer:

         o materially and adversely affect the interest of any noteholder or certificateholder;

         o be inconsistent with the derecognition by MMCA of the receivables under GAAP or cause the issuer to become a member of MMCA's consolidated group under GAAP; or

         o as to the issuer trust agreement, have adverse tax consequences.

         The sale and servicing agreement may be amended by the parties for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the sale and servicing agreement or for the purpose of modifying the rights of noteholders or certificateholders, with the consent of the indenture trustee, the holders of notes evidencing not less than 51% of the total principal amount of the outstanding notes and the holders of certificates evidencing not less than 51% of the certificate balance. Promptly after the execution of any such amendment, the trustee of the issuer will mail a copy to each certificateholder, to the indenture trustee and to each of the rating agencies.

         The issuer trust agreement may be amended by the parties for the purpose of adding any provisions to or changing in any manner, or eliminating any of the provisions of the issuer trust agreement, or for the purpose of modifying the rights of noteholders or certificateholders, with the consent of the indenture trustee, MART II, the holders of notes evidencing not less than a majority of the total principal amount of the then outstanding notes, voting as a group, the holders of certificates evidencing not less than a majority of the certificate balance. Promptly after the execution of any such amendment, the trustee of the issuer will mail a copy to each certificateholder, to the indenture trustee and to each of the rating agencies.

         For purposes of the two preceding paragraphs, any notes or certificates owned by MART II, the servicer, or any of their respective affiliates will not be considered to be outstanding.

         However, no amendment of either agreement may:

         o increase or reduce in any manner the amount of, or accelerate or delay the timing of, or change the allocation or priority of, collections of payments on receivables or distributions that are required to be made on any note or certificate, or change any interest rate of any note or the Specified Reserve Balance, without the consent of all adversely affected noteholders or certificateholders;

         o reduce the aforesaid percentage of the notes and the certificates which is required to consent to any amendment, without the consent of all noteholders or certificateholders affected by the amendment;

         o adversely affect the ratings of any class of notes by Moody's, Standard & Poor's and Fitch Ratings without the consent of holders of notes evidencing not less than 66 2/3% of the total principal amount of the then outstanding notes of that class as to any amendment to the sale and servicing agreement or the issuer trust agreement; or

         o amend the provisions of the issuer trust agreement setting forth the permitted activities of the trust.

         Additionally, as to an amendment of the issuer trust agreement, an opinion of counsel to the effect that the amendment will not have specified adverse tax consequences will be furnished to the indenture trustee and the trustee of the issuer.

Requirements For Termination Of The Issuer

         The issuer will terminate and be of no further force and effect upon the earlier of:

         o payment to noteholders and certificateholders of all amounts required to be paid to them under the indenture, the issuer trust agreement and the sale and servicing agreement; and

         o the payment date following the month which is one year after the maturity or other liquidation of the last receivable and the disposition of any amounts received upon liquidation of any property remaining with the issuer in accordance with the terms and priorities set forth in the indenture, the issuer trust agreement and the sale and servicing agreement.

         In order to avoid excessive administrative expense, the servicer will be permitted, at its option, if the principal balance of the receivables as of the close of business on the last day of a calendar month has declined to 10% or less of the Initial Pool Balance, to purchase from the issuer, on the payment date occurring in any subsequent calendar month, all remaining receivables transferred to the issuer at a purchase price equal to the outstanding principal amount of the notes and the certificates, in each case plus accrued and unpaid interest thereon. The exercise of this right will effect early retirement of the notes and the certificates.

Actions To Be Taken By Indenture Trustee Upon Termination Of The Issuer

         The indenture trustee will give written notice of termination of the issuer to each noteholder of record. The final distribution to any noteholder will be made only upon surrender and cancellation of that holder's note, whether a note in fully registered, certificated form or one or more physical notes representing the notes, at the office or agency of the indenture trustee specified in the notice of termination. Any funds remaining with the issuer, after the indenture trustee has taken various measures to locate a noteholder and the measures have failed, will be distributed to MART II or as otherwise provided in the sale and servicing agreement and the issuer trust agreement.

The Administration Agreement

         MMCA, in its capacity as administrator, will enter into an administration agreement with the issuer and the indenture trustee. Under the administration agreement, the administrator will agree to provide the notices and to perform other administrative obligations required by the indenture. As compensation for the performance of the administrator's obligations under the administration agreement and as reimbursement for its expenses relating to the administration agreement, the administrator will be entitled to a monthly administration fee to be paid by the servicer.


              SOME IMPORTANT LEGAL ASPECTS OF THE RECEIVABLES

         The discussion below examines the material legal aspects of the receivables under applicable federal and state laws including the laws of Florida, California and Texas, the states in which the largest number of obligors reside.

Bankruptcy Considerations

         MMCA and MART II intend that each transfer of receivables by MMCA to MART II be structured so that the receivables and the related proceeds would not be part of MMCA's bankruptcy estate under Section 541 of the United States Bankruptcy Code should MMCA become the subject of a bankruptcy case after the transfers of the receivables to MART II. This is known as a "true sale." Legal counsel has advised MART II that if MMCA were to become the subject of a voluntary or involuntary case under the United States Bankruptcy Code, the receivables and their proceeds would not be part of MMCA's bankruptcy estate under Section 541 of the United States Bankruptcy Code.

Issuer's Rights In The Receivables

         The receivables are "chattel paper" as defined in the Uniform Commercial Code. Under the Uniform Commercial Code, for most purposes, a sale of chattel paper is treated in a manner similar to a transaction creating a security interest in chattel paper. Following transfers of the receivables, MMCA and MART II will cause financing statements to be filed with the appropriate governmental authorities to perfect the interest of MART II and the issuer, as the case may be, in the receivables.

         Under the sale and servicing agreement, the servicer will hold the receivables, either directly or through subservicers, as custodian for the indenture trustee and the issuer following the sale and assignment of the receivables to the issuer on any date. MART II will take the action that is required to perfect the rights of the indenture trustee and the issuer in the receivables. The receivables will not be stamped, or otherwise marked, to indicate that they have been sold to the issuer. If, through inadvertence or otherwise, another party purchases or takes a security interest in the receivables for new value in the ordinary course of business and takes possession of the receivables without actual knowledge of the issuer's interest, the purchaser or secured party will acquire an interest in the receivables superior to the interest of the issuer. The servicer will be obligated to take those actions which are necessary to protect and perfect the issuer's interest in the receivables and their proceeds.

Security Interests In Vehicles

         In all states in which the receivables have been originated, retail installment sale contracts evidence the credit sale of vehicles by dealers to obligors; the contracts also constitute personal property security agreements and include grants of security interests in the vehicles under the Uniform Commercial Code. Perfection of security interests in the vehicles is usually governed by the motor vehicle registration laws of the state in which the vehicle is located. In most states in which the receivables have been originated, a security interest in a vehicle is perfected by notation of the secured party's lien on the vehicle's certificate of title. In California, Texas and Florida, a security interest in a vehicle is perfected by recording the security interest on the vehicle's certificate of title. Florida law also requires creditors to file a sworn notice of lien as a condition to enforcement of the lien in state courts against creditors and subsequent purchasers for valuable consideration and without notice.

         MMCA will assign its security interests in the vehicles securing the related receivables to MART II and MART II will subsequently assign its security interests in the vehicles to the issuer. However, because of the administrative burden and expense, MMCA, the servicer, MART II and the issuer will not amend any certificate of title to identify the issuer as the new secured party on the certificates of title relating to the vehicles. Also, the servicer will continue to hold any certificates of title relating to the vehicles in its possession as custodian for the issuer.

         In most states, assignments together with a perfected security interest in the chattel paper are an effective conveyance of a security interest in the vehicles subject to the chattel paper without amendment of any lien noted on a vehicle's certificate of title, and the assignee succeeds to the assignor's rights as secured party. In the absence of fraud or forgery by the vehicle owner or the servicer or administrative error by state or local agencies, the notation of MMCA's lien on the certificates of title will be sufficient to protect the issuer against the rights of subsequent purchasers of a vehicle or subsequent lenders who take a security interest in a vehicle. If there are any vehicles as to which MMCA failed to obtain a perfected security interest, its security interest would be subordinate to, among others, subsequent purchasers of the vehicles and holders of perfected security interests.

         A failure would constitute a breach of MMCA's warranties under the purchase agreement and of MART II's warranties under the sale and servicing agreement and would create an obligation of MMCA and of MART II to purchase the related receivable if the breach materially adversely affects the interest of the issuer in the receivable. By not identifying the issuer as the secured party on the certificate of title, the issuer's interest in the chattel paper may not have the benefit of the security interest in the vehicle in all states or the security interest could be defeated through fraud or negligence. MART II will assign its rights under the purchase agreement to the issuer. If the issuer does not have a perfected security interest in a vehicle, its ability to realize on the vehicle in the event of a default may be adversely affected.

         Under the laws of most states, a perfected security interest in a vehicle would continue for four months after a vehicle is moved to a state other than the state in which it is initially registered and thereafter until the vehicle owner reregisters the vehicle in the new state. Under Florida law, the law of the jurisdiction issuing the certificate of title covering a vehicle governs the perfection and priority of the security interest in the vehicle, even if there is no other relationship between the vehicle and the jurisdiction that issued the certificate of title covering the vehicle or the debtor. A certificate of title covers a vehicle when a valid application for the certificate and the applicable fee are delivered to the appropriate authority. The vehicle ceases to be covered by the certificate of title at the earlier of the time the certificate of title ceases to be effective under the law of the issuing jurisdiction or the time the vehicle becomes covered subsequently by a certificate issued by another jurisdiction. The local law of the jurisdiction that issued a certificate of title covering the vehicle governs perfection, the effect of perfection or nonperfection, and the priority of a security interest in a vehicle covered by a certificate of title from the time the vehicle becomes covered by the certificate of title until the vehicle ceases to be covered by the certificate of title. A vehicle brought into California will be perfected under the laws of the state which issued the certificate of title until four months after the vehicle was removed from that state. The security interest in a vehicle brought into Texas will remain perfected for four months after the vehicle first enters Texas and will then become unperfected if no action is taken to perfect the vehicle in Texas. A majority of states, including California, require surrender of a certificate of title to reregister a vehicle. If a vehicle brought into Texas from another state is required to be registered in Texas, satisfactory evidence of title is required before the vehicle can be sold or transferred in Texas. Under Florida law, if a certificate of title has previously been issued for a vehicle, the application for a new certificate must be accompanied by the prior certificate of title and the prior certificate must duly note the assignment. In the case of an application for a certificate of title for a vehicle titled or registered outside of Florida, Florida law requires that the applicant surrender all certificates, registration cards or other evidence of foreign registration as may be in the control of the applicant. Accordingly, a secured party must surrender possession if it holds the certificate of title to the vehicle, or, in the case of vehicles registered in states providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicle in the state of relocation.

         In states that do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing receivables, MMCA takes steps to effect re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor sells a vehicle, MMCA must either surrender possession of the certificate of title or it will receive notice as a result of its lien noted on the certificate of title and therefore will have an opportunity to require satisfaction of the receivable before release of the lien. The servicer will be obligated to take appropriate steps, at the servicer's expense, to maintain perfection of security interests in the vehicles.

         Under the laws of most states, liens for repairs performed on a motor vehicle and liens for unpaid taxes may take priority over even a perfected security interest in a vehicle. California gives priority to those liens given by statute or rule of law. In Texas, liens for work intended to enhance or preserve the value of the vehicle, such as a mechanic's lien, may take priority over even a perfected security interest in that vehicle. Under Florida law, persons who in the ordinary course of their business furnish services or materials with respect to vehicles may hold a "possessory lien" upon vehicles in their possession by statute or rule of law that secures payment or performance for such materials or services that takes priority over a perfected security interest unless the lien is statutory and the statute expressly provides otherwise. The Internal Revenue Code of 1986, as amended, also grants priority to some federal tax liens over the lien of a secured party. Federal law and the laws of some states permit the confiscation of motor vehicles under some circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in the confiscated motor vehicle.

         MMCA will represent to MART II and MART II will represent to the issuer that the issuer's security interest in each vehicle is or will be prior to all other present liens (other than tax liens and liens that arise by operation of law) and security interests in, the vehicle. However, liens for repairs or taxes, or the confiscation of a vehicle, could arise or occur at any time during the term of a receivable. No notice will be given to the trustee of the issuer, certificateholders, and the indenture trustee or noteholders in the event a lien arises or confiscation occurs. Neither MART II nor the servicer will have any obligation to repurchase a receivable as to which any of the preceding occurrences result in the issuer losing the priority of its security interest or its security interest in the vehicle after the date a receivable is sold to the issuer.

Repossession

         In the event of default by a purchaser of a vehicle, the holder of the retail installment sale contract has all the remedies of a secured party under the Uniform Commercial Code, except where specifically limited by other state laws. Under the Uniform Commercial Code, remedies of a secured party include the right to repossession by self-help, unless repossession would constitute a breach of the peace. Unless a vehicle is voluntarily surrendered, self-help repossession is the method employed by MMCA in the majority of instances in which a default occurs and is accomplished simply by retaking possession of the vehicle. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle must then be repossessed in accordance with that order.

Notice Of Sale; Redemption Rights

         In the event of default by an obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which the obligor may cure the default prior to repossession. In some circumstances, this right of reinstatement may be exercised on a limited number of occasions in any one-year period.

         The Uniform Commercial Code and other state laws require the secured party to provide a defaulting obligor with reasonable notice of the date, time, and place of any public sale and the date after which any private sale of the collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for the sale, plus, in some jurisdictions, reasonable attorneys' fees, or, in some states, by payment of delinquent installments or the unpaid balance.

         In California, the secured party must give written notice to a defaulting obligor at least 15 days before a public sale or before the day on or after which any private sale of the collateral is to be made. Texas and Florida require the secured party to provide a defaulting obligor with reasonable notice of the time and place of any public sale and the time after which any private sale of the collateral may be held. In Texas, Florida and California, the obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossessing, holding, and preparing the collateral for disposition and arranging for the sale, and reasonable attorney's fees and legal expenses. In Florida the obligor may also be required to satisfy other obligations to the secured party secured by the vehicle.

Deficiency Judgments And Excess Proceeds

         The proceeds of resale of a repossessed vehicle will usually be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness of the obligor on the related receivable. While some states impose prohibitions or limitations on deficiency judgments, if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit these judgments. However, the deficiency judgment would be a personal judgment against a defaulting obligor, who can be expected to have very limited capital or income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or not paid at all. MMCA will normally seek to recover any deficiency existing after repossession and sale of a vehicle.

Obligor's Right To Excess Proceeds Upon Sale Of A Vehicle

         Occasionally, after resale of a financed vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the Uniform Commercial Code requires the lender to remit the surplus to any holder of any lien on the vehicle sold or if no lienholder exists or there are remaining funds, the Uniform Commercial Code requires the lender to remit the surplus to the former obligor.

Consumer Protection Laws

         Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These laws include:

         o    the Truth-in-Lending Act;

         o    the Equal Credit Opportunity Act;

         o    the Federal Trade Commission Act;

         o    the Fair Credit Reporting Act;

         o    the Fair Debt Collection Practices Act;

         o    the Magnuson-Moss Warranty Act;

         o    the Federal Reserve Board's Regulations B and Z;

         o state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code; and

         o state motor vehicle retail installment sales acts, retail installment sales acts, and other similar laws.

         Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. Those requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee's ability to enforce consumer finance contracts like the receivables.

         The so-called holder-in-due-course rule of the Federal Trade Commission, also known as the FTC rule, the provisions of which have been duplicated by the Uniform Consumer Credit Code, other state statutes, or the common law in some states, has the effect of subjecting a seller, and some related lenders and their assignees, in a consumer credit transaction and any assignee of the seller to all claims and defenses which the buyer in a transaction could assert against the seller of the goods.

         Liability under the FTC rule is limited to the amounts paid by the buyer, and may result in the inability of the holder of the contract to collect all or a portion of the balance remaining due from the buyer under that contract. Most of the receivables will fall under the requirements of the FTC rule. Also, the issuer, as holder of the related receivables, will be liable to any claims or defenses that a purchaser of a vehicle may assert against the seller of the vehicle. Those claims are limited to a maximum liability equal to the amounts paid by the obligor on the receivable.

         Under most state motor vehicle dealer licensing laws, sellers of motor vehicles are required to be licensed to sell motor vehicles at retail sale. Furthermore, Federal Odometer Regulations promulgated under the Motor Vehicle Information and Cost Savings Act require that all sellers of new and used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If a seller is not properly licensed or if an Odometer Disclosure Statement was not provided to the purchaser of the related vehicle, the obligor may be able to assert a defense against the seller of the vehicle. If an obligor were successful in asserting one of these claims or defenses, it would be a breach of MMCA's and MART II's representations and warranties under the purchase agreement and the sale and servicing agreement and would create an obligation of MMCA and MART II to repurchase the receivable unless the breach is cured. See "The Sale and Servicing Agreement and the Issuer Trust Agreement-Sale and Assignment."

         Courts have imposed general equitable principles on secured parties pursuing repossession of collateral or litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

         In several cases, obligors have asserted that the self-help remedies of secured parties under the Uniform Commercial Code and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have often upheld the notice provisions of the Uniform Commercial Code and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to consumers.

         MMCA and MART II will warrant that each receivable complies with all requirements of law in all material respects. Accordingly, if an obligor has a claim against the issuer for violation of any law and the claim materially and adversely affects the issuer's interest in a receivable, the violation would constitute a breach of warranty and would create an obligation of MMCA and MART II to repurchase the affected receivable unless the breach is cured. See "The Sale and Servicing Agreement and the Issuer Trust Agreement-Mandatory Repurchase of Receivables."

         Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, a person who enters military service after the origination of a loan (including a person who was in reserve status and is called to active duty after origination of the loan) (i) is entitled to have the interest rate reduced and capped at 6% per annum for the duration of the military service, (ii) may be entitled to a stay of proceedings on foreclosures and similar actions and (iii) may have the maturity of the loan extended, or the payments lowered and the payment schedule adjusted. The act applies to members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. In addition, pursuant to the Military Reservist Relief Act of 1991, under certain circumstances California residents called into active duty with the reserves can apply to a court to delay payments on retail installment contracts, including the receivables. Application of either of the two foregoing acts or similar acts under state law would adversely affect, for an indeterminate period of time, the ability of the servicer to collect full amounts of interest on certain of the receivables and the ability of the servicer to foreclose on an affected receivable during the obligor's period of active duty status. Thus, in the event that such a receivable goes into default, there may be delays and losses.

Other Limitations

         In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the United States Bankruptcy Code and related state laws, may interfere with or affect the ability of a lender to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the United States Bankruptcy Code, a court may prevent a lender from repossessing a motor vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy, as determined by the court, leaving the lender as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

Legal Investment

         The Class A-1 notes are structured to be eligible for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940, as amended. A money market fund should consult its legal advisors regarding whether an investment by the money market fund in the Class A-1 notes satisfies the money market fund's investment policies and objectives.


                      FEDERAL INCOME TAX CONSEQUENCES

         The following discussion is a summary of some of the United States federal income tax consequences of the purchase, ownership and disposition of the notes. This summary is based upon current provisions of the tax code, existing and proposed Treasury regulations under the tax code, current administrative rulings, judicial decisions and other applicable authorities in effect as of the date of this prospectus, all of which are subject to change, possibly with retroactive effect. There can be no assurance that the IRS will not challenge the conclusions reached in this prospectus, and no ruling from the IRS has been or will be sought on any of the issues discussed below. This summary does not purport to deal with all aspects of federal income taxation that may be relevant to beneficial owners of notes in light of their personal investment circumstances nor, except for some limited discussions of particular topics, to some types of beneficial owners of notes subject to special treatment under the federal income tax laws (e.g., financial institutions, note owners that are partnerships or trusts for U.S. federal income tax purposes, broker-dealers, life insurance companies and tax-exempt organizations). This information is directed to beneficial owners who hold the notes as "capital assets" within the meaning of Section 1221 of the tax code.

Tax Treatment Of The Notes And The Issuer Under Federal Income Tax Law

         Tax Status of the Notes and the Issuer. The seller, the trustee of the issuer, the indenture trustee and each note owner will express in the sale and servicing agreement and in the indenture their intent that, for federal, state and local income and franchise tax purposes, the notes will be indebtedness, secured by the assets of the issuer. The seller, the trustee of the issuer and the indenture trustee by entering into the sale and servicing agreement and the indenture, and each note owner, by acquiring a beneficial interest in a note, will agree to treat the notes as indebtedness for federal, state and local income and franchise tax purposes. Consistent with and based, in part, upon such intent and agreements, Skadden, Arps, Slate, Meagher & Flom LLP will render, on the closing date, its opinion that for federal income tax purposes under existing law, subject to customary assumptions and qualifications:

         o    the notes will be treated as debt; and

         o the issuer will not be classified as an association or a publicly traded partnership taxable as a corporation.

         MART II, the trustee of the issuer and the indenture trustee have agreed, and the noteholders will agree by their purchase of notes, to treat the notes for federal, state and local income and franchise tax purposes as indebtedness of the issuer.

         Stated Interest. Stated interest on the notes will be taxable as ordinary income for federal income tax purposes when received or accrued in accordance with a beneficial owner's method of tax accounting.

         Original Issue Discount. A note will be treated as issued with original issue discount or "OID" if the excess of the note's "stated redemption price at maturity" over the issue price equals or exceeds a de minimis amount equal to one-fourth of 1% of the note's stated redemption price at maturity multiplied by the number of complete years to its maturity based on the anticipated weighted average life of a note.

         In general, OID, if any, will equal the difference between the stated redemption price at maturity of a note and its issue price. A holder of a note must include OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a note will be considered to be zero if it is less than a de minimis amount determined as described above.

         The issue price of a note will generally be the initial offering price at which a substantial amount of the notes are sold. The issuer intends to treat the issue price as including, in addition, the amount paid by the noteholder for accrued interest that relates to a period prior to the closing date. The stated redemption price at maturity generally will equal the principal amount of the note.

         The holder of a note issued with OID must include in gross income for each taxable year the OID accrued for each day during its taxable year on which it holds the note. The daily portions are determined by calculating the OID for the accrual period and then allocating to each day a pro rata portion of the OID that accrued during the accrual period. The issuer intends to report OID on the basis of an accrual period that corresponds to the interval between payment dates.

         OID on the notes will be computed by taking into account the anticipated rate of prepayments assumed in pricing the notes, which will be 1.3% ABS. The amount of OID that will accrue during an accrual period will equal:

         o the present value of all payments remaining to be made on the note as of the close of the accrual period, plus the payments during the accrual period of amounts included in the stated redemption price of the note; minus

         o the "adjusted issue price" of the note at the beginning of the accrual period.

         The adjusted issue price of a note is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to the note in all prior periods, other than qualified stated interest payments. The present value of the remaining payments is determined on the basis of three factors:

         o the original yield to maturity of the note, determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period;

         o events which have occurred before the end of the accrual period; and

         o the assumption that the remaining payments will be made in accordance with the original assumption.

         The effect of this method is to increase the rate at which a noteholder includes OID in income to take into account prepayments on the receivables at a rate that exceeds the anticipated rate of prepayments, and to decrease (but not below zero) for any period the rate at which a noteholder includes OID in income to take into account prepayments with respect to the receivables at a rate that is slower than the anticipated rate of prepayments. Although OID will be reported to noteholders based on the anticipated rate of prepayments, no representation is made to noteholders that receivables will be prepaid at that rate or at any other rate.

         A holder of a note that acquires the note for an amount that exceeds its stated redemption price will not include any OID in gross income. A holder of a note which acquires the notes for an amount that is less than its stated redemption price will be required to include OID in gross income, but a subsequent holder who purchases a note for an amount that exceeds its adjusted issue price will be entitled, as will an initial holder who pays more than a note's issue price, to reduce the amount of OID included in income in each period by the amount of OID multiplied by a fraction, the numerator of which is:

         o the purchaser's adjusted basis in the note immediately after purchase thereof; minus

         o    the adjusted issue price of the note;

         and the denominator of which is:

         o all amounts remaining to be paid on the note after the purchase date, other than qualified stated interest; minus

         o    the adjusted issue price of the note.

         Total Accrual Election. As an alternative to separately accruing stated interest, OID, de minimis OID, market discount, de minimis market discount, unstated interest, premium, and acquisition premium, a holder of a note may elect to include all income that accrues on the note using the constant yield method. If a noteholder makes this election, income on a note will be calculated as though:

         o the issue price of the note were equal to the noteholder's adjusted basis in the note immediately after its acquisition by the noteholder;

         o    the note were issued on the noteholder's acquisition date;
              and

         o none of the interest payments on the note were "qualified stated interest."

         A noteholder may make this election for a note that has premium or market discount, respectively, only if the noteholder makes, or has previously made, an election to amortize bond premium or to include market discount in income currently. See "-Market Discount" and "-Amortizable Bond Premium."

         Market Discount. The notes, whether or not issued with OID, will be subject to the market discount rules of the tax code. In general, these rules provide that if the beneficial owner purchases a note at a discount (if the discount exceeds a de minimis amount specified in the tax code) from its stated redemption price at maturity or, if the notes were issued with OID, its adjusted issue price, and thereafter (1) recognizes gain upon a disposition, or (2) receives payments of principal, the lesser of (x) the gain or principal payment or (y) the accrued market discount will be taxed as ordinary interest income and not as capital gain. Generally, the accrued market discount will be the total market discount on the note multiplied by a fraction equal to:

         o    the number of days the beneficial owner held the note;
              divided by

         o the number of days from the date the beneficial owner acquired the note until its maturity date.

         The beneficial owner may elect, however, to determine accrued market discount under the constant yield method.

         Limitations imposed by the tax code which are intended to match deductions with the taxation of income may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a note with market discount. A beneficial owner of a note may elect to include market discount in gross income as it accrues and, if it makes this election, is exempt from this rule. This election will apply to all debt instruments acquired by the taxpayer on or after the first day of the first taxable year to which the election applies. The adjusted basis of a note subject to the election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or other taxable disposition.

         Amortizable Bond Premium. In general, if a beneficial owner of a note purchases a note at a premium-that is, an amount in excess of the amount payable upon the maturity of that note-that beneficial owner will be considered to have purchased the note with "amortizable bond premium" equal to the amount of the excess. The beneficial owner of a note may elect to amortize bond premium as an offset to interest income, and not as a separate deduction item, as it accrues under a constant yield method over the remaining term of the note. That beneficial owner's tax basis in the note will be reduced by the amount of the amortized bond premium. Any election will apply to all debt instruments, other than instruments the interest on which is excludible from gross income, held by that beneficial owner at the beginning of the first taxable year for which the election applies or later acquired, and cannot be revoked without the consent of the IRS. Bond premium on a note held by a beneficial owner who does not elect to amortize the premium will decrease the gain or increase the loss otherwise recognized on the disposition of the note.

         Disposition of Notes. A beneficial owner of a note's adjusted tax basis will be its cost, increased by the amount of any OID, market discount and gain previously included in income with respect to the note, and reduced by the amount of any payment on the note that is not qualified stated interest and the amount of bond premium previously amortized with respect to the note. A beneficial owner will generally recognize gain or loss on the sale or retirement of a note equal to the difference between the amount realized on the sale or retirement and the tax basis of the note. The gain or loss will be capital gain or loss-except to the extent attributable to OID not previously accrued, accrued but unpaid interest, or as described above under "-Market Discount"-and will be long-term capital gain or loss if the note was held for more than one year. In addition, if the prepayable obligation rules apply, any OID that has not accrued at the time of the payment in full of a note will be treated as ordinary income.

Federal Tax Consequences Of Waivers Of Events Of Default And Amendments Of Notes By Noteholders

         The indenture permits the noteholders to waive an event of default under the indenture or rescind an acceleration of the notes in some circumstances upon a vote of the requisite percentage of noteholders. Any waiver or rescission under the indenture, or any amendment of the terms of the notes, could be treated for federal income tax purposes as a constructive exchange by a noteholder of the notes for new notes, upon which gain or loss would be recognized.

Information Reporting And Backup Withholding Of Taxes By Indenture Trustee

         The indenture trustee will be required to report annually to the IRS, and to each beneficial owner of a note, the amount of interest paid on the notes and the amount withheld for federal income taxes for each calendar year, except as to exempt recipients which are generally corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status. Each beneficial owner of a note, other than beneficial owners who are not subject to the reporting requirements, will be required to provide, under penalty of perjury, a certificate containing the beneficial owner's name, address, correct federal taxpayer identification number-which includes a social security number-and a statement that the beneficial owner is not subject to backup withholding. Should a nonexempt beneficial owner fail to provide the required certification or should the IRS notify the indenture trustee or the issuer that the beneficial owner has provided an incorrect federal taxpayer identification number or is otherwise subject to backup withholding, the indenture trustee will be required to withhold, or cause to be withheld, a specified percentage of the interest otherwise payable to the beneficial owner, and remit the withheld amounts to the IRS as a credit against the beneficial owner's federal income tax liability.

Tax Consequences To Foreign Investors

         The following information describes the U.S. federal income tax treatment of note owners that are not U.S. persons. U.S. persons are any persons other than:

         o    citizens or residents of the United States;

         o corporations, partnerships or other entities treated as corporations or partnerships for United States federal income tax purposes organized in or under the laws of the United States, any state or the District of Columbia, unless, in the case of a partnership or entity treated as a partnership, Treasury regulations provide otherwise;

         o estates the income of which is includible in gross income for U.S. federal income tax purposes, regardless of source; or

         o trusts if a U.S. court is able to exercise primary supervision over the administration of the trusts and one or more U.S. persons has authority to control all substantial decisions of the trust.

         Interest paid or accrued on the notes to a non-U.S. person that is not effectively connected with the conduct of a trade or business within the United States by the non-U.S. person will generally be considered "portfolio interest" and generally will not be subject to U.S. federal income tax and withholding tax, as long as the non-U.S. person:

         o is not actually or constructively a "10 percent shareholder" of the issuer or a "controlled foreign corporation" with respect to which the issuer is a "related person" within the meaning of the tax code; and

         o provides an appropriate statement, signed under penalty of perjury, certifying that the beneficial owner of a note is a non-U.S. person and providing that non-U.S. person's name and address.

         If the information provided in this statement changes, the non-U.S. person must so inform the indenture trustee within 30 days of the change. Generally, for individuals and corporations holding the notes on their own behalf, this statement is made on Form W-8BEN, which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, a Form W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the paying or withholding agent reports at least annually to the beneficial owner on Form 1042-S. The beneficial owner must inform the paying or withholding agent within 30 days of such change and furnish a new Form W-8BEN. A holder who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the notes on its own behalf may have substantially increased reporting requirements and should consult its tax advisor. If the interest were not portfolio interest, then it would be subject to U.S. federal income and withholding tax at a rate of 30% unless reduced or eliminated under an applicable income tax treaty.

         Any capital gain realized on the sale or other taxable disposition of a note by a non-U.S. person will be exempt from U.S. federal income and withholding tax, provided that:

         o the gain is not effectively connected with the conduct of a trade or business in the United States by the non-U.S. person; and

         o in the case of an individual non-U.S. person, the non-U.S. person is not present in the United States for 183 days or more in the taxable year and several other requirements are met.

         If the interest, gain or income on a note held by a non-U.S. person is effectively connected with the conduct of a trade or business in the United States by the non-U.S. person, the beneficial owner of a note, although exempt from the withholding tax previously discussed if a duly executed Form W-8ECI is furnished, generally will be subject to U.S. federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the non-U.S. person is a foreign corporation, it may be subject to a branch profits tax under the tax code equal to 30% of its "effectively connected earnings and profits" for the taxable year, as adjusted for specified items, unless it qualified for a lower rate under an applicable tax treaty.

         You and your income tax return preparer should be aware that, under applicable Treasury regulations, one who provides advice on specific issues of law is not considered an income tax return preparer unless the advice is given on events that have occurred when the advice is rendered and not on the consequences of contemplated actions, and the advice is directly relevant to the determination of an entry on a tax return. Accordingly, you should consult your tax advisors and tax return preparers regarding the preparation of any item on your tax returns, even where we have discussed the anticipated tax treatment. In fact, you should consult your tax advisors as to all tax consequences of the purchase, ownership or disposition of the notes, including under federal income tax laws and regulations and the laws and regulations of any state, foreign country or other tax jurisdiction.


                           STATE TAX CONSEQUENCES

         Set forth below is a summary of some of the state income tax consequences of the purchase, ownership and disposition of the notes. Because of the variation in each state's income tax laws, it is impossible to predict tax consequences to noteholders in all states. Noteholders are urged to consult their tax advisors with respect to state tax consequences arising out of the purchase, ownership and disposition of the notes.

         The issuer has been organized as a Delaware business trust, and MART II and the servicer are headquartered in the State of California. In the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, assuming that the notes are treated as debt for federal income tax purposes:

         o the notes will be treated as debt for Delaware and California income and franchise tax purposes;

         o the issuer will not be subject to Delaware or California income or franchise taxes at the entity level; and

         o noteholders not otherwise subject to taxation in California or Delaware, respectively, would not become subject to taxation in California or Delaware, respectively, solely because of a noteholder's ownership of a note.

         The federal and state tax summaries reproduced above are included for general information only and may not be applicable depending upon a noteholder's particular tax situation. Prospective purchasers should consult their tax advisors with respect to the tax consequences to them of acquiring, holding and disposing of notes, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.


                            ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, as amended, and Section 4975 of the tax code impose restrictions on:

         o    employee benefit plans (as defined in Section 3(3) of ERISA);

         o plans described in Section 4975(e)(1) of the tax code, including individual retirement accounts and some Keogh Plans;

         o any entities whose underlying assets include plan assets by reason of a plan's investment in those entities; and

         o persons who have specified relationships tone of the benefit plans described in the preceding clauses, who are called "Parties-in-Interest" under ERISA and "Disqualified Persons" under the tax code.

         In addition, the general account of an insurance company may be deemed to include assets of employee benefit plans investing in its general account and the insurance company might be treated as a Party-in-Interest with respect to an employee benefit plan by virtue of that type of investment. ERISA also imposes duties on persons who are fiduciaries of employee benefit plans subject to ERISA.

         ERISA and the tax code prohibit some transactions between an employee benefit plan and Parties-in-Interest or Disqualified Persons with respect to that employee benefit plan. A violation of these prohibited transaction rules may give rise to an excise tax under the tax code or a civil penalty under ERISA on all parties to the transaction, other than the employee benefit plan but including the person who caused the employee benefit plan to engage in the transaction, and may give rise to the obligation to correct the prohibited transaction, unless a statutory, regulatory or administrative exemption is available.

Special ERISA Considerations For Employee Benefit Plans

         If assets of the issuer were deemed to be assets of an employee benefit plan for purposes of ERISA or the tax code, some transactions involving the issuer might be deemed to constitute prohibited transactions. Under a regulation issued by the United States Department of Labor relating to assets of employee benefit plans, the assets of the issuer would be treated as plan assets of an employee benefit plan that invested in the issuer for purposes of ERISA and the tax code if the employee benefit plan acquired an "Equity Interest" in the issuer and none of the exceptions contained in the regulation were applicable.

         Under this regulation, a security is treated as an Equity Interest unless it is treated as a debt security under applicable local law and it has no substantial equity features. Although there is very little direct guidance from the Department of Labor on this point, because the notes (1) are expected to be treated as indebtedness under local law and will, in the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, be treated as debt, rather than equity, for federal tax purposes (see "Federal Income Tax Consequences"), and (2) should not be deemed to have any "substantial equity features," the notes should not be treated as an Equity Interest for purposes of the plan assets regulation. This conclusion is based, in part, upon the traditional debt features of the notes, including the reasonable expectation of purchasers of the notes that the notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features.

         Whether or not the notes are treated as an Equity Interest, if an employee benefit plan acquires the notes, a prohibited transaction could arise if the issuer, an owner of 50% or more of the equity of the issuer, the trustee of the issuer, the indenture trustee, any holder of the certificates or any of their respective affiliates is or becomes a Party in Interest or a Disqualified Person with respect to that employee benefit plan. These prohibited transactions may, however, be eligible for an exemption from the excise tax and penalties that would otherwise be applicable under ERISA and the tax code. The availability of one or more of these exemptions will generally depend on the type of employee benefit plan fiduciary making the decision to acquire a note. Included among these exemptions are:

         o Prohibited Transaction Class Exemption 90-1, regarding investments by insurance company pooled separate accounts;

         o Prohibited Transaction Class Exemption 91-38, regarding investments by bank collective investment funds;

         o Prohibited Transaction Class Exemption 84-14, regarding transactions effected by "qualified professional asset managers";

         o Prohibited Transaction Class Exemption 95-60, regarding investments by insurance company general accounts; and

         o Prohibited Transaction Class Exemption 96-23, regarding investments effected by "in-house asset managers."

         If any trustee, the seller, the servicer, the underwriter, or any of their respective affiliates (i) has investment or administrative discretion with respect to the assets of a benefit plan, (ii) has authority or responsibility to give, or regularly gives, investment advice with respect to such benefit plan's assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to the benefit plan's assets and will be based on the particular investment needs of the benefit plan, or (iii) is an employer maintaining or contributing to the benefit plan, then a purchase of the notes by that benefit plan may represent a conflict of interest or act of self-dealing by that fiduciary. Consequently, any such party that is also a fiduciary considering an investment in the notes should consult with counsel.

         A violation of the prohibited transaction rules may result in the imposition of an excise tax and other penalties under ERISA and the tax code unless one or more statutory, regulatory or administrative exemptions is available. Each benefit plan and each government plan subject to a federal, state or local law substantially similar to ERISA, by its acceptance of a note, will be deemed to represent that an exemption applies to its acquisition, holding and disposition of the note. In this regard, the certificates of the issuer will initially be acquired by the seller, and no transferee of the certificates, other than an affiliate of the seller, will be permitted to acquire more than 49.9% of the certificates.

Special ERISA Considerations Applicable To Insurance Company General Accounts

         Investors should note that special rules are applicable to the assets of insurance company general accounts under ERISA and Section 4975 of the tax code. The Department of Labor published final regulations effective January 5, 2000 with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. As a result of these regulations, assets of an insurance company general account will not be treated as "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998 and the insurer satisfies various conditions. The plan asset status of insurance company separate accounts is unaffected by these new rules and separate account assets continue to be treated as the assets of any plan invested in the separate account. Insurance companies should consult with their counsel regarding the potential impact of these new rules on their purchase of notes. The regulations do not adversely affect the applicability of Prohibited Transaction Class Exemption 95-60 to purchases of notes.

General Investment Considerations For Employee Benefit Plans

         Prior to making an investment in the notes, prospective benefit plan investors should consult with their legal advisors concerning the impact of ERISA and the tax code and the potential consequences of that investment with respect to their specific circumstances. In this regard, each employee benefit plan fiduciary should take into account, among other considerations:

         o whether the fiduciary has the authority to make the investment;

         o the composition of the benefit plan's portfolio with respect to diversification by type of asset;

         o    the benefit plan's funding objectives;

         o    the tax effects of the investment; and

         o whether under the general fiduciary standards of investment prudence and diversification an investment in the notes is appropriate for the benefit plan, taking into account the overall investment policy of the benefit plan and the composition of the benefit plan's investment portfolio.


                                UNDERWRITING

         Under the terms and conditions set forth in the underwriting agreement for the notes, MART II has agreed to sell to each of the underwriters named below, and each of the underwriters, for whom is acting as representative, has severally agreed to purchase from MART II, the principal amount of the notes set forth opposite its name below:

                                                          Principal      Principal      Principal       Principal
                                                          Amount of      Amount of      Amount of       Amount of
                                                         Class A-1       Class A-2      Class A-3       Class A-4
Underwriters of the Class A Notes                           Notes          Notes          Notes           Notes
------------------------------------------------------   -----------    -----------    -----------     ------------


                                                         -----------    -----------    -----------     ------------
Total............................................        ===========    ===========    ===========     ============


         In addition, under the terms and conditions of the underwriting
agreement, MART II has agreed to sell to            and            has agreed
to purchase from MART II, the entire $           principal amount of the Class
B notes and the entire $           principal amount of the Class C Notes.

         In the underwriting agreement, the several underwriters have agreed, in accordance with the terms and conditions set forth in the underwriting agreement, to purchase all the notes offered hereby. In the event of a default under the underwriting agreement by any underwriter, the underwriting agreement provides that, in some circumstances, purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

         The underwriting discounts and commissions of the underwriters, the selling concessions that the underwriters may allow to some dealers and the discounts that some dealers may reallow to some other dealers, each expressed as a percentage of the principal amount of the Class A-1 notes, the Class A-2 notes, the Class A-3 notes, the Class A-4 notes, the Class B notes and the Class C notes, will be as follows:

                                                         Underwriting        Net
                                                           Discounts       Proceeds
                                                              and           to the        Selling
                                                          Commissions       Seller      Concessions     Reallowance
                                                         ------------     ---------     -----------    -------------
Class A-1 notes..................................
Class A-2 notes..................................
Class A-3 notes..................................
Class A-4 notes..................................
Class B notes....................................
Class C notes....................................        ------------     ---------     -----------    -------------
Total for all of the notes.......................
                                                         ============     =========     ===========    =============

         The transaction expenses payable by MART II are estimated to
be $          .

         The representative of the underwriters has informed MART II that it does not expect discretionary sales by the underwriters to exceed 5% of the principal amount of the notes being offered hereby.

         The underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M of the Securities Exchange Act of 1934, as amended. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by that syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Those stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of those transactions.

         The indenture trustee may, from time to time, invest the funds in the accounts of the issuer in investments permitted by the sale and servicing agreement acquired from the underwriters.

         In the ordinary course of business, the underwriters and their affiliates have engaged and may engage in investment banking and commercial banking transactions with MMCA and its affiliates.

         MMCA and MART II have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make.

         Upon receipt of a request by an investor who has received an electronic prospectus from an underwriter or a request by the investor's representative within the period during which there is an obligation to deliver a prospectus, MART II or the underwriters will promptly deliver, or cause to be delivered, without charge, a paper copy of the prospectus.


                               LEGAL OPINIONS

         The validity of the notes and federal income tax matters will be passed upon for MART II by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Sidley Austin Brown & Wood LLP, San Francisco, California, will act as counsel to the underwriters.


                           REPORTS TO NOTEHOLDERS

         Unless and until definitive notes are issued under the limited circumstances described under "Terms of the Notes-Issuance of Definitive Notes upon the Occurrence of Various Circumstances," all notices, reports and statements to noteholders, including any monthly and annual reports concerning the issuer and the receivables, will be prepared by the servicer and sent on behalf of the issuer only to DTC or Cede & Co. as nominee of DTC and registered holder of the notes. Those notices, reports and statements will not contain audited financial statements for the issuer. The servicer also does not intend to send any financial reports of the servicer or MART II to noteholders. See "Terms of the Notes-Principal Amount and Interest Rates," "-Book Entry Registration" and "-Issuance of Definitive Notes upon the Occurrence of Various Circumstances."


                    WHERE YOU CAN FIND MORE INFORMATION

         MART II, as originator of the issuer, filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 relating to the notes. This prospectus is part of the registration statement, but the registration statement includes additional information, including forms of some of the agreements discussed in this prospectus.

         The servicer, on behalf of MART II in its capacity as originator of the issuer, will file or cause to be filed with the Securities and Exchange Commission periodic reports for the issuer as may be required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission.

         You may read and copy any notices, reports, statements or other information the servicer files or causes to be filed at the Securities and Exchange Commission's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the Securities and Exchange Commission. Please call the Securities and Exchange Commission at (800) SEC-0330 for further information on the operation of the public reference rooms. Our filings with the Securities and Exchange Commission are also available to the public without charge on the Securities and Exchange Commission's Internet site (http://www.sec.gov), which contains reports, proxy and information statements, and other information regarding issuers that file publicly with the Securities and Exchange Commission.




                                  GLOSSARY

         ABS means the Absolute Prepayment Model.

         Accrued Note Interest means, for any payment date and each class of notes, the sum of the Monthly Accrued Note Interest and the Interest Carryover Shortfall for the class for that payment date.

         Actuarial Receivables means receivables which provide for amortization of the loan over a series of fixed level monthly installments. Actuarial Receivables which are also Balloon Payment Receivables amortize the receivable to the balloon payment. Each monthly installment, including the monthly installment representing the balloon payment, consists of an amount of interest equal to one-twelfth of the annual percentage rate of the loan multiplied by the scheduled principal balance of the receivable, and an amount of principal equal to the remainder of the monthly installment.

         Adjusted Cutoff Date Pool Balance means (1) the total Adjusted Principal Balance of the receivables as of the initial Cutoff Date plus (2) the total Adjusted Principal Balance of all receivables transferred to the issuer after the closing date during the Pre-Funding Period, calculated as of their respective Cutoff Dates.

         Adjusted Principal Balance means, for any receivable and on any date, the principal balance of that receivable, minus the Yield Supplement Overcollateralization Amount for that receivable, as of that date.

         Available Funds means, for any payment date:

         (1) an amount equal to the sum of the following amounts for the preceding calendar month:

         o all collections on the receivables, including amounts withdrawn from the payahead account;

         o the proceeds of sale of any vehicle sold by the issuer upon termination of a Balloon Payment Receivable with a Return Option;

         o all proceeds of the liquidation of receivables which became defaulted receivables during the preceding calendar month, net of expenses incurred by the servicer in connection with the liquidation and any amounts required by law to be remitted to the obligor on any defaulted receivable;

         o any recoveries in respect of contracts that became defaulted in prior calendar months;

         o    all extension and deferral fees paid as to the contracts;

         o the purchase amount of each receivable purchased from the issuer during or before the preceding calendar month, net of applicable expenses;

         o    all advances made by the servicer;

         o    the Yield Supplement Amount for that payment date;

         o    the Negative Carry Amount for that payment date;

         o partial prepayments of any refunded item included in the principal balance of a contract, like extended warranty protection plan costs, or physical damage, credit life, disability insurance premiums, or any partial prepayment which causes a reduction in the obligor's periodic payment to an amount below the scheduled payment as of the Cutoff Date;

         o the net earnings on funds on deposit in the pre-funding account to the extent deposited to the collection account on that payment date by the indenture trustee; and

         o with respect to the payment date on or immediately following the last day of the Pre-Funding Period, any funds remaining in the pre-funding account, calculated after giving effect to the purchase of all receivables purchased by the issuer during the Pre-Funding Period;

         minus

         (2) the sum of the amount of the funds described in clause (1) above that are used in the related calendar month to reimburse servicer advances that are due and payable on that payment date.

         Balloon Payment means, as to a Balloon Payment Receivable, the final payment which is due at the end of the term of the receivable.

         Balloon Payment Receivable means any receivable that provides for equal monthly installments and one substantially larger final balloon payment.

         Class A Percentage means approximately %. The Class A Percentage is calculated as the percentage equivalent of a fraction the numerator of which is the sum of the principal amount, on the date of issuance of the notes, of each of the Class A-2 notes, the Class A-3 notes and the Class A-4 notes, and the denominator of which is the sum of the principal amount, on the date of issuance of the notes, of each of the Class A-2 notes, the Class A-3 notes, the Class A-4 notes, the Class B notes and the Class C notes; provided, however, that in the event that after the Class A-1 notes have been paid in full, the amount on deposit in the reserve account on any payment date falls to less than % of the Adjusted Cutoff Date Pool Balance and that amount is less than the Specified Reserve Balance for that payment date, the Class A Percentage will be 100% until the Class A notes have been paid in full.

         Class B Percentage means approximately %. The Class B Percentage is calculated as the percentage equivalent of a fraction the numerator of which is the principal amount, on the date of issuance of the notes, of the Class B notes, and the denominator of which is the sum of the principal amount, on the date of issuance of the notes, of each of the Class A-2 notes, the Class A-3 notes, the Class A-4 notes, the Class B notes and the Class C notes; provided, however, that in the event that after the Class A-1 notes have been paid in full, the amount on deposit in the reserve account on any payment date falls to less than % of the Adjusted Cutoff Date Pool Balance and that amount is less than the Specified Reserve Balance for that payment date, the Class B Percentage will be (1) 0% until the Class A notes have been paid in full and (2) 100% after the Class A notes have been paid in full.

         Class C Percentage means approximately %. The Class C Percentage is calculated as the percentage equivalent of a fraction the numerator of which is the principal amount, on the date of issuance of the notes, of the Class C notes, and the denominator of which is the sum of the principal amount, on the date of issuance of the notes, of each of the Class A-2 notes, the Class A-3 notes, the Class A-4 notes, the Class B notes and the Class C notes; provided, however, that in the event that after the Class A-1 notes have been paid in full, the amount on deposit in the reserve account on any payment date falls to less than % of the Adjusted Cutoff Date Pool Balance and that amount is less than the Specified Reserve Balance for that payment date, the Class C Percentage will be (1) 0% until the Class B notes have been paid in full and (2) 100% after the Class B notes have been paid in full.

         Cutoff Date means the date after which the issuer will be entitled to collections on the receivables, which will be (1) , 2002, in the case of the receivables transferred to the issuer on the closing date, and (2) a date on or before the date of transfer of the receivables to the issuer, in the case of receivables transferred to the issuer after the closing date during the Pre-Funding Period.

         Deferred First Payment means the first scheduled payment on a receivable is not due until a date more than 50 days but less than 450 days from the date of the contract. A receivable ceases to be treated as having a deferred first payment beginning on the last day of the calendar month preceding the calendar month in which the first scheduled payment is due.

         GAAP means generally accepted accounting principles.

         Initial Pool Balance means the sum of the total principal balance of the receivables as of the initial Cutoff Date.

         Interest Carryover Shortfall means, on any payment date and any class of notes, the excess of the sum of the Monthly Accrued Note Interest for the preceding payment date and any outstanding interest from the close of business on the preceding payment date, over the amount in respect of interest that is actually deposited in the note payment account on the preceding payment date as to that class, plus interest on the excess, to the extent permitted by law, at the applicable note interest rate for the related interest period.

         MART II means MMCA Auto Receivables Trust II.

         Maximum Negative Carry Amount means, as of any date of determination, the product of (a) the product of (1) the weighted average interest rate on the notes as of that date, multiplied by (2) the Note Percentage as of that date, minus (3) 1.25%, multiplied by (b) the product of (x) the Pre-Funding Account Amount on that date after giving effect to any withdrawals from the pre-funding account on that date and (y) the percentage equivalent of a fraction, the numerator of which is the actual number of days until the last day of the Pre-Funding Period, and the denominator of which is 360.

         Mitsubishi Motors means Mitsubishi Motors Corporation and its affiliates.

         MMCA means Mitsubishi Motors Credit of America, Inc.

         MMSA means Mitsubishi Motor Sales of America, Inc.

         Monthly Accrued Note Interest means, for any payment date and (a) any class of notes, interest accrued for the related interest period at the applicable interest rate for that class on the total principal balance of the notes of that class as of the immediately preceding payment date, after giving effect to all payments of principal to noteholders on or before that preceding payment date, or, in the case of the first payment date, the initial principal amount of the notes; and (b) all classes of the notes, collectively, the sum of the Monthly Accrued Note Interest for each class.

         Negative Carry Amount will be calculated by the servicer for any payment date as the difference (if positive) between (1) the product of (a) the Monthly Accrued Note Interest for that payment date, multiplied by (b) the Pre-Funded Percentage as of the immediately preceding payment date or, in the case of the first payment date, the closing date, minus (2) the net investment earnings on the amount on deposit in the pre-funding account for the related collection period (after giving effect to any deposits to and withdrawals from the pre-funding account on or prior to such payment date).

         Note Percentage means, as of any payment date, the percentage equivalent of a fraction, the numerator of which is the total principal amount of the notes as of that payment date, and the denominator of which is an amount equal to the sum of the total principal amount of the notes as of that payment date and the total principal amount of the certificates as of that payment date, in each case after giving effect to any payment of principal on that payment date.

         Pre-Funded Percentage shall mean, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is the amount on deposit in the pre-funding account on that date (after giving effect to any deposits to and withdrawals from the pre-funding account on or prior to such date of determination) as of such date of determination, and the denominator of which is the sum of (x) the Adjusted Cutoff Date Pool Balance and (y) the amount on deposit in the pre-funding account on that date (after giving effect to any deposits to and withdrawals from the pre-funding account on or prior to such date of determination).

         Pre-Funding Account Amount means, as of any date, the amount on deposit in the pre-funding account on that date, exclusive of any interest and other income (net of losses and expenses) on amounts on deposit in the account.

         Pre-Funding Period means a period beginning on the closing date and ending on the earliest of (1) the last day of the collection period on which the Pre-Funding Account Amount (after giving effect to any transfers in connection with the transfer of receivables to the issuer after the closing date and on or before such date) is less than $100,000, (2) the date on which an event of default or an event of servicing termination occurs, (3) the date on which an insolvency event occurs with respect to the seller or the servicer and (4) the close of business on .

         Principal Distribution Amount means, for any payment date, the sum of:

         o the total Adjusted Principal Balance of the receivables as of the first day of the preceding month; plus

         o the Pre-Funding Account Amount as of the first day of the preceding month; plus

         o    the Principal Shortfall Amount; minus

         o the total Adjusted Principal Balance of the receivables as of the last day of the preceding month; minus

         o the Pre-Funding Account Amount as of the last day of the preceding month.

         Principal Shortfall Amount means, on any payment date, the excess of the Principal Distribution Amount for the preceding payment date over the amount in respect of the Principal Distribution Amount that is actually deposited in the note payment account on the preceding payment date.

         Required Negative Carry Account Balance means, as of any payment date, an amount equal to the lesser of (1) the initial deposit into the negative carry account minus all previous withdrawals of the Negative Carry Amount from the negative carry account, including any withdrawals of the Negative Carry Amount from that account on that payment date, and (2) the Maximum Negative Carry Amount as of that payment date.

         Return Option means a receivable which allows the obligor to return the related vehicle to MMCA at the end of the term of the receivable instead of paying or refinancing the balloon payment.

         Simple Interest Receivables means receivables that provide for the amortization of the amount financed under each receivable over a series of fixed monthly installments. Each monthly installment consists of an amount of interest which is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated annual percentage rate and further multiplied by the period elapsed, as a fraction of a calendar year, since the preceding payment of interest was made, and an amount of principal equal to the remainder of the monthly installment.

         Specified Reserve Balance means, for any payment date, an amount equal to the lesser of:

         (1) the sum of (x) % of the Adjusted Principal Balance of the initial receivables transferred to the issuer on the closing date, calculated as of the initial Cutoff Date, and (y) % of the Adjusted Principal Balances of subsequent receivables transferred to the issuer after that date, calculated as of the related Cutoff Dates; and

         (2) the outstanding principal amount of the notes on that payment date, after giving effect to any principal payment made on that payment date.

         Total Available Funds for a payment date is an amount equal to the Available Funds for that payment date plus the amounts, if any, deposited by the indenture trustee to the collection account from the reserve account on that payment date.

         Total Required Payment means, for any payment date, the sum of:

         (1)      the total due and unpaid servicing fee;

         (2)      the Accrued Note Interest; and

         (3)      the Principal Distribution Amount on that payment date.

         Total Yield Supplement Overcollateralization Amount means, for any payment date, the sum of the Yield Supplement Overcollateralization Amounts with respect to all receivables, other than defaulted receivables or receivables purchased by the servicer or repurchased by MART II.

         Turbo Payment means, for any payment date, an additional payment of principal of the notes in an amount equal to the Total Available Funds remaining after any required deposits to the reserve account have been made on that payment date.

         Yield Supplement Amount for any payment date, will be determined by aggregating for all of the receivables with a deferred first payment, other than (1) a defaulted receivable or a receivable purchased by the servicer or repurchased by MART II or (2) any receivable sold by the indenture trustee following an event of default under the indenture for calendar months after the calendar month in which the receivable is sold by the indenture trustee, the amount equal to the product of (x) one-twelfth multiplied by (y) the Adjusted Principal Balance of that receivable on the first day of the preceding calendar month and multiplied by (z) the weighted average interest rate on the notes and the certificates on the closing date plus 0.25%.

         Yield Supplement Overcollateralization Amount means, for any payment date and any receivable other than a defaulted receivable or a receivable purchased by the servicer or repurchased by MART II, the excess, if any, of:

         o the present value of the remaining scheduled payments due on the receivable discounted at a rate equal to the annual percentage rate provided in the contract; over

         o the present value of the remaining scheduled payments due on the receivable discounted at a rate equal to the greater of
              the annual percentage rate provided in the contract and     %.














PROSPECTUS


                                     $

                        MMCA Auto Owner Trust 2002-4

                      $ % Class A-1 Asset Backed Notes
                      $ % Class A-2 Asset Backed Notes
                      $ % Class A-3 Asset Backed Notes
                      $ % Class A-4 Asset Backed Notes
                       $ % Class B Asset Backed Notes
                       $ % Class C Asset Backed Notes

                       MMCA Auto Receivables Trust II
                                   Seller


                             [Graphic Omitted]
                                  Servicer

    Lead Manager For The Class A Notes, Class B Notes And Class C Notes



                     Co-Managers For The Class A Notes




         You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information.

         We are not offering the notes in any state where the offer of the notes is not permitted.

         We do not claim the accuracy of the information in this prospectus as of any date other than the date stated on the cover of this prospectus.

         Dealers will deliver a prospectus when acting as underwriters of the notes and for their unsold allotments or subscriptions. In addition, all dealers that effect transactions in the notes, whether or not participating in the offering of the notes, will be required to deliver a prospectus until .




                                  PART II
                   INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. Other Expenses of Issuance and Distribution

         Registration Fee......................................          $*
         Printing and Engraving................................          $*
         Trustee's Fee.........................................          $*
         Legal Fees and Expenses...............................          $*
         Blue Sky Fees and Expenses............................          $*
         Rating Agency Fees....................................          $*
         Miscellaneous Fees and Expenses.......................          $*
                                                                  ------------
                                                                  ------------
         Total Expenses........................................       $*
                                                                  ============

* to be provided by amendment

ITEM 14. Indemnification of Trustees and Beneficial Owners

         Section 3817 of the Delaware Code provides as follows:

         (a) Subject to such standards and restrictions, if any, as are set forth in the governing instrument of a business trust, a business trust shall have the power to indemnify and hold harmless any trustee or beneficial owner or other person from and against any and all claims and demands whatsoever.

         (b) The absence of a provision for indemnity in the governing instrument of a business trust shall not be construed to deprive any trustee or beneficial owner or other person of any right to indemnity which is otherwise available to such person under the laws of this State.

         Clause (b) of Section 5.7 of the Amended and Restated Trust Agreement, dated as of July 29, 2002, between Mitsubishi Motors Credit of America, Inc. and Chase Manhattan Bank USA, National Association provides as follows:

         (b) Subject to the terms of this Agreement, the Beneficial Owner shall hold harmless the Trustee, its officers, directors, employees, shareholders and agents (collectively the "Indemnified Persons" or individually an "Indemnified Person"), against any and all losses, liabilities, claims, actions, suits, costs, damages, expenses and liabilities, joint or several (including, but not limited to, any investigation, reasonable legal and other expenses (including expenses of investigation) of any kind and nature whatsoever incurred in connection with, and any amount paid in settlement of any action, suit, proceeding or claim) (collectively, "Losses") which such Indemnified Persons may become subject to or liable for by reason of Trustee's acting as trustee under this Agreement. Notwithstanding the foregoing, the Beneficial Owner shall not be liable to any Indemnified Person, and shall not be required to indemnify the Trustee under this Agreement, for any Losses arising out of the negligence, bad faith or willful misconduct of such Indemnified Person or any other Indemnified Person.

Section 3.8 of the Amended and Restated Trust Agreement provides as follows:

         No person shall be personally liable to MMCA Auto Receivables Trust II or the Beneficial Owner for any breach of its duties as a Manager; provided, however, that the foregoing shall not eliminate or limit the liability of a Manager for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law.

Section 3.10 of the Amended and Restated Trust Agreement provides as follows:

         No Authorized Officer shall be personally liable to MMCA Auto Receivables Trust II or the Beneficial Owner for any breach of its duties as an Authorized Officer; provided, however, that the foregoing shall not eliminate or limit the liability of an Authorized Officer of MMCA Auto Receivables Trust II for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law.

         "Agreement" means the Amended and Restated Trust Agreement, dated as of July 29, 2002, between Mitsubishi Motors Credit of America, Inc. and Chase Manhattan Bank USA, National Association.

         "Authorized Officer" means officers appointed by the Board of Managers or Chief Executive Receivables Trust as may be appropriate for the conduct of the trust's business, subject to the supervision and control of the Board of Managers and Chief Executive Officer.

         "Beneficial Owner" means Mitsubishi Motors Credit of America, Inc., in its capacity as the exclusive beneficial owner of MMCA Auto Receivables Trust II and its successors and assigns in such capacity.

         "Manager" means a person appointed by the Beneficial Owner to serve as a member of the Board of Managers of the MMCA Auto Receivables Trust II.

         "MART II Trustee" means Chase Manhattan Bank USA, National Association, as trustee under the Agreement, and its permitted successors and assigns in such capacity.

ITEM 15. Recent Sales of Unregistered Securities

Not applicable.

ITEM 16. Exhibits and Financial Statement Schedules

          (a) Exhibits

    Number          Description
    ------          -----------
    1.1             Form of Underwriting Agreement*
    3.1             Form of Amended and Restated Trust Agreement of MART II between MMCA and the MART II Trustee*
    4.1             Form of Amended and Restated Trust Agreement of the Issuer between MART II and the Trustee of the Issuer*
    4.2             Form of Sale and Servicing Agreement among MART II, the Servicer and the Issuer*
    4.3             Form of Indenture between the Issuer and the Indenture Trustee*
    4.4             Form of Administration Agreement among the Issuer, the Administrator and the Indenture Trustee*
    4.5             Form of Note (contained in Exhibit 4.3)*
    5.1             Opinion of Skadden, Arps, Slate, Meagher & Flom LLP re Legality*
    8.1             Opinion of Skadden, Arps, Slate, Meagher & Flom LLP re Tax Matters*
    10.1            Form of Purchase Agreement between Mitsubishi Motors Credit of America, Inc. and MART II*
    10.2            Form of Yield Supplement Agreement*
    23.1            Consent of Skadden, Arps, Slate, Meagher & Flom LLP (contained in Exhibit 5.1)*
    23.2            Consent of Skadden, Arps, Slate, Meagher & Flom LLP (contained in Exhibit 8.1)*
    24              Powers of Attorney (included on signature page)
    24.1            Board Resolutions of MART II*
    25              Form T-1 of Indenture Trustee*

* To be filed by amendment.

         (b) Financial Statement Schedules

         Not applicable.

ITEM 17. Undertakings

The undersigned Registrant hereby undertakes as follows:

         (a) To provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

         (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (c) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933, as amended, shall be deemed to be part of this Registration Statement as of the time it was declared effective.

         (d) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.




                                 SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Cypress, State of California, on August 22, 2002.

                                    MMCA AUTO RECEIVABLES TRUST II

                                    By: /s/ Hideyuki Kitamura
                                        ----------------------------------------

                                         Hideyuki Kitamura
                                         Secretary and Treasurer

                                    MMCA AUTO OWNER TRUST 2002-4

                                    By: MMCA AUTO RECEIVABLES TRUST II,
                                             Depositor and Sole Beneficial Owner

                                    By: /s/ Hideyuki Kitamura
                                        ----------------------------------------

                                         Hideyuki Kitamura
                                         Secretary and Treasurer

         KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Steven E. Grimaldi and Carol J. Moore, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below on the dates indicated by the managers and officers of MMCA Auto Receivables Trust II:


                    Signature                                       Title                           Date

/s/ Dan Booth                                            President and Chief                        August 22, 2002
---------------------------------------------------      Executive Officer
Dan Booth

/s/ Hideyuki Kitamura                                    Secretary, Treasurer,                      August 22, 2002
---------------------------------------------------      Chief Financial Officer and
Hideyuki Kitamura                                        Chief Accounting Officer

/s/ Andrew L. Stidd                                      Manager                                    August 22, 2002
---------------------------------------------------
Andrew L. Stidd

/s/ Akinobu Saito                                        Executive Vice President                   August 22, 2002
---------------------------------------------------
Akinobu Saito

/s/ Charles A. Tredway                                   Executive Vice President                   August 22, 2002
---------------------------------------------------      and General Manager
Charles A. Tredway

/s/ Yasuhiro Hagihara                                    Manager                                    August 22, 2002
---------------------------------------------------
Yasuhiro Hagihara





                             INDEX TO EXHIBITS
                                                                                                  SEQUENTIALLY
        EXHIBIT                                                                                   NUMBERED
        NUMBER        DESCRIPTION                                                                 PAGE
        ------        -----------                                                                 ----

    1.1               Form of Underwriting Agreement*
    3.1               Form of Amended and Restated Trust Agreement of MART II between MMCA and the MART II Trustee*
    4.1               Form of Amended and Restated Trust Agreement of the Issuer between MART
                      II and the Trustee of the Issuer*
    4.2               Form of Sale and Servicing Agreement among MART II, the Servicer and the
                      Issuer*
    4.3               Form of Indenture between the Issuer and the Indenture Trustee*
    4.4               Form of Administration Agreement among the Issuer, the Administrator and the Indenture Trustee*
    4.5               Form of Note (contained in Exhibit 4.3)*
    5.1               Opinion of Skadden, Arps, Slate, Meagher & Flom LLP re Legality*
    8.1               Opinion of Skadden, Arps, Slate, Meagher & Flom LLP re Tax Matters*
    10.1              Form of Purchase Agreement between Mitsubishi Motors Credit of America,
                      Inc. and MART*
    10.2              Form of Yield Supplement Agreement*
    23.1              Consent of Skadden, Arps, Slate, Meagher & Flom LLP (contained in Exhibit
                      5.1)*
    23.2              Consent of Skadden, Arps, Slate, Meagher & Flom LLP (contained in Exhibit
                      8.1)*
    24                Powers of Attorney (included on signature page)
    24.1              Board Resolutions of MART II*
    25                Form T-1 of Indenture Trustee*

* To be filed by amendment